Exhibit 10.18

Execution Version

AMENDMENT NO. 2 TO
LOAN AND SECURITY AGREEMENT
AMENDMENT NO. 2 TO LOAN AND SECURITY AGREEMENT AND PLEDGE AND SECURITY AGREEMENT, dated as of May 28, 2019 (this “Amendment”), is by and among Forbes Energy Services LLC, a Delaware limited liability company (the “Borrower”), the Guarantors listed on the signature pages hereto, the Lenders party hereto, and Wilmington Trust, National Association, as agent for the Secured Parties under the Loan Agreement (as defined below) (the “Agent”).
W I T N E S S E T H :
WHEREAS, the Borrower, the Guarantors (together with the Borrower, the “Loan Parties”), the Lenders and the Agent are parties to financing arrangements pursuant to which the Lenders have made and may make loans and advances and provide other financial accommodations to the Borrower as set forth in the Loan and Security Agreement, dated as of April 13, 2017, by and among the Loan Parties, the Lenders and the Agent (as amended, restated, supplemented or otherwise modified from time to time, including pursuant to this Amendment, the “Loan Agreement”);
WHEREAS, subject to the conditions set forth herein, (i) the Lenders party hereto, constituting the Required Lenders, are willing to consent to the amendments to the Loan Agreement set forth in this Amendment.
NOW, THEREFORE, in consideration of the foregoing and the mutual agreements and covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Definitions. Unless otherwise defined herein, capitalized terms or matters of construction defined or established in the Loan Agreement shall be applied herein as defined or established therein.
2.Amendments to Loan Agreement. The Loan Agreement is hereby amended to delete the struck text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the underlined text (indicated textually in the same manner as the following example: underlined text) as set forth in the Loan Agreement attached hereto as Exhibit A.
3.Representations and Warranties. Each Loan Party represents and warrants to the Agent and the Lenders party hereto as follows:
(a)     this Amendment has been duly executed and delivered by each Loan Party, and is a legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally; and
(b) the execution, delivery and performance of this Amendment and the transactions contemplated hereunder (i) are all within each Loan Party’s limited liability company or corporate powers, as applicable, (ii) have been duly authorized by such Loan Party, (iii) are not in contravention of law or the terms of such Loan Party’s certificate of formation, limited liability company agreement, certificate of incorporation, by-laws or other applicable constituent documents or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound and (iv) will not materially conflict with nor result in any material breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement or instrument to which such Loan Party or its property is a party or by which it may be bound.
4.Acknowledgments by Guarantors. Each Guarantor hereby expressly and specifically ratifies, restates and confirms the terms and conditions of the Guarantee in favor of the Agent and Lenders and its liability for all of the obligations under the Guarantee by such Guarantor, and all other obligations, liabilities, agreements and covenants thereunder. Each Guarantor, by its signature below, hereby acknowledges, confirms and agrees that the Guarantee executed by the Guarantors, guaranteeing the payment and performance of the Borrower as set forth in the Guarantee and all other obligations, liabilities, agreements and covenants thereunder, is in full force and effect as of the Amendment Effective Date.
5.Conditions Precedent. This Amendment shall be effective upon the satisfaction of each of the following conditions precedent on the date hereof (the “Amendment Effective Date”):
(a) Amendment. The Agent shall have received this Amendment duly executed and delivered by an authorized officer of each of the parties hereto;
(b)Expenses. The Agent shall have received all reimbursable expenses of the Agent (including fees, disbursements and expenses of its counsel) invoiced to date in accordance with the Loan Agreement;
(c) Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to the Loan Agreement and any Other Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with the Loan Agreement or any Other Document shall be true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein) on and as of such date as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein) on and as of such earlier date); and
(d) No Default. No Event of Default or Default shall have occurred and be continuing on the Amendment Effective Date, or would exist after giving effect to the transactions described in this Amendment on the Amendment Effective Date.
6.General.
(a)Effect of this Amendment. Except as expressly provided herein, no other consents, waivers, changes or modifications to the Loan Agreement or any other Other Documents (together, the “Loan Documents”) are intended or implied, and in all other respects the Loan Documents are hereby specifically ratified, restated and confirmed by all parties hereto as of the date hereof. To the extent of conflict between the terms of this Amendment and the other Loan Documents, the terms of this Amendment shall control. The Loan Agreement shall be read and construed as one agreement with this Amendment.
(b)Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without regard to conflicts of laws principles.
(c)Binding Effect. This Amendment shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties hereto.
(d)Counterparts, etc. This Amendment may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or email transmission shall be deemed to be an original signature hereto.
(e)Direction. The Lenders party hereto, constituting the Required Lenders, hereby direct the Agent to execute and deliver this Amendment, and, by their execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Amendment.
7.Intercreditor Consent. The Lenders party hereto, constituting the Required Lenders, hereby direct the Agent to execute the Limited Consent to the Intercreditor Agreement, dated as of the date hereof, by and among the Agent, the Revolving Loan Agent and the Borrower and the other obligors party thereto, in the form attached hereto as Exhibit B.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their authorized officers as of the day and year first above written.

BORROWER
FORBES ENERGY SERVICES LLC By:/s/ L. Melvin Cooper_______________ Name: L. Melvin Cooper Title: Senior Vice President, Chief Financial Officer and Assistant Secretary

GUARANTORS
FORBES ENERGY SERVICES LTD.

By:/s/ L. Melvin Cooper_______________
Name: L. Melvin Cooper
Title: Senior Vice President, Chief Financial Officer and Assistant Secretary
C.C. FORBES, LLC

By:/s/ L. Melvin Cooper_______________
Name: L. Melvin Cooper
Title: Senior Vice President, Chief Financial Officer and Assistant Secretary
TX ENERGY SERVICES, LLC

By:/s/ L. Melvin Cooper_______________
Name: L. Melvin Cooper
Title: Senior Vice President, Chief Financial Officer and Assistant Secretary
FORBES ENERGY INTERNATIONAL, LLC

By:/s/ L. Melvin Cooper_______________
Name: L. Melvin Cooper
Title: Senior Vice President, Chief Financial Officer and Assistant Secretary

CRETIC ENERGY SERVICES, LLC

By:/s/ L. Melvin Cooper_______________
Name: L. Melvin Cooper
Title: Senior Vice President, Chief Financial Officer and Assistant Secretary

ADMINISTRATIVE AGENT WILMINGTON TRUST, NATIONAL ASSOCIATION By:/s/ Andrew Lennon___________________ Name: Andrew Lennon Title: Banking Officer
,

LENDERS By: ASCRIBE III INVESTMENTS LLC By:/S/ Lawrence First__________________ Name: Lawrence First Title: Managing Director
LENDERS
SOLACE FORBES HOLDINGS LLC
By: Solace Capital Partners LP

By:/s/ Nafem Arastu______________
Name: Nafem Arastu
Title: Managing Director

Exhibit A
Amended Loan Agreement
[Attached]

Exhibit B
Intercreditor Consent
[Attached]

EXHIBIT A
~~Confidential~~

LOAN AND SECURITY AGREEMENT
dated as of April 13, 2017
as amended November 16, 2018
and May 28, 2019
by and among
FORBES ENERGY SERVICES LLC
 (as Borrower)

and

FORBES ENERGY INTERNATIONAL, LLC,
TX ENERGY SERVICES, LLC,
C.C. FORBES, LLC,
CRETIC ENERGY SERVICES, LLC

and
FORBES ENERGY SERVICES LTD.
(as Guarantors)
and
WILMINGTON TRUST, NATIONAL ASSOCIATION
(as Agent)
and
THE LENDERS FROM TIME TO TIME HERETO
(as Lenders)

TABLE OF CONTENTS
Page
ARTICLE I
DEFINITIONS.    2

Section 1.01	Accounting Terms 2

Section 1.02	General Terms 2

Section 1.03	Uniform Commercial Code Terms 30

Section 1.04	Certain Matters of Construction 30
ARTICLE II
ADVANCES, PAYMENTS.    31

Section 2.01	Term Loans 31

Section 2.02	Procedure for Borrowing 31

Section 2.03	Disbursement of Term Loan Proceeds 32

Section 2.04	Repayment of Term Loans 32

Section 2.05	Statement of Account. 33

Section 2.06	Manner of Borrowing and Payment 33

Section 2.07	Mandatory Prepayments 34

Section 2.08	Use of Proceeds 35

Section 2.09	Defaulting Lender/Impacted Lender 36

Section 2.10	Interrelated Businesses 37

Section 2.11	Increase in Term Loans 38
ARTICLE III
INTEREST AND FEES.    39

Section 3.01	Interest 39

Section 3.02	Loan Fees 40

Section 3.03	Computation of Interest and Fees 40

Section 3.04	Maximum Charges 40

Section 3.05	Increased Costs 40

Section 3.06	Capital Adequacy 41

Section 3.07	Withholding Taxes 42
ARTICLE IV
GRANT OF SECURITY INTEREST; COLLATERAL COVENANTS.    42

Section 4.01	Security Interest in the Collateral 42

Section 4.02	Perfection of Security Interest 42

Section 4.03	Preservation of Collateral 44

Section 4.04	Ownership and Location of Collateral 44

Section 4.05	Defense of Agent’s and Lenders’ Interests 45

Section 4.06	Books and Records 45

Section 4.07	Financial Disclosure 45

Section 4.08	Compliance with Laws 46

Section 4.09	Inspection of Premises/Appraisals 46

Section 4.10	Insurance 46

Section 4.11	Failure to Pay Insurance 47

Section 4.12	Payment of Taxes 47

Section 4.13	Payment of Leasehold Obligations 47

Section 4.14	Accounts and other Receivables 48

Section 4.15	Maintenance of Equipment 49

Section 4.16	Exculpation of Liability 49

Section 4.17	Environmental Matters 49

Section 4.18	Financing Statements 51

Section 4.19	Real Property 51

Section 4.20	Questionnaire 52

Section 4.21	Post-Closing Covenant. 53
ARTICLE V
REPRESENTATIONS AND WARRANTIES.    53

Section 5.01	Authority, Etc 53

Section 5.02	Formation and Qualification 54

Section 5.03	Survival of Representations and Warranties 54

Section 5.04	Tax Returns 54

Section 5.05	Financial Statements 54

Section 5.06	Corporate Name 55

Section 5.07	O.S.H.A. and Environmental Compliance 55

Section 5.08	Solvency; No Litigation, Violation of Law; No ERISA Issues 56

Section 5.09	Patents, Trademarks, Copyrights and Licenses 57

Section 5.10	Licenses and Permits 58

Section 5.11	No Contractual Default 58

Section 5.12	No Burdensome Restrictions/No Liens 58

Section 5.13	No Labor Disputes 58

Section 5.14	Margin Regulations 58

Section 5.15	Investment Company Act 58

Section 5.16	Disclosure 59

Section 5.17	Real Property 59

Section 5.18	Hedging Agreements 59

Section 5.19	Conflicting Agreements 59

Section 5.20	Business and Property of Loan Parties; Inactive Subsidiaries 59

Section 5.21	Material Contracts 59

Section 5.22	Capital Structure 60

Section 5.23	Bank Accounts, Security Accounts, Etc 61

Section 5.24	OFAC 61
ARTICLE VI
AFFIRMATIVE COVENANTS.    61

Section 6.01	Payment of Fees 61

Section 6.02	Conduct of Business; Compliance with Laws and Maintenance of Existence and Assets 61

Section 6.03	Violations 62

Section 6.04	Execution of Supplemental Instruments; Further Assurances 62

Section 6.05	Payment of Indebtedness 62

Section 6.06	Standards of Financial Statements 62

Section 6.07	Rights Offering 63

ARTICLE VII
NEGATIVE COVENANTS.    63

Section 7.01	Merger, Consolidation, Acquisition and Sale of Assets 63

Section 7.02	Creation of Liens 65

Section 7.03	Guarantees 65

Section 7.04	Investments. 65

Section 7.05	Loans 67

Section 7.06	Dividends and Distributions 67

Section 7.07	Indebtedness 68

Section 7.08	Nature of Business ~~70~~69

Section 7.09	Transactions with Affiliates 70

Section 7.10	Leases 70

Section 7.11	Subsidiaries 71

Section 7.12	Fiscal Year and Accounting Changes 71

Section 7.13	Pledge of Credit 71

Section 7.14	Amendment of Organizational Documents. 71

Section 7.15	Compliance with ERISA 72

Section 7.16	Prepayment, Etc. of Money Borrowed 72

Section 7.17	State of Organization/Names/Locations 72

Section 7.18	Foreign Assets Control Regulations, Etc 73
ARTICLE VIII
CONDITIONS PRECEDENT.    73

Section 8.01	Conditions to Borrowing 73
ARTICLE IX
INFORMATION AS TO LOAN PARTIES.    76

Section 9.01	Disclosure of Material Matters Pertaining to Collateral 76

Section 9.02	Collateral and Related Reports 76

Section 9.03	Environmental Reports 7~~7~~6

Section 9.04	Litigation 77

Section 9.05	Material Occurrences 77

Section 9.06	Annual Financial Statements 77

Section 9.07	Quarterly Financial Statements. 78

Section 9.08	Monthly Financial Statements 7~~9~~8

Section 9.09	Notices re Equityholders 79

Section 9.10	Additional Information 79

Section 9.11	Projections 79

Section 9.12	Notice of Governmental Body Items ~~80~~79

Section 9.13	ERISA Notices and Requests 80

Section 9.14	Notice of Change in Management, Etc 8~~1~~0

Section 9.15	Additional Documents 81
ARTICLE X
EVENTS OF DEFAULT.    81

Section 10.01	Payments 81

Section 10.02	Covenants 81

Section 10.03	Representations and Warranties 8~~2~~1

Section 10.04	Liens 82

Section 10.05	Judgments 82

Section 10.06	Bankruptcy; Insolvency 82

Section 10.07	Collateral 82

Section 10.08	Other Agreements 82

Section 10.09	Change of Control 8~~3~~2

Section 10.10	Agreement and Other Documents 83

Section 10.11	Criminal Proceedings 83

Section 10.12	Collateral Matters 83

Section 10.13	Orders 83

Section 10.14	ERISA 83
ARTICLE XI
LENDERS’ RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT.    8~~4~~3

Section 11.01	Rights and Remedies 8~~4~~3

Section 11.02	Waterfall 84

Section 11.03	Agent’s Discretion 85

Section 11.04	Setoff 85

Section 11.05	Rights and Remedies not Exclusive 85

Section 11.06	Commercial Reasonableness 8~~6~~5
ARTICLE XII
WAIVERS AND JUDICIAL PROCEEDINGS.    86

Section 12.01	Waiver of Notice 86

Section 12.02	Delay 86

Section 12.03	Jury Waiver 8~~7~~6

Section 12.04	Waiver of Counterclaims 87
ARTICLE XIII
EFFECTIVE DATE AND TERMINATION.    87

Section 13.01	Term. 87

Section 13.02	Termination. 87
ARTICLE XIV
REGARDING AGENT.    88

Section 14.01	Appointment 88

Section 14.02	Nature of Duties 88

Section 14.03	Lack of Reliance on Agent and Resignation 8~~9~~8

Section 14.04	Certain Rights of Agent 89

Section 14.05	Reliance 89

Section 14.06	Notice of Default 90

Section 14.07	Indemnification 90

Section 14.08	Agent in its Individual Capacity 90

Section 14.09	Actions in Concert 90

Section 14.10	Intercreditor Agreements/Subordination Agreements 91

Section 14.11	Agent Determinations 91
ARTICLE XV
GUARANTEE.    91

Section 15.01	Guarantee; Contribution Rights 91

Section 15.02	Waivers 9~~2~~1

Section 15.03	No Defense 92

Section 15.04	Guarantee of Payment 92

Section 15.05	Liabilities Absolute 92

Section 15.06	Waiver of Notice 93

Section 15.07	Agent’s Discretion 93

Section 15.08	Reinstatement 9~~4~~3

Section 15.09	No Marshalling, Etc 94

Section 15.10	Action Upon Event of Default 95

Section 15.11	Statute of Limitations 95

Section 15.12	Interest 95

Section 15.13	Guarantor’s Investigation 9~~6~~5

Section 15.14	Termination 96

Section 15.15	Extension of Guarantee 96

Section 15.16	Applicability to Borrower 96

Section 15.17	Limitations Regarding ECP Guarantors. 96
ARTICLE XVI
MISCELLANEOUS.    97

Section 16.01	Governing Law; Consent to Jurisdiction; Etc 97

Section 16.02	Entire Understanding; Amendments; Lender Replacements; Overadvances 97

Section 16.03	Successors and Assigns; Participations; New Lenders; Taxes; Syndication 99

Section 16.04	Application of Payments 10~~3~~2

Section 16.05	Indemnity/Currency Indemnity 103

Section 16.06	Notice 10~~4~~3

Section 16.07	Survival 105

Section 16.08	Postponement of Subrogation, Etc. Rights 105

Section 16.09	Severability 105

Section 16.10	Expenses 105

Section 16.11	Injunctive Relief 106

Section 16.12	Consequential Damages 106

Section 16.13	Captions 106

Section 16.14	Counterparts; Facsimile or Emailed Signatures 106

Section 16.15	Construction 106

Section 16.16	Confidentiality; Sharing Information 106

Section 16.17	Publicity 107

Section 16.18	Patriot Act Notice 107

Section 16.19	Acknowledgement and Consent to Bail-In of EEA Financial Institutions 108

Section 16.20	Borrower Materials 108

Section 16.21	Intercreditor Agreement 109

Schedules:

Schedule C-1	Term Commitments

Schedule 2.04(b)	Payment Account; Disbursement of Term Loan Proceeds

Schedule 4.04	Books and Records Locations

Schedule 4.14(c)	Location of Chief Executive Offices

Schedule 5.02(a)	Jurisdictions of Qualification and Good Standing

Schedule 5.02(b)	Subsidiaries

Schedule 5.04	Federal Tax Identification Number

Schedule 5.06	Prior Names

Schedule 5.07	Real Property

Schedule 5.08(b)	Litigation / Commercial Tort Claims / Money Borrowed

Schedule 5.08(d)	Plans

Schedule 5.09	Intellectual Property, Source Code Escrow Agreements

Schedule 5.13	Labor Disputes

Schedule 5.22	Capital Structure

Schedule 5.23	Bank Accounts

Schedule 7.02	Existing Liens

Schedule 7.08	Existing Indebtedness

Schedule 8.01(j)	Litigation
Exhibits:

Exhibit A	Form of Notice of Borrowing Request

Exhibit B	Reserved

Exhibit C-1	Form of US Tax Compliance Certificate (For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit C-2	Form of US Tax Compliance Certificate (For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)

Exhibit C-3	Form of US Tax Compliance Certificate (For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit C-4	Form of US Tax Compliance Certificate (For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)

Exhibit D	Form of Title Agent Service Agreement

Exhibit E	Form of November 2018 Bridge Term Loan Repayment Note Officer’s Certificate

Exhibit F	Form of November 2018 Bridge Term Loan Repayment Note Lender Certification

Exhibit 2.01	Form of Promissory Note

Exhibit 5.05	Financial Projections

Exhibit 9.06	Form of Compliance Certificate

Exhibit 16.03	Form of Commitment Transfer Supplement

1~~75~~86~~05~~39681

1~~75~~86~~05~~39681
LOAN AND SECURITY AGREEMENT
This LOAN AND SECURITY AGREEMENT, dated April 13, 2017, is entered into by and among FORBES ENERGY SERVICES LLC, a limited liability company formed under the laws of the State of Delaware (“Borrower”), TX ENERGY SERVICES, LLC, a limited liability company formed under the laws of the State of

Delaware (“TX Energy”), C.C. FORBES, LLC, a limited liability company formed under the laws of the State of Delaware (“C.C.”), FORBES ENERGY INTERNATIONAL, LLC, a limited liability company formed under the laws of the State of Delaware (“International”), CRETIC ENERGY SERVICES, LLC, a limited liability company formed under the laws of the State of Delaware (“Cretic”), and FORBES ENERGY SERVICES LTD., a Delaware corporation (“Parent”; and together with TX Energy, C.C., International and Cretic, and any other Person that at any time after the date hereof becomes a Guarantor, each a “Guarantor” and collectively, the “Guarantors”), the lenders which are now or which hereafter become a party hereto (each a “Lender” and collectively, the “Lenders”) and Wilmington Trust, National Association (in its individual capacity, “Wilmington Trust”), as agent (in such capacity, the “Agent”) for Secured Parties (as hereinafter defined).
WHEREAS, on January 22, 2017 (the “Petition Date”), Borrower and certain of its subsidiaries (collectively, the “Debtors”) filed a voluntary petition for relief under chapter 11 of title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas - Corpus Christi Division (the “Bankruptcy Court”), commenced jointly administered cases under the lead case number 17-20023 (collectively, the “Bankruptcy Case”) and thereafter continued to operate their businesses as debtors in possession pursuant to sections 1107 and 1108 of the Bankruptcy Code;
WHEREAS, on January 22, 2017 the Debtors filed a Debtors’ Prepackaged Joint Plan of Reorganization (as amended, the “Plan of Reorganization”) with the Bankruptcy Court. The Plan of Reorganization was confirmed by an order of the Bankruptcy Court in form and substance satisfactory to the Lenders (the “Confirmation Order”) on March 29, 2017;
WHEREAS, the Borrower was a borrower under that certain Loan and Security Agreement dated as of September 9, 2011 (as amended, restated, supplemented or otherwise modified prior to the Closing Date (as defined below), the “Pre-Petition Credit Agreement”; the commitments thereunder, the “Pre-Petition Commitments”) among the Loan Parties, the lenders from time to time party thereto (in such capacity, the “Pre-Petition Lenders”), and Regions Bank, as agent (in such capacity, the “Pre-Petition Agent”);
WHEREAS, in connection with the Plan of Reorganization, the Lenders agreed to provide the Loan Parties with the Initial Term Loans (as defined below) under that certain Loan and Security Agreement, dated as of April 13, 2017, by and among the Borrower, the Guarantors party thereto, the Lenders party thereto and the Agent (the “Existing Agreement”);
WHEREAS, Borrower has requested, subject to the conditions set forth herein, certain of the Lenders to extend to Borrower an additional $10,000,000 add-on term loan and an additional $50,000,000 bridge term loan (i) to finance the acquisition (the “Cretic Acquisition”) by Borrower, directly or indirectly, of all of the membership interests of Cretic and (ii) for working capital, transaction expenses, and other general corporate purposes; and
WHEREAS, the Lenders and the Agent have agreed to provide such financial accommodations, on the terms and subject to the conditions set forth herein;
IN CONSIDERATION of the mutual covenants and undertakings herein contained, Loan Parties, Lenders and Agent hereby agree as follows:

ARTICLE I
ARTICLE IIDEFINITIONS.
Section .Accounting Terms
.
As used in this Agreement, the Term Note(s), any Other Document, or any certificate, report or other document made or delivered pursuant to this Agreement, accounting terms not defined in Section 1.02 or elsewhere in this Agreement and accounting terms partly defined in Section 1.02 to the extent not defined, shall have the respective meanings given to them under GAAP.

Section .General Terms
.
For purposes of this Agreement the following terms shall have the following meanings:
“Accountants” shall have the meaning set forth in Section 9.06.
“Accounts” shall mean and include as to each Loan Party and each of its Subsidiaries, all of such Loan Party’s and Subsidiary’s “accounts” as defined in the UCC, whether now owned or hereafter acquired including, without limitation all present and future rights of such Loan Party to payment of a monetary obligation, whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property that has been or is to be sold, leased, licensed, assigned, or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with any such card.
“Affiliate” of any Person shall mean (a) any Person (other than a Subsidiary) which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person, or (b) any Person who is a director, manager or officer (i) of such Person, (ii) of any Subsidiary of such Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the power, direct or indirect, (A) to vote ten (10%) percent or more of the Equity Interests having ordinary voting power for the election of directors or managers (or other comparable body) of such Person, or (B) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Agent” shall have the meaning set forth in the preamble to this Agreement and shall include its successors and assigns.
“Agreement” shall mean this Loan and Security Agreement, as amended, restated, modified and supplemented from time to time.
“Approved Fund” shall mean (a) any fund, trust or similar entity that invests in commercial loans in the ordinary course of business and is advised or managed by (i) a Lender, (ii) a Controlled Affiliate of a Lender, (iii) the same investment advisor that manages a Lender or (iv) a Controlled Affiliate of an investment advisor that manages a Lender or (b) any finance company, insurance company or other financial institution which temporarily warehouses loans for any Lender or any Person described in clause (a) above.
“Ascribe” means Ascribe Capital LLC.
“Authority” shall have the meaning set forth in Section 4.17(d).
“Backstop Agreement” means that certain Backstop Agreement, dated the date hereof, among Parent and the Backstop Lenders (as defined therein).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.
“Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.
“Bankruptcy Case” shall have the meaning set forth in the recitals to this Agreement.
“Bankruptcy Code” shall have the meaning set forth in the recitals to this Agreement.
“Bankruptcy Court” shall have the meaning set forth in the recitals to this Agreement.

“Benefited Lender” shall have the meaning set forth in Section 2.06(c).
“Borrower” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Person.
“Borrower Materials” shall have the meaning set forth in Section 16.20.
“Borrower’s Account” shall have the meaning set forth in Section 2.05.
“Business Day” shall mean any day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.
“Capital Expenditures” shall mean, with respect to any Person, capital expenditures as determined in accordance with GAAP.
“Capital Lease” shall mean any lease of any property (whether real, personal or mixed) that, in conformity with GAAP as in effect on the date hereof consistently applied, should be accounted for as a capital lease.
“Cash Equivalents” shall mean: (a) marketable direct obligations issued or unconditionally guaranteed by the United States Government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one (1) year from the date of acquisition thereof; (b) commercial paper maturing no more than six (6) months from the date issued and, at the time of acquisition, having a rating of at least A-1 from Standard & Poor’s Corporation or at least P-1 from Moody’s Investors Service, Inc.; (c) certificates of deposit or bankers’ acceptances maturing within one (1) year from the date of issuance thereof issued by, or overnight reverse repurchase agreements from, any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia having combined capital and surplus of not less than $500,000,000 and whose debt obligations, or those of a holding company of which it is a Subsidiary, are rated not less than A (or the equivalent rating) by a nationally recognized investment rating agency (an “A Rated Bank”); (d) time deposits maturing no more than thirty (30) days from the date of creation thereof with A Rated Banks; (e) mutual funds that invest solely in one or more of the investments described in clauses (a) through (d) above; and (f) with respect to such investments in currencies other than Dollars or in jurisdictions other than the United States, other investments reasonably deemed by a Loan Party to be equivalent to the investments described in clauses (a) through (e) above.
“Cash Interest Expense” shall mean, without duplication, for any period, Interest Expense (excluding non-cash items, including, but not limited to, the following non-cash components of Interest Expense: (a) the amortization of fees and costs with respect to the transactions contemplated by this Agreement which have been capitalized as transaction costs, and (b) interest paid in kind).
“Cash Interest Rate” shall mean 5.00% per annum, subject to increase pursuant to Section 3.01.
“CERCLA” shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§9601 et seq.
“CFC” shall mean a “controlled foreign corporation” as defined in Section 957 of the Code.
“Change in Tax Law” shall mean the adoption of, or a change in, any treaty, law, rule or regulation, or in the administration, interpretation or application thereof by any Governmental Body, or the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Body, after the date on which the applicable Agent or Lender becomes a party to this Agreement (or, if such Lender is a non-U.S. intermediary or flow-through entity for U.S. federal income tax purposes, after the relevant beneficiary or member of such Lender became such a beneficiary or member, if later).
“Change of Control” shall mean the occurrence of any event (whether in one or more transactions) which results in (a) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of

Parent to any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act), other than as may be permitted in this Agreement; or (b) the acquisition by any Person or group (as such term is used in Section 13(d)(3) of the Exchange Act) other than any one or more of the Permitted Holders, of more than fifty (50%) percent of beneficial ownership, directly or indirectly, of the voting power of the total outstanding voting Equity Interests of Parent.
“Charges” shall mean all taxes, charges, fees, imposts, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, present or future stamp, occupation, court or documentary, recording, filing and property taxes, custom duties, fees, assessments, Liens, claims and charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts, imposed by any taxing or other authority, domestic or foreign (including, without limitation, the PBGC or any environmental agency or superfund), upon the Collateral, the Obligations, any Loan Party or any Subsidiary of any Loan Party, or that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to this Agreement or any Other Document.
“Closing Date” shall mean April 13, 2017.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated thereunder.
“Collateral” shall mean any and all collateral granted under this Agreement or any Other Document to secure any and all of the Obligations, including without limitation all tangible and intangible property of each Loan Party, all personal property of each Loan Party, all movable and immovable property of each Loan Party, in each case whether now owned or hereafter acquired and wherever located, including, but not limited to, the following of each Loan Party:
(a)all Accounts and other Receivables other than Accounts and Receivables constituting Excluded Assets;
(b)all certificated and uncertificated securities (other than Excluded Equity Interests);
(c)all chattel paper, including electronic chattel paper;
(d)all Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, supporting information, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;
(e)all Contract Rights;
(f)all commercial tort claims (including, without limitation any commercial tort claims from time to time described on Schedule 5.08(b) (as such Schedule 5.08(b) may from time to time be updated));
(g)all deposit accounts;
(h)all documents;
(i)all financial assets;
(j)all General Intangibles, including payment intangibles and software;
(k)all Real Property, including fixtures;
(l)all goods (including all Well Service Equipment and all other Equipment and all Inventory), and all embedded software, accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;
(m)all instruments;
(n)all Intellectual Property;
(o)all Investment Property;
(p)all of the Equity Interests (other than Excluded Equity Interests) issued by each Loan Party (other than Parent) and each of their Subsidiaries;
(q)all cash, cash equivalents or other money;
(r)all letter of credit rights;
(s)all security entitlements;

(t)all supporting obligations;
(u)all of each Loan Party’s right, title and interest in and to (i) all of its respective goods and other property including, but not limited to, all merchandise returned or rejected by Customers, relating to or securing any of the Receivables; (ii) all of each Loan Party’s rights as a consignor, a consignee, an unpaid vendor, mechanic, artisan, or other lienor, including stoppage in transit, setoff, compensation, detinue, replevin, reclamation and repurchase; (iii) all supporting obligations and all additional amounts due to any Loan Party from any Customer relating to the Receivables; (iv) all other property of any kind whatsoever (other than Real Property) of each Loan Party, including, but not limited to, warranty claims, relating to any goods; (v) all of each Loan Party’s Contract Rights, rights of payment which have been earned under a Contract Right, letter of credit rights (whether or not the letter of credit is evidenced by a writing), instruments (including promissory notes), documents, chattel paper (whether tangible or electronic), warehouse receipts, deposit accounts, money and securities; (vi) if and when obtained by any Loan Party, all movable and personal property of third parties in which such Loan Party has been granted a Lien; and (vii) any other goods, movable or personal property of any kind or description, wherever located, now or hereafter owned or acquired by any Loan Party; and
(v)all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing;
provided, however, that, no Excluded Assets shall be included in Collateral.
“Commitment Percentage” shall mean with respect to any Lender at any time, as applicable, (a) with respect to such Lender’s Term Commitment, the percentage (carried out to the ninth decimal place) obtained by dividing (i) such Lender’s Term Commitment, by (ii) the aggregate amount of Term Commitments of all Lenders (or, if applicable, all Lenders in the relevant tranche), and (b) with respect to such Lender’s Term Loans, the percentage (carried out to the ninth decimal place) obtained by dividing (i) such Lender’s Term Loans, by (ii) the aggregate outstanding principal amount of all Term Loans (or, if applicable, all Term Loans in the relevant tranche).
“Commitment Transfer Supplement” shall mean a document in the form of Exhibit 16.03, properly completed, or otherwise in form and substance reasonably satisfactory to Agent, and if applicable, to Borrower, by which a Purchasing Lender purchases and assumes all or a portion of Term Loans made by a Lender and/or all or a portion of the Term Commitments of a Lender.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Compliance Certificate” shall mean the Compliance Certificate executed and delivered by a Responsible Officer of Borrower pursuant to Sections 9.06, 9.07 and (if applicable) 9.08 in the form of Exhibit 9.06 appended hereto.
“Computer Hardware and Software” shall mean all of each Loan Party’s and each of its Subsidiary’s rights (including rights as licensee and lessee) with respect to (a) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (b) all software and all software programs designed for use on the computers and electronic data processing hardware described in clause (a) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever); (c) any firmware associated with any of the foregoing; and (d) any documentation for hardware, software and firmware described in clauses (a), (b) and (c) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.
“Confirmation Order” shall have the meaning set forth in the recitals to this Agreement.
“Consents” shall mean all filings and all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Bodies and other third parties, domestic or foreign, necessary to carry on any Loan Party’s business or to permit the effectuation and performance of this Agreement and the Other Documents, including, without limitation, any Consents required under all applicable federal, state or other applicable law.
“Consolidated Cash Balance” means, at any time, the aggregate amount of cash and Cash Equivalents, in each case, held or owned by (whether directly or indirectly) the Parent or its Subsidiaries, or which are otherwise assets of a nature that would be reflected as cash on the consolidated balance sheet of the Parent.
“Consolidated Cash Balance Threshold” means $20,000,000.
“Contract Right” shall mean any right of each Loan Party to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.
“Controlled Affiliate” of any Person shall mean any Person which, directly or indirectly, is in control of, is controlled by, or is under common control with such Person. For purposes of this definition, control of a Person shall mean the power, direct or indirect, to (a) vote fifty-one (51%) percent or more of the Equity Interests having ordinary voting power for the election of directors or managers (or other comparable body) of such Person, and (b) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.
“Controlled Group” shall mean all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with any Loan Party, are treated as a single employer under Section 4001(a)(14) of ERISA.
“Cretic Acquisition” shall have the meaning set forth in the recitals to the Agreement.
“Currency Due” shall have the meaning set forth in Section 16.05.
“Customer” shall mean and include the account debtor with respect to any Receivable and/or the prospective purchaser of goods, services or both with respect to any contract or Contract Right, and/or any party who enters into or proposes to enter into any contract or other arrangement with any Loan Party, pursuant to which such Loan Party is to deliver any personal property or perform any services.
“Debtors” shall have the meaning set forth in the recitals to this Agreement.
“Default” shall mean an event which, with the giving of notice or passage of time or both, would constitute an Event of Default.
“Default Rate” shall have the meaning set forth in Section 3.01.
“Defaulting Lender” shall have the meaning set forth in Section 2.09(a).
“Disposition” shall have the meaning set forth in Section 7.01; and “Dispose” shall have the correlative meaning.
“Dollar” and the sign “$” shall mean lawful money of the United States of America.
“Dollar Equivalent” shall mean, at any time, (a) as to any amount denominated in Dollars, the amount thereof at such time, and (b) as to any amount denominated in a currency other than Dollars, the equivalent amount in Dollars as reasonably determined by Agent at such time that such amount could be converted into Dollars by Agent according to prevailing exchange rates selected by Agent.
“EBITDA” shall mean for any period, without duplication, the total of the following for Loan Parties and their Subsidiaries on a consolidated basis, each calculated for such period:
(a)Net Income; plus

(b)(without duplication), to the extent included in the calculation of Net Income, the sum of (i) income and franchise taxes or other taxes based on gross or net revenues paid or accrued, (ii) Interest Expense, net of interest income, paid or accrued, (iii) amortization and depreciation, (iv) goodwill impairment charges and other non-cash charges that will not become cash charges in future periods, (v) amortization of debt issuance costs and any non-cash, non-recurring charges relating to, any premiums or penalty paid, write-off of deferred financing costs or original issue discount or other charges in connection with, redeeming or otherwise retiring any Indebtedness prior to its stated maturity and (vi) other non-cash charges that will not become cash charges in future periods; less
(c)(without duplication), to the extent included in the calculation of Net Income, the sum of (i) the income of any Person (other than a Loan Party or a Subsidiary of any Loan Party) in which any Loan Party or a Subsidiary of any Loan Party has an ownership interest except to the extent such income is received by any Loan Party or such Subsidiary in a cash distribution during such period, (ii) gains or losses from sales or other dispositions of assets (other than sales of Inventory in the normal course of business), (iii) the greater of (A) $0 and (B) the sum of extraordinary or non-recurring gains less extraordinary or non-recurring losses, and (iv) the costs incurred by any Loan Party or a Subsidiary of any Loan Party related to the reorganization effected pursuant to the Bankruptcy Case whether incurred before or after the commencement of the Bankruptcy Case; provided, however, positive contributions to EBITDA from any Non-US Subsidiary that is not a Loan Party shall be disregarded except to the extent of payments received by a Loan Party from such Non-US Subsidiary; plus
(d)stock-based compensation expense reported for that period.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority and subject to the Bail-In Legislation, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Environmental Complaint” shall have the meaning set forth in Section 4.17(d).
“Environmental Laws” shall mean all federal, state, local and other environmental, land use, zoning, health, chemical use, safety and sanitation laws, statutes, ordinances and codes relating to the protection of the environment and/or governing the use, storage, treatment, generation, transportation, processing, handling, production or disposal of Hazardous Substances and the rules, regulations, policies, formal agency interpretations, decisions, orders and directives of federal, state, local and other Governmental Body with respect thereto.
“Equipment” shall mean and include as to each Loan Party and each of its Subsidiaries, all of such Loan Party’s and Subsidiary’s, whether now owned or hereafter acquired and wherever located, Well Services Equipment and other equipment, machinery, apparatus, motor vehicles, fittings, furniture, furnishings, fixtures, parts, accessories, and all other goods (other than Inventory) and all replacements and substitutions therefor or accessions thereto.
~~“Equipment Loan Agreement” means (a) a Master Equipment Lease Agreement entered into by C.C. Forbes, LLC, TX Energy Services, LLC, Forbes Energy International, LLC and Cretic Energy Services, LLC, as co-lessees, and First National Capital, LLC, as lessor, and/or (b) such other equipment loan or lease agreement which replaces some or all of the commitments under the agreement referenced in clause (a), in each case evidenced by a Financing Statement reasonably satisfactory to Ascribe and Solace.~~
“Equity Interests” shall mean, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated) of such Person’s capital stock or partnership, limited liability company or other equity interests at any time outstanding, and any and all rights, warrants or options exchangeable for or convertible into such capital stock or other interests (but excluding any debt security that is exchangeable for or convertible into such capital stock or other equity interests).
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and the rules and regulations promulgated thereunder.
“ERISA Affiliate” shall mean, with respect to any Loan Party, any trade or business (whether or not incorporated) that, together with such Loan Party, is treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the Code.
“ERISA Event” (a) An event described in Section 4043(c) of ERISA with respect to a Title IV Plan with respect to which the thirty (30) day notice requirement has not been waived; (b) the withdrawal of any Loan Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a) (2) of ERISA; (c) the complete or partial withdrawal of any Loan Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Loan Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) the imposition of a lien under Section 412 or 430 of the Code or Section 303 or 4068 of ERISA on any property (or rights to property, whether real or personal) of any ERISA Affiliate; (h) a Title IV Plan is in “at risk status” within the meaning of Code Section 430(i), (i) a Multiemployer Plan is in “endangered status” or “critical status” within the meaning of Code Section 432(b); (j) an ERISA Affiliate incurs a substantial cessation of operations within the meaning of ERISA Section 4062(e), with respect to a Title IV Plan; (k) any other event or condition that might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Title IV Plan or Multiemployer Plan or for the imposition of liability under Section 4069 or 4212(c) of ERISA; (l) the termination of a Multiemployer Plan under Section 4041A of ERISA or the insolvency of a Multiemployer Plan under Section 4245 of ERISA; or (m) the revocation of a Qualified Plan’s qualified or tax exempt status; or (n) the termination of a Plan described in Section 4064 of ERISA.
“ESOP” shall mean a Plan that is intended to satisfy the requirements of Section 4975(e)(7) of the Code.
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“Event of Default” shall mean the occurrence of any of the events set forth in Article X.
“Excess Cash” means, at any applicable time, the amount of the Consolidated Cash Balance in excess of the Consolidated Cash Balance Threshold (other than (i) any cash held to pay in the ordinary course of business of the Borrower, or any Guarantor, amounts then due and owing to unaffiliated third parties and for which such Loan Party has issued checks or has initiated wires or ACH transfers in order to pay such amounts (or will issue such checks or initiate such wires or ACH transfers within seven (7) Business Days of such time), (ii) cash of any Loan Party to be used by any Loan Party within seven (7) Business Days of such time to make (A) purchase price payments for any acquisitions of any assets or property by any Loan Party that is permitted under the terms of this Agreement, (B) repayments or mandatory prepayments of any debt of any Loan Party that is permitted under the terms of this agreement or (C) payments of interest payable, (iii) cash being held by any Loan Party that represents the amount of deposits or advance payments made by customers or others, or (iv) any cash of any Loan Party constituting deposits or advance payments held in escrow by an unaffiliated third party subject to customary provisions regarding the payment and refunding of such deposits or advance payments, including any cash pledged as collateral in connection with any issued letters of credit or purchasing cards or credit cards, so long as such cash collateral remains so pledged).
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall mean:
(e)any Excluded Equity Interests;
(f)each instrument, contract (including each Intellectual Property-related contract and any Accounts and other Receivables arising under such contract), chattel paper (including, without limitation, any chattel paper evidencing a Permitted Fixed Asset Financing with respect to Financed Equipment), license, permit, General Intangible, any Financed Equipment that is subject to a Permitted Fixed Asset Financing, and other agreement that is with, or issued by, a Person that is not a Loan Party or Affiliate of any Loan Party, but only while, and only to the extent that, the grant of a security interest therein pursuant to this Agreement would result in a default or penalty under, or a breach or termination of, such instrument, contract, chattel paper (including, without limitation, any chattel paper evidencing a Permitted Fixed Asset Financing with respect to Financed Equipment), license, permit, General Intangible, Permitted Fixed Asset Financing with respect to Financed Equipment, or other agreement (any such provisions that would result in any of the foregoing being referred to herein as a “Restriction”; and any such asset or property, or interest thereon, that is at any time subject to a Restriction being referred to herein as a “Restricted Asset”), except, in each case, to the extent that, pursuant to the Code or other applicable law, the grant of a security interest therein can be made without resulting in a default or penalty thereunder or breach or termination thereof; provided, that, none of the foregoing assets and properties, or interests therein, shall constitute Excluded Assets if (i) the Restriction applicable thereto has been waived or such other Person has otherwise consented to the creation hereunder of a security interest in such Restricted Asset, or (ii) such Restriction would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of Article 9 of the UCC, as applicable, and as then in effect in any relevant jurisdiction, or any other applicable law (including the Bankruptcy Code) or principles of equity; provided further, that, (A) immediately upon the ineffectiveness, lapse or termination of any such Restriction with respect to a Restricted Asset (a “Non-Restricted Asset”), such Loan Party shall be deemed to have automatically, without further act by any Loan Party, Agent, Lenders or any other Person, granted a security interest in, all its rights, title and interests in and to such Non-Restricted Asset as if such Restriction had never been in effect; and (B) the foregoing exclusion shall in no way be construed so as to limit, impair or otherwise affect Agent’s unconditional continuing security interest in and to all rights, title and interests of such Loan Party in or to any payment obligations or other rights to receive monies due or to become due under any such Restricted Asset and in any such monies and other proceeds of such Restricted Asset, except that, proceeds of any Financed Equipment that constitutes a Restricted Asset (including, without limitation, insurance proceeds and sales proceeds at any time arising with respect to such Financed Equipment) shall also constitute a Restricted Asset, subject to the immediately preceding clause (A) of this proviso;
(g)applications for any trademarks that have been filed with the U.S. Patent and Trademark Office on the basis of an “intent-to-use” with respect to such marks, unless and until a statement of use or amendment to allege use is filed and accepted by the U.S. Patent and Trademark Office or any other filing is made or circumstances otherwise change so that the interests of a Loan Party in such marks is no longer on an “intent-to-use” basis, at which time such marks shall automatically and without further action by the parties be subject to the security interests and liens granted by a Loan Party to Agent hereunder;
(h)all interests in Real Property held in a leasehold estate; and
(i)any cash (together with deposit accounts holding cash deposits, any interest, investment income, related rights and proceeds thereof) pledged as collateral in connection with any issued letters of credit or purchasing cards or credit cards, so long as such cash and related collateral remains so pledged, including, without limitation, all Senior Secured Obligations Cash Collateral (as defined in the Plan of Reorganization).
“Excluded Equity Interests” shall mean voting Equity Interests issued by a Non-US Subsidiary that is a CFC representing in excess of sixty-five (65%) percent (or such greater percentage to the extent such greater percentage would not result in a material adverse tax consequence to Loan Parties under Treas. Reg. Section 1.956-2) of the voting Equity Interests of such Non-US Subsidiary.
“Excluded Hedging Obligations” shall have the meaning set forth in the definition of Obligations.
“Excluded Tax or Taxes” shall mean any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii)

that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Term Loan or Term Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Term Loan or Term Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 3.07, amounts with respect to such Taxes were payable either to such Lender's assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 16.03(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.
“Existing Agreement” shall have the meaning set forth in the recitals to the Agreement.
“Extraordinary Receipts” shall mean any cash received by any Loan Party or any of their respective Subsidiaries consisting of (a) proceeds of judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (b) indemnity payments (other than to the extent such indemnity payments are (i) immediately payable to a Person that is not a Loan Party or any of their respective Subsidiaries, or (ii) received by a Loan Party or any of their respective Subsidiaries as reimbursement for any payment previously made to such Person), (c) any purchase price adjustment (other than a working capital adjustment) received in connection with any purchase or other acquisition agreement, (d) tax refunds, (e) pension plan reversions, (f) proceeds of insurance (other than such proceeds described in Section 2.07(a)) and (g) at any time that an Event of Default has occurred and is continuing, at the sole discretion of Agent, any other cash received by any Loan Party or any of their respective Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.07(a) of this Agreement).
“FATCA” shall mean Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.
“Federal Funds Rate” shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one (1/100 of 1%) percent) equal to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that, if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Agent on such day on such transactions as determined by Agent in a commercially reasonable manner.
“Fee Letter” shall mean the Fee Letter, dated as of the date hereof, by and among the Borrower and Agent, as amended, restated, modified and supplemented from time to time.
“Financed Equipment” shall mean, collectively, all of Loan Parties’ Equipment in respect of which all or any part of the purchase price or cost of design, construction, installation or improvement thereof is financed pursuant to a Capital Lease or Permitted Fixed Asset Financing, together with all proceeds of such Equipment, including, without limitation, all insurance proceeds and all sales proceeds.
“Fixed Charge Coverage Ratio” shall mean, with respect to Loan Parties and their Subsidiaries on a consolidated basis, for any applicable period, the ratio of (a) EBITDA for such period minus all cash Capital Expenditures (other than Capital Expenditures financed hereunder or by purchase-money financing (including vendor financing and third party financing permitted hereunder) secured by a Lien on the applicable Equipment which constitutes a Permitted Encumbrance in accordance with clause (f) of such definition of Permitted Encumbrance) made during such period, to (b) Fixed Charges for such period.
“Fixed Charges” shall mean, as to Loan Parties and their Subsidiaries determined on a consolidated basis, with respect to any period, the sum of, without duplication, (a) all Cash Interest Expense during such period (excluding any write-off of deferred financing costs or original issue discount or other non-cash charges in connection with redeeming or otherwise retiring any Indebtedness prior to its stated maturity during such period), plus (b) all regularly scheduled principal payments of Money Borrowed, Indebtedness with respect to earn-outs and similar obligations and Indebtedness with respect to Capital Leases, in each case made or required to be made during such period (and without duplicating items in (a) and (b) of this definition, the interest component with respect to Indebtedness under Capital Leases), plus (c) all income taxes, franchise taxes and other similar taxes paid or required to be paid during such period in cash, plus (d) all cash dividends or other cash distributions made or required to be made on account of Equity Interests (other than those made to a Loan Party) and all repurchases or redemptions of Equity Interests (other than those made to a Loan Party) made or required to be made during such period, minus (e) principal payments on notes incurred for the purpose of paying insurance premiums.
“Foreign Lender” means a Lender that is not a US Person.
“Funds Flow Memorandum” shall mean that certain Forbes Energy Services LLC Funds Flow Memorandum dated as of the Closing Date and acknowledged by Borrower and Parent, in form and substance satisfactory to the Required Lenders.
“Funding Fee” shall have the meaning set forth in Section 3.02(a).
“GAAP” shall mean generally accepted accounting principles in the United States of America in effect from time to time, as may be amended from time to time by the Financial Accounting Standards Board.
“General Intangibles” shall mean and include as to each Loan Party and each of its Subsidiaries, all of such Loan Party’s and Subsidiary’s general intangibles (as such term is defined in the UCC), whether now owned or hereafter acquired including, without limitation, all payment intangibles, choses in action, commercial tort claims, causes of action, corporate or other business records, inventions, designs, patents, patent applications, equipment formulations, manufacturing procedures, quality control procedures, trademarks, service marks, trade secrets, goodwill, copyrights, design rights, registrations, licenses, franchises, customer lists, tax refunds, tax refund claims, computer programs and computer software, all claims under guaranties, Liens or other security held by or granted to such Loan Party or Subsidiary to secure payment of any of the Receivables by a Customer, all rights of indemnification and all other intangible property of every kind and nature (other than Receivables).
“Governmental Body” shall mean any nation or government, any state or other political subdivision thereof or any entity exercising the legislative, judicial, regulatory or administrative functions of or pertaining to a government.
“Guarantee” shall mean the guarantee set forth in Article XV of this Agreement and any other guarantee of the Obligations of the Borrower now or hereafter executed by a Guarantor in favor of Agent for its benefit and for the ratable benefit of Lenders.
“Guarantor” or “Guarantors” shall have the meaning set forth in the preamble to this Agreement and shall extend to all permitted successors and assigns of such Persons as well as each other Subsidiary of Parent and the Borrower that becomes a guarantor of any of the Obligations after the Closing Date pursuant to Section 7.11(a) or otherwise.
“Hazardous Discharge” shall have the meaning set forth in Section 4.17(d).
“Hazardous Substance” shall mean, without limitation, any flammable explosives, radon, radioactive materials, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum and petroleum products, methane, hazardous materials, Hazardous Wastes, hazardous or Toxic Substances or related materials as defined in CERCLA, the Hazardous Substances Transportation Act, as amended (49 U.S.C. Sections 1801, et seq.), RCRA, Articles 15 and 27 of the New York State Environmental Conservation Law or any other applicable Environmental Law and in the regulations adopted pursuant thereto.
“Hazardous Wastes” shall mean all waste materials subject to regulation under CERCLA, RCRA or applicable state or other law, and any other applicable Federal, state or other laws now in force or hereafter enacted relating to hazardous waste disposal.

“Hedging Agreements” shall mean an agreement between any Loan Party and any financial institution that is a rate swap agreement, basis swap, forward rate agreement, commodity swap, interest rate option, forward foreign exchange agreement, spot foreign exchange agreement, rate cap agreement rate, floor agreement, rate collar agreement, currency swap agreement, cross-currency rate swap agreement, currency option, any other similar agreement (including any option to enter into any of the foregoing or a master agreement for any of the foregoing together with all supplements thereto) for the purpose of protecting against fluctuations in or managing exposure with respect to interest or exchange rates, currency valuations or commodity prices.
“Impacted Lender” shall mean any Lender that (a) is an Impaired Lender or (b) fails to promptly provide Agent, upon Agent’s written request, reasonably satisfactory assurance that such Lender is not, and will not become, a Defaulting Lender or an Impaired Lender.
“Impaired Lender” shall mean any Lender (a) that has given verbal or written notice (so long as such notice has not been retracted in writing) to the Borrower, the Agent or any other Lender or has otherwise publicly announced (and such announcement has not been retracted in writing) that such Lender believes it will fail to fund all payments required to be made by it or fund all purchases of participations required to be funded by it under this Agreement and the Other Documents, (b) as to which the Agent has (and for so long as Agent continues to have) a good faith belief that such Lender has defaulted in fulfilling its obligations (as a lender, agent or letter of credit issuer) under one or more other syndicated credit facilities or (c) with respect to which one or more Lender-Related Distress Events has occurred and are continuing with respect to such Person or any Person that directly or indirectly controls such Lender and Agent has determined that such Lender may become a Defaulting Lender. For purposes of this definition, control of a Person shall have the same meaning as provided in the definition of Affiliate.
“Inactive Subsidiaries” shall mean Forbes Energy Capital, Inc. and any Subsidiary of a Loan Party that is not conducting business as of the date of determination and has not conducted business for at least the previous three (3) months.
“Incremental Effective Date” shall have the meaning set forth in Section 2.11(c).
“Incremental Term Commitment” shall mean a term loan commitment created pursuant to Section 2.11.
“Incremental Term Loan” shall mean a term loan made pursuant to an Incremental Term Commitment.
“Indebtedness” of a Person at a particular date shall mean (a) all indebtedness for Money Borrowed of such Person whether direct or guaranteed; (b) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP consistently applied; (c) notes payable and drafts accepted representing extensions of credit; (d) any obligation owed for all or any part of the deferred purchase price of property or services if the purchase price is due more than six (6) months from the date the obligation is incurred or is evidenced by a note or similar written instrument (including, without limitation, the maximum potential amount of all earn-outs and similar deferred payment obligations regardless of the length of deferral); (e) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is non-recourse to the credit of that Person; (f) any contractual obligation, contingent or otherwise, of such Person to pay or be liable for the payment of any indebtedness described in this definition of another Person, including, without limitation, any such indebtedness, directly or indirectly guaranteed, or any agreement to purchase, repurchase, or otherwise acquire such indebtedness, obligation or liability or any security therefor, or to provide funds for the payment or discharge thereof, or to maintain solvency, assets, level of income, or other financial condition; (g) all obligations evidenced by bonds, debentures, notes or similar instruments; (h) all reimbursement obligations and other liabilities of such Person with respect to surety bonds (whether bid, performance or otherwise), letters of credit, banker’s acceptances, drafts or similar documents or instruments issued for such Person’s account; and (i) all obligations, liabilities and indebtedness of such Person (marked to market) arising under Hedging Agreements. For the absence of doubt, “Indebtedness” shall not include (A) accrued expenses incurred in the ordinary course of business consistent with past practices or (B) trade payables incurred in the ordinary course of business consistent with past practices and subsequent to the Petition Date which trade payables under this clause (B) are outstanding no more than seventy-five (75) days past their invoice date.
“Initial Term Commitment” shall mean, with respect to each Lender, its Initial Term Commitment, and, with respect to all Lenders, their Initial Term Commitments, in the aggregate amounts set forth beside such Lender’s name under the applicable heading on Schedule C-1, or in the Commitment Transfer Supplement pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of this Agreement.
“Initial Term Loan” has the meaning specified therefor in Section 2.1(a).
“Insignificant Subsidiary” shall mean a subsidiary that, together with other Insignificant Subsidiaries, accounts for less than 5% of the total consolidated assets and EBITDA of Parent and its Subsidiaries after the Petition Date.
“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other state or federal bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.
“Intellectual Property” shall mean all trade secrets and other proprietary information; trademarks, service marks, business names, Internet domain names, designs, logos, trade dress, slogans, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs and software) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.
“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of November 16, 2018, by and between Agent, the Revolving Loan Agent and the Loan Parties.
“Interest Expense” shall mean, for any period, as to any Person, as determined in accordance with GAAP consistently applied, the total interest expense of such Person, whether paid or accrued during such period but without duplication (including the interest component of Capital Leases for such period).
“Inventory” shall mean and include as to each Loan Party and each Subsidiary of each Loan Party, all of such Loan Party’s and Subsidiary’s now owned or hereafter acquired inventory (as such term is defined in the UCC), goods, merchandise and other personal property, wherever located, to be furnished under any contract of service or held for sale or lease, all raw materials, work in process, finished goods and materials and supplies of any kind, nature or description which are or might be used or consumed in such Loan Party’s or Subsidiary’s business or used in selling or furnishing such goods, merchandise and other personal property, all other inventory of such Loan Party or Subsidiary, and all documents of title or other documents representing them.
“Investment Conditions” shall mean, on any date of determination in connection with any proposed transaction with respect to which the satisfaction of Investment Conditions are required hereunder, that (a) Loan Parties and their Subsidiaries, on a consolidated basis, shall have a Fixed Charge Coverage Ratio (calculated for the fiscal quarter immediately preceding a fiscal quarter in which the transaction requiring compliance with the Investment Conditions has occurred, on a pro forma basis, as if such transaction occurred on the last day of such preceding quarter) of at least 1.0:1.0 on the date of such proposed transaction and, in addition, solely in the case of either a proposed

Permitted Acquisition or proposed Majority Interest JV transaction, on a projected, pro forma basis at all times during the twelve (12) month period after giving effect to such proposed Permitted Acquisition or proposed Majority Interest JV transaction and (c) no Default or Event of Default shall have occurred and be continuing as of such date or shall exist after giving effect to the consummation of such proposed transaction
“Investment Property” shall mean any “investment property” as such term is defined in Section 9-102 of the UCC now owned or hereafter acquired by any Loan Party or any of its Subsidiaries, wherever located, including (a) all securities, whether certificated or uncertificated, including stocks, bonds, interests in limited liability companies, partnership interests, treasuries, certificates of deposit, and mutual fund shares; (b) all securities entitlements of any Loan Party or Subsidiary, including the rights of any Loan Party or Subsidiary to any securities account and the financial assets held by a securities intermediary in such securities account and any free credit balance or other money owing by any securities intermediary with respect to that account; (c) all securities accounts of any Loan Party or Subsidiary; (d) all commodity contracts of any Loan Party or Subsidiary; and (e) all commodity accounts held by any Loan Party or Subsidiary.
“IRS” shall mean the United States Internal Revenue Service.
“Judgment Currency” shall have the meaning set forth in Section 16.05.
“JV” shall mean (a) a partnership, joint venture or similar arrangement, or (b) a corporation, limited liability company or other Person in which Loan Parties own less than one hundred (100%) percent of the outstanding Equity Interests.
“Lender” and “Lenders” shall have the meaning ascribed to such term in the preamble to this Agreement and shall include each Person which becomes a transferee, successor or assign of any Lender.
“Lender Default” shall have the meaning set forth in Section 2.09(a).
“Lender-Related Distress Event” shall mean, with respect to any Lender or any Person that directly or indirectly controls such Lender (each a “Distressed Person”), a voluntary or involuntary case with respect to such Distressed Person under the Bankruptcy Code or any similar bankruptcy or insolvency laws of its jurisdiction of formation, or a custodian, conservator, receiver or similar official is appointed for such Distressed Person or any substantial party of such Distressed Person’s assets, or such Distressed Person or any Person that directly or indirectly controls such Distressed Person is subject to a forced liquidation, merger, sale or other change of control supported in whole or in party by guaranties or other support (including, without limitation, the nationalization or assumption of ownership or operating control) by the U.S. government or other Governmental Body, or such Distressed Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Body having regulatory authority over such Distressed Person or its assets to be, insolvent, bankrupt, or deficient in meeting any capital adequacy or liquidity standard of any such Governmental Body. Notwithstanding the foregoing, no Lender-Related Distress Event shall be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in any Lender or any Person that directly or indirectly controls such Lender by a Governmental Body, so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Body) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. For purposes of this definition, control of a Person shall have the same meaning as provided in the definition of Affiliate.
“Lien” shall mean any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien (whether statutory or otherwise), charge, claim or encumbrance, or preference, priority or other security agreement or preferential arrangement held or asserted in respect of any asset of any kind or nature whatsoever including, without limitation, any conditional sale or other title retention agreement, any lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement under the UCC or comparable law of any jurisdiction. Any reference to the Lien of Agent shall be construed in the broadest sense possible and shall in each case include a security interest and other Lien as the context implies.

“Loan Party” shall mean, individually, the Borrower and each Guarantor, and “Loan Parties” shall mean, collectively, the Borrower and the Guarantors.
“Loan Party’s knowledge” or “knowledge of Loan Party” shall mean the actual knowledge of the President, the Chief Executive Officer, the Executive Vice President, or the Chief Financial Officer of Parent, without obligation to conduct further inquiry outside the ordinary course of business.
“Majority Interest JV” shall mean a JV in which Loan Parties own greater than fifty (50%) percent of the Equity Interests.
“Master Account” shall have the meaning set forth in Section 2.08(b).
“Master Account Control Agreement” shall mean the deposit account control agreement dated as of the Closing Date among Agent, Borrower and Regions Bank, as the depositary bank, in form and substance satisfactory to the Required Lenders and Agent.
“Material Adverse Effect” shall mean a material adverse effect on (a) the financial condition, operations, assets, business or prospects of the Loan Parties and their Subsidiaries taken as a whole, (b) the Loan Parties’ ability to pay the Obligations or to comply with this Agreement or any Other Document in accordance with the terms hereof or thereof, (c) the value of the Collateral, or Agent’s Liens on the Collateral or the priority of any such Lien or (d) Agent’s ability to realize on the Collateral or otherwise enforce the terms of this Agreement or any of the Other Documents.
“Material Contracts” shall have the meaning set forth in Section 5.21.
“Minority Interest JV” shall mean any JV that is not a Majority Interest JV.
“Money Borrowed” shall mean (a) Indebtedness for borrowed money arising from the lending of money by any Person to any Loan Party or any of their respective Subsidiaries, (b) Indebtedness, whether or not in any such case arising from the lending by any Person of money to any Loan Party or any of their respective Subsidiaries, (i) which is represented by notes payable or drafts accepted that evidence extensions of credit, (ii) which constitutes obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than accounts payable) or that was issued or assumed as full or partial payment for property, (c) reimbursement obligations with respect to letters of credit or guaranties of letters of credit, and (d) Indebtedness of any Loan Party or any of their respective Subsidiaries under any guarantee of obligations that would constitute Indebtedness for Money Borrowed under clauses (a), (b) or (c) hereof, if owed directly by any Loan Party or any of their respective Subsidiaries.
“Mortgages” means the mortgages or deeds of trust delivered pursuant to Section 4.19(a).
“Multiemployer Plan” shall mean a “multiemployer plan” as defined in Sections 3(37) and 4001(a)(3) of ERISA.
“Net Income” shall mean, for any period, the aggregate income (or loss) of Loan Parties and their Subsidiaries for such period, all computed and calculated in accordance with GAAP consistently applied on a consolidated basis.
“New Common Stock” shall mean shares of the Parent, after reincorporation in Delaware, to be issued as part of the Plan of Reorganization.
“Non-Restricted Asset” shall have the meaning as set forth in the definition of Excluded Assets.
“Non-US Subsidiary” shall mean any Subsidiary other than a US Subsidiary.

“November 2018 Add-On Term Commitment” shall mean, with respect to each Lender, its November 2018 Add-On Term Commitment, and, with respect to all Lenders, their November 2018 Add-On Term Commitments, in the aggregate amounts set forth beside such Lender’s name in Schedule I to the November 2018 Amendment, or in the Commitment Transfer Supplement pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of this Agreement.
“November 2018 Add-On Term Loan” has the meaning specified therefor in Section 2.1(b).
“November 2018 Amendment” means Amendment No. 1 to Term Loan and Security Agreement and Pledge and Security Agreement, dated as of November 16, 2018, by and among the Loan Parties, the Lenders party thereto and the Agent.
“November 2018 Bridge Term Commitment” shall mean, with respect to each Lender, its November 2018 Bridge Term Commitment, and, with respect to all Lenders, their November 2018 Bridge Term Commitments, in the aggregate amounts set forth beside such Lender’s name in Schedule I to the November 2018 Amendment, or in the Commitment Transfer Supplement pursuant to which such Lender became a Lender hereunder, as such amounts may be reduced or increased from time to time pursuant to assignments made in accordance with the provisions of this Agreement.
“November 2018 Bridge Term Loan” has the meaning specified therefor in Section 2.1(c).
“November 2018 Bridge Term Loan Repayment Note” shall have the meaning set forth in Section 2.04(e)(i).
“November 2018 Effective Date” means the date that the November 2018 Add-On Term Loans and the November 2018 Bridge Term Loans are extended under the Agreement, which date is November 16, 2018.
“Obligations” shall mean and include any and all of each Loan Party’s Indebtedness and/or liabilities pursuant to or evidenced by this Agreement or any Other Documents to Agent or Lenders of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereafter arising, contractual or tortious, liquidated or unliquidated, regardless of how such indebtedness or liabilities arise (including all interest accruing after the commencement of any bankruptcy or similar proceeding whether or not enforceable in such proceeding) and all obligations of any Loan Party to Agent or Lenders to perform acts or refrain from taking any action under this Agreement or any Other Documents.
“OFAC” shall mean the U.S. Department of the Treasury’s Office of Foreign Assets Control.
“Other Connection Taxes” shall mean, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Obligation or Other Document, or sold or assigned an interest in any Obligation or Other Document).
“Other Documents” shall mean, to the extent applicable, any Term Note, the Questionnaire, the Fee Letter, the Funds Flow Memorandum, the Pledge Agreement, the Servicing Agreement, any Guarantee, the Intercreditor Agreement and any and all other agreements, instruments and documents, including, without limitation, guaranties, pledges, security agreements, mortgages, deeds of trust, debentures, control agreements, other collateral documents, subordination agreements, intercreditor agreements, powers of attorney, consents, and all other writings heretofore, now or hereafter executed and/or delivered by any Loan Party to Agent or any Lender in respect of the transactions contemplated by this Agreement, in each case, as such agreements, instruments and documents are amended, restated, modified or supplemented from time to time.
“Parent” shall mean Forbes Energy Services Ltd, a Texas corporation.

“Participant” shall mean each Person who shall be granted the right by any Lender to participate in any of the Term Loans or Term Commitments of such Lender and who shall have entered into a participation agreement in form and substance reasonably satisfactory to such Lender.
“Payment Account” shall mean Agent’s account set forth on Schedule 2.04(b) or such other account of Agent, if any, which Agent may designate by notice to Borrower and to each Lender to be the Payment Account.
“Payment in Full” or “Paid in Full” shall mean (a) all Term Commitments have been terminated or expired and (b) all of the Obligations have been paid in full in cash.
“PBGC” shall mean the Pension Benefit Guaranty Corporation.
“Permitted Acquisition” shall mean the purchase by Borrower or a wholly-owned US Subsidiary of Borrower that is a Loan Party after the date hereof of all or substantially all of the assets or property or all of the Equity Interests of any Person or any business unit or division of such Person (such assets or Person being referred to herein as the “Target”), or the merger with a Target by Borrower or a wholly-owned US Subsidiary of Borrower that is a Loan Party, subject to the satisfaction of each of the following conditions:
(j)Agent shall receive at least ten (10) Business Days’ prior written notice of such proposed Permitted Acquisition, which notice shall include a reasonably detailed description of such proposed Permitted Acquisition;
(k)the Target’s assets shall only comprise a business of the type engaged in by Loan Parties as of the date hereof or ancillary businesses reasonably similar, related or complementary to the business engaged in by Loan Parties as of the date immediately preceding the date on which such notice is given, and which business would not subject Agent or any Lender to regulatory or third party approvals in connection with the exercise of its rights and remedies under this Agreement or any Other Documents other than approvals applicable to the exercise of such rights and remedies with respect to Loan Parties prior to such proposed Permitted Acquisition;
(l)the total cash and non-cash consideration paid by Loan Parties and their Subsidiaries (including, without limitation, assumption or incurrence of all Indebtedness (including without limitation earn-outs and deferred purchase price obligations)) shall not exceed the Permitted Acquisitions/JV Cap Amount;
(m)Target must have had a positive EBITDA on a cumulative basis for the immediately preceding four (4) fiscal quarters and no more than one (1) fiscal quarter during such four fiscal quarter period may have a negative EBITDA;
(n)at or prior to the closing of such proposed Permitted Acquisition, Agent, for the ratable benefit of each Secured Party, will be granted a first priority perfected security interest and lien (subject to Permitted Encumbrances) in all assets and Equity Interests (other than Excluded Assets) acquired in connection therewith and each Person acquired in connection therewith shall have joined this Agreement as a Guarantor and each Loan Party and each Person acquired in connection therewith shall have executed (or caused to be executed) such documents and taken such actions as may be required by Agent in connection therewith;
(o)such proposed Permitted Acquisition shall not be hostile and, prior to its closing, shall have been approved by the board of directors (or other similar body) and/or the stockholders or other equity holders of the Target;
(p)all material consents necessary for such proposed Permitted Acquisition have been acquired and such proposed Permitted Acquisition is consummated in accordance with the applicable acquisition documents and applicable law;
(q)each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any Other Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Document shall be true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein) on and as of such date such proposed Permitted Acquisition is consummated both before and after giving effect thereto as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein) on and as of such earlier date);

(r)on or prior to the date of such proposed Permitted Acquisition, Agent shall have received, in form and substance reasonably satisfactory to Agent, copies of the acquisition agreement (which shall allow collateral assignments of Loan Parties rights thereunder in favor of the Agent and the Lenders) or merger agreement, all related agreements and instruments, and all opinions, certificates, lien search results and other documents reasonably requested by Agent;
(s)concurrently with delivery of the notice referred to in clause (a) above, Loan Parties shall have delivered to Agent, in form and substance reasonably satisfactory to Agent updated versions of the projections most recently delivered pursuant to Section 9.11(b), covering the 1-year period commencing on the date of such Permitted Acquisition and otherwise prepared in accordance with such most recently delivered projections and based upon historical financial data of a recent date reasonably satisfactory to Agent, taking into account such Permitted Acquisition; and
(t)both on the date of closing of the proposed Permitted Acquisition and after giving effect thereto, Loan Parties shall have satisfied the Investment Conditions;
(u)if the proposed Permitted Acquisition is structured as a merger of the Target and Borrower or wholly-owned US Subsidiary of Borrower that is a Loan Party, Borrower or such wholly-owned US Subsidiary must be the survivor of such merger, or the survivor must assume all Obligations and execute such documents as may be reasonably required by the Required Lenders subjecting such survivor to the Agreement and Other Documents as applicable; and
(v)concurrently with consummation of the proposed Permitted Acquisition, Borrower shall have delivered to Agent a certificate stating that the foregoing conditions have been satisfied.
“Permitted Acquisitions/JV Cap Amount” shall mean, with respect to both Permitted Acquisitions and all JV investments permitted pursuant to Section 7.11(b) (“Permitted JV’s”), an aggregate amount (the “Total Acquisitions/JV Investment Amount”) equal to the sum of (a) the total cash and non-cash consideration paid by Loan Parties and their Subsidiaries (including, without limitation, assumption or incurrence of all Indebtedness (including without limitation earn-outs and deferred purchase price obligations)) in connection with all Permitted Acquisitions, and (b) the total cash and non-cash consideration paid and/or invested by Loan Parties and their Subsidiaries in connection with all Permitted JV’s (including, without limitation, assumption or incurrence of Indebtedness in connection therewith and all contributions of capital or other property to all JV’s), which Total Acquisitions/JV Investment Amount shall in no event exceed for any fiscal year, an amount equal to (such amount, the “Annual Acquisitions/JV Cap”) (i) $5,000,000 in the aggregate (the “Annual Acquisitions/JV Base Amount”) for all Permitted Acquisitions and all Permitted JV’s for the current fiscal year commencing on January 1, 2017 through and including December 31, 2017, and (ii) for the fiscal year ending December 31, 2018 and for each successive fiscal year thereafter, an aggregate amount equal to the Annual Acquisitions/JV Base Amount. For the avoidance of doubt, any investment in salt water disposal wells up to $15,000,000 in the aggregate shall not be included in the calculation of the Permitted Acquisitions/JV Cap Amount.
“Permitted Encumbrances” shall mean:
(w)(i) Liens in favor of Agent for the benefit of each Secured Party, which, in each case, secure Obligations~~,~~ and (ii) Liens securing the Revolving Loan Obligations in accordance with the Revolving Loan Documents ~~and (iii) Liens securing obligations outstanding under the Equipment Loan Agreement~~;
(x)inchoate Liens for taxes, assessments or other governmental charges not delinquent or being contested in good faith and by appropriate proceedings by the applicable Loan Party or Subsidiary of a Loan Party and with respect to which proper accruals have been taken by Loan Parties and the Subsidiaries; provided, that, (i) no Lien has been filed with respect thereto or, if any such Lien shall have been filed, a stay of enforcement of any such Lien shall be in effect, and (ii) the failure to make payment pending any such contest could not reasonably be expected to result in a Material Adverse Effect;
(y)deposits or pledges to secure obligations under worker’s compensation, social security or similar laws, or under unemployment insurance, in each case made in the ordinary course of business and excluding deposits, liens or pledges under ERISA;
(z)deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of the applicable Loan Party’s or Subsidiary’s business;

(aa)inchoate mechanics’, workers’, materialmen’s, carriers’, warehousemen’s, landlords or other like Liens arising in the ordinary course of the applicable Loan Party’s or Subsidiary’s business with respect to obligations which are (i) not due or (ii) being contested in good faith and by appropriate proceedings by the applicable Loan Party or Subsidiary of a Loan Party and with respect to which proper accruals have been taken by Loan Parties and the Subsidiaries; provided, that, (i) no Lien has been filed with respect thereto or, if any such Lien shall have been filed, a stay of enforcement of any such Lien shall be in effect, and (ii) the failure to make payment pending any such contest could not reasonably be expected to result in a Material Adverse Effect;
(ab)Liens placed upon fixed assets hereafter acquired (including, without limitation, fixed assets leased pursuant to a Capital Lease or other similar leasing arrangement or pursuant to a Permitted Fixed Asset Financing) by any Loan Party or any Subsidiary to secure a portion of the purchase price or financing thereof incurred prior to, at the time of, or within 120 days after completion of the acquisition of such fixed assets; provided, that, (i) any such Lien shall not encumber any property of Loan Parties or their Subsidiaries other than the fixed assets so purchased or financed, accessories, accessions, replacements, repairs, modifications and, additions and attachments to such fixed assets, together with any contracts, leases, subleases, chattel paper, security deposits with respect thereto and proceeds thereof (including insurance proceeds), and (ii) the aggregate amount secured by such Liens shall not exceed the applicable amount provided for in Section 7.07(b);
(ac)Liens in existence on the date hereof that are disclosed on Schedule 7.02;
(ad)Liens on specific fixed assets (as opposed to any blanket Lien on any asset type) acquired pursuant to a Permitted Acquisition in existence at the time such assets are acquired pursuant to such Permitted Acquisition and not created in contemplation thereof; provided, that such Liens do not attach to any assets other than the assets acquired pursuant to such Permitted Acquisition;
(ae)with respect to any Real Property, Liens consisting of easements, rights of way and zoning restrictions that do not materially interfere with or impair the use or operation thereof;
(af)Liens on depository accounts granted or arising in the ordinary course of business in favor of depositary banks maintaining such depository accounts solely to the extent they secure customary account fees and charges payable in respect of such depository accounts;
(ag)non-consensual statutory Liens (other than Liens securing the payment of taxes or ERISA matters) arising in the ordinary course of a Loan Party or Subsidiary’s business; provided, that, such Liens do not secure Indebtedness or any other amounts in excess of $1,000,000 in the aggregate which are past due;
(ah)Liens arising from (i) operating leases with respect to assets which are not owned by any Loan Party or any Subsidiary and the precautionary UCC financing statement filings in respect thereof and (ii) equipment or other materials which are not owned by any Loan Party or Subsidiary located on the premises of such Loan Party or Subsidiary (but not in connection with, or as part of, the financing thereof) from time to time in the ordinary course of business and consistent with current practices of Loan Parties and their Subsidiaries and the precautionary UCC financing statement filings in respect thereof;
(ai)judgments and other similar Liens arising in connection with court proceedings that do not constitute an Event of Default;
(aj)Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;
(ak)Liens in favor of customs and revenue authorities arising as a matter of law to secure custom duties which are not past due in connection with the importation of goods by Loan Parties or their Subsidiaries in the ordinary course of business;
(al)receipt of deposits and advances from customers in the ordinary course of business which may create an interest in the Inventory to be sold to such customers, but which do not constitute contractual Liens granted by a Loan Party or any Subsidiary; and
(am)Liens granted to secure Indebtedness permitted under Section 7.07(i) in connection with the financing of insurance premiums, provided, that, (i) such Liens shall not encumber any property other than the insurance policies in connection with which such insurance premium financing Indebtedness has been incurred and any return premiums and dividend payments with respect to such insurance policies, and (ii) such Liens shall in no event encumber any loss payments that are at any time payable to any Loan Party and/or to Agent (subject to Section 2.07(a)) under any such insurance policies; and
(an)Liens on assets described in clause (e) of the definition of Excluded Assets.
“Permitted Fixed Asset Financing” shall mean any Indebtedness permitted pursuant to Section 7.07(b).

“Permitted Holders” shall mean (a) certain funds and accounts advised or sub-advised by Ascribe, Solace, Courage Capital Management, LLC, FMR LLC, Pacific Investment Management Company LLC and Phoenix Investment Adviser LLC and (b) any Affiliate of a person set forth in clause (a) of this definition.
“Person” shall mean any individual, sole proprietorship, partnership, corporation, company, business trust, joint stock company, trust, unincorporated organization, association, limited liability company, institution, public benefit corporation, joint venture, entity or government (whether federal, state, county, city, municipal or otherwise, including any instrumentality, division, agency, body or department thereof).
“Petition Date” shall have the meaning set forth in the recitals to this Agreement.
“PIK Interest Rate” shall mean, as of any date, the following percentage per annum corresponding to such date:

Date	PIK Interest Rate
Closing Date through 12 months after the Closing Date	7.00%
From such date through 12 months thereafter	9.00%
From such date through 12 months thereafter	11.00%
From such date through 12 months thereafter	13.00%

“Plan” shall mean any employee benefit plan within the meaning of Section 3(3) of ERISA, maintained for employees of Loan Parties or any member of the Controlled Group or any such Plan to which any Loan Party or member of the Controlled Group is required to contribute on behalf of any of its employees.
“Plan of Reorganization” shall have the meaning set forth in the recitals to this Agreement.
“Platform” shall have the meaning set forth in Section 16.20.
“Pledge Agreement” shall mean that certain Pledge and Security Agreement dated the Closing Date among the Loan Parties party thereto and Agent, in form and substance satisfactory to the Required Lenders and Agent.
“Pre-Petition Credit Agreement’ shall have the meaning set forth in the recitals to this Agreement.
“Pre-Petition Commitments” shall have the meaning set forth in the recitals to this Agreement.
“Pre-Petition Lenders” shall have the meaning set forth in the recitals to this Agreement.
“Pre-Petition Agent” shall have the meaning set forth in the recitals to this Agreement.
“Prior Defaulting/Impacted Lender” shall mean, as of any date, a Lender that is not then a Defaulting Lender or an Impacted Lender but was a Defaulting Lender or an Impacted Lender at any time during the past 365 days.
“Pro Forma Balance Sheet” shall have the meaning set forth in Section 5.05(a).
“Public Lender” shall have the meaning set forth in Section 16.20.
“Purchasing Lender” shall have the meaning set forth in Section 16.03(c).

“Qualified Assignee” shall mean (a) any Lender (other than a Defaulting Lender, an Impacted Lender or a Prior Defaulting/Impacted Lender), any Controlled Affiliate of any Lender (other than a Defaulting Lender, an Impacted Lender or a Prior Defaulting/Impacted Lender) and any Approved Fund (other than with respect to a Defaulting Lender, an Impacted Lender or a Prior Defaulting/Impacted Lender); (b) any Person that is not described in the immediately preceding clause (a) that is organized under the laws of the United States or any state or district thereof, has total assets in excess of $5 billion, extends asset-based lending facilities in its ordinary course of business and whose becoming an assignee would not constitute a prohibited transaction under Section 4975 of ERISA or any other applicable law, and (c) any other Person consented to by the Required Lenders; provided, that neither any Loan Party nor any Affiliate of any Loan Party shall qualify as a Qualified Assignee unless consented to by the Required Lenders in their sole discretion.
“Qualified Plan” shall mean a Plan that is intended to be tax qualified under Section 401(a) of the Code.
“Questionnaire” shall mean each of the information certificates, each dated as of the date hereof, executed by each Loan Party in favor of the Agent.
“RCRA” shall mean the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., as same may be amended from time to time.
“Real Property” shall mean all of each Loan Party’s and each of their Subsidiary’s right, title and interest in and to its owned and leased premises.
“Recipient” shall mean, as applicable, (a) the Agent and (b) any Lender, or any combination thereof (as the context requires).
“Receivables” shall mean and include, as to each Loan Party and each Subsidiary of each Loan Party, all of such Loan Party’s and Subsidiary’s Accounts, Contract Rights, instruments (including promissory notes and instruments evidencing indebtedness owed to Loan Parties and their Subsidiaries by their Affiliates), documents, chattel paper (whether tangible or electronic), general intangibles relating to Accounts, drafts and acceptances, and all other forms of obligations owing to such Loan Party and Subsidiary arising out of or in connection with the sale, lease or other disposition of Inventory or the rendition of services, all guarantees and other security therefor, whether secured or unsecured, now existing or hereafter created, and whether or not specifically sold or assigned to Agent hereunder.
“Release” shall have the meaning set forth in Section 5.07(c).
“Reportable Event” shall mean a reportable event described in Section 4043(c) of ERISA or the regulations promulgated thereunder with respect to which the thirty (30) day notice requirement has not been waived.
“Required Lenders” shall mean (a) if there are three (3) or more Lenders, at least two (2) or more Lenders having Commitment Percentages (calculated under the definition of Commitment Percentages) the aggregate amount of which exceeds fifty (50%) percent, and (b) if there are either one (1) or two (2) Lenders, all Lenders.
“Responsible Officer” shall mean with respect to any Person, such Person’s chief executive officer, president, chief operating officer, chief financial officer or other officer having substantially the same authority and responsibility with respect to the matters at hand (or having substantially the same knowledge of the contents of the certificate, document or other document being delivered).
“Restricted” means, when referring to cash or Cash Equivalents of the Loan Parties or any of their Subsidiaries, that such cash or Cash Equivalents appear (or would be required to appear) as “restricted” on a consolidated balance sheet of the Loan Parties or such Subsidiary (unless such appearance is related to this Agreement or the Other Documents (or the Liens created thereunder))

“Restricted Accounts” shall mean deposit accounts or other accounts (a) established and used (and at all times will be used) solely for the purpose of paying current payroll obligations of Loan Parties (and which do not (and will not at any time) contain any deposits other than those necessary to fund current payroll), in each case in the ordinary course of business, (b) maintained (and at all times will be maintained) solely in connection with an employee benefit plan, but solely to the extent that all funds on deposit therein are solely held for the benefit of, and owned by, employees (and will continue to be so held and owned) pursuant to such plan, and (c) used in the ordinary course of business for petty cash, the balance of which shall not exceed $50,000 in the aggregate at any time; provided, that, without limiting the foregoing, in order for any such deposit account or other account to constitute a “Restricted Account”, such deposit or other account must be expressly designated as a “Restricted Account” on Schedule 5.23 (as such schedule may from time to time be updated in accordance with Section 5.23), which designation shall constitute a representation and warranty by each Loan Party that such deposit account or other account satisfies the criteria set forth in this definition to constitute a “Restricted Account”.
“Restricted Asset” shall have the meaning as set forth in the definition of Excluded Assets.
“Restriction” shall have the meaning as set forth in the definition of Excluded Assets.
“Revolving Loan Agent” shall mean the “Administrative Agent” under and as defined in the Revolving Loan Agreement.
“Revolving Loan Agreement” shall mean that certain Credit Agreement, dated as of November 16, 2018, among the Borrower, as a borrower, the other borrowers party thereto from time to time, the other credit parties party thereto from time to time, the lenders party thereto from time to time and Regions Bank, as administrative agent.
“Revolving Loan Documents” shall mean the “Loan Documents” under and as defined in the Revolving Loan Agreement.
“Revolving Loan Obligations” shall mean the “Obligations” under and as defined in the Revolving Loan Agreement.
“Rights Offering” means that certain rights offering pursuant to which Parent anticipates issuing to certain holders of its common stock the right to purchase their pro rata share of newly issued unsecured subordinated convertible debt instruments of Parent in an aggregate principal amount of $50,000,000 plus accrued interest paid in kind (the “Subordinated Notes”) on terms and conditions satisfactory to the November 2018 Bridge Term Loan Lenders.
“Rolling Budget” means a projected balance sheet, income statement and cash flow statement for the Loan Parties and their Subsidiaries on a monthly basis, for the following 12 calendar months, for each month during such period, in form and substance reasonably satisfactory to the Lenders.
“Sanctioned Entity” shall mean (a) an agency of the government of, (b) an organization directly or indirectly controlled by, or (c) a person resident in, a country that is subject to a sanctions program identified on the list maintained and published by OFAC and available at or as otherwise published from time to time as such program may be applicable to such agency, organization or person.
“Sanctioned Person” shall mean a person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC available at or as otherwise published from time to time.
“SEC” shall mean the United States Securities and Exchange Commission.

“Secured Party” shall mean Agent and the Lenders; sometimes hereinafter collectively referred to as “Secured Parties”.

“Senior Unsecured Notes” shall mean, collectively, the 9% Senior Unsecured Notes due 2019 in the original principal amount of $280,000,000, issued by Parent as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced (to the extent not prohibited by this Agreement).

“Servicing Agreement” shall mean that certain letter agreement dated as of the Closing Date among Agent, the Loan Parties and the Title Agent, in form and substance satisfactory to the Required Lenders and Agent.
“Solace” means Solace Capital Partners, L.P.
“Solvent” shall mean, at any time with respect to any Person, that at such time such Person (a) is able to pay its debts as they mature and has (and has a reasonable basis to believe it will continue to have) sufficient capital (and not unreasonably small capital) to carry on its business consistent with its practices as of the date hereof, and (b) the assets and properties of such Person at a fair valuation (and including as assets for this purpose at a fair valuation all rights of subrogation, contribution or indemnification arising pursuant to any guarantees given by such Person) are greater than the Indebtedness of such Person, and including subordinated and contingent liabilities computed at the amount which, such Person has a reasonable basis to believe, represents an amount which can reasonably be expected to become an actual or matured liability (and including as to contingent liabilities arising pursuant to any guarantee the face amount of such liability as reduced to reflect the probability of it becoming a matured liability).
“Specified Real Property” shall have the meaning set forth in Section 4.17(a).
“Subordinated Debt” shall mean Indebtedness which is expressly subordinated in right of payment to the prior payment in full of the Obligations on terms reasonably acceptable to Agent and, if required by Agent in its sole discretion, pursuant to a subordination agreement entered into between the Person to whom such subordinated Indebtedness is owing and Agent, in form and substance satisfactory to Agent.
“Subordinated Notes” shall have the meaning set forth in the definition of “Rights Offering”.
“Subscription Agent” shall mean Wilmington Trust, National Association, as subscription agent.
“Subsidiary” shall mean, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding shares or other equity interests as to have more than fifty (50%) percent of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of Borrower.
“Target” shall have the meaning as set forth in the definition of Permitted Acquisition.
“Tax” or “Taxes” shall mean any tax, fee, premium, charge, duty, escheat or other amount imposed by a Governmental Body and any interest, penalty, or addition to tax imposed with respect thereto or any applicable law, treaty, regulation or directive.
“Term” shall mean the period commencing on the Closing Date and ending on the Termination Date.
“Term Commitment” means the Initial Term Commitment, the November 2018 Add-On Term Commitment, the November 2018 Bridge Term Commitment and/or an Incremental Term Commitment, as the context may require.
“Term Loans” shall mean the loans made pursuant to Section 2.01 together with any Incremental Term Loans.
“Term Note” shall have the meaning set forth in Section 2.01.
“Termination Date” shall have the meaning set forth in Section 13.01.
“Termination Event” shall mean (a) a Reportable Event with respect to any Plan or Multiemployer Plan; (b) the withdrawal of any Loan Party or any of their Subsidiaries or any member of the Controlled Group from a Plan or Multiemployer Plan during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (c) the providing of notice of intent to terminate a Plan in a distress termination described in

Section 4041(c) of ERISA; (d) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (e) any event or condition (i) which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA; or (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of any Loan Party, any Subsidiary thereof or any member of the Controlled Group from a Multiemployer Plan.
“Title Agent” shall mean A.S.A., Inc., or such other entity designated by the Agent and the Loan Parties as the respective sub-agent for the Agent and the Loan Parties for the limited purpose of dealing with any motor vehicle forms relating to or concerning titled vehicles.
“Title IV Plan” shall mean a Plan (other than a Multiemployer Plan), that is covered by Title IV of ERISA, and that any Loan Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.
“Toxic Substance” shall mean and include any material present on the Real Property or the leasehold interests which has been shown to have significant adverse effect on human health or which is subject to regulation under the Toxic Substances Control Act (TSCA), 15 U.S.C. §§ 2601 et seq., applicable state or other law, or any other applicable federal, state or other laws now in force or hereafter enacted relating to toxic substances. “Toxic Substance” includes but is not limited to asbestos, polychlorinated biphenyls (PCBs) and lead-based paints.
“Transferee” shall have the meaning set forth in Section 16.03(b).
“Transferee Register” shall have the meaning set forth in Section 16.03(b).
“UCC” shall mean the Uniform Commercial Code as in effect in the State of New York from time to time.
“Unfunded Pension Liability” shall mean, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan, and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Loan Party or any ERISA Affiliate as a result of such transaction.
“US Loan Party” shall mean a Loan Party organized, incorporated or otherwise formed under the laws of the United States or any State thereof or the District of Columbia.
“US Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“US Subsidiary” shall mean a Subsidiary organized, incorporated or otherwise formed under the laws of the United States or any State thereof or the District of Columbia.
“US Tax Compliance Certificate” has the meaning assigned to such term in Section 16.03(f).
“Waterfall Event” shall mean the occurrence of (a) failure by Borrower to repay all of the Obligations as of the end of the Term or after the Obligations have been accelerated, or (b) an Event of Default and the election by the Agent or the Required Lenders to require that payments and proceeds of Collateral be applied pursuant to Section 11.02(b).
“Well Services Equipment” shall mean, collectively, (a) oil and natural gas well service rigs and related Equipment, motor vehicles (including, but not limited to, fluid trucks, heavy trucks, vacuum trucks and other rolling stock) and trailers (including but not limited to vacuum trailers) that are used in the ordinary course of Borrower’s and Guarantors’ well servicing business, and frac tanks designed to hold mud, water and other fluids that are a byproduct of the well drilling process.
“Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.
Section .Uniform Commercial Code Terms
.
All terms used herein and defined in the UCC, including, the terms accessions, account debtor, certificated security, chattel paper, commercial tort claim, deposit account, document, electronic chattel paper, equipment, financial asset, fixtures, goods, health care insurance receivable, instrument, investment property, letter-of-credit rights, payment intangibles, proceeds, securities accounts, security, security entitlement, software, supporting obligations and uncertificated security, shall have the meaning given therein unless otherwise defined herein or unless the context provides otherwise.
Section .Certain Matters of Construction
.
The terms “herein”, “hereof” and “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Each reference to a Section, an Exhibit or a Schedule shall be deemed to refer to a Section, an Exhibit or a Schedule, as applicable, of this Agreement unless otherwise specified. The terms “including” and other words of similar import refer to “including, but not limited” unless otherwise specified. Any pronoun used shall be deemed to cover all genders. Wherever appropriate in the context, terms used herein in the singular also include the plural and vice versa. All references to statutes (including the UCC) and related regulations shall include any amendments of same and any successor statutes and regulations. Unless otherwise provided, all references to any instruments or agreements, including, without limitation, references to this Agreement or any of the Other Documents, shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof to the extent not prohibited by this Agreement or any Other Document. Unless otherwise provided, Dollar ($) baskets set forth in the representations and warranty, covenants and event of default provisions of this Agreement (and other similar baskets) are calculated as of each date of measurement by the Dollar Equivalents thereof as of such date of measurement. Once an Event of Default occurs, such Event of Default shall remain in existence and be continuing unless (a) waived in writing by the applicable Lenders and other Persons in accordance with Section 16.02 or (b) cured (if such Event of Default is capable of being cured) at any time prior to the date that Agent and/or Lenders exercise any rights and remedies whatsoever in respect of such Event of Default under this Agreement or the Other Documents, including, without limitation, (i) exercise of any rights and remedies under Article XI of this Agreement, (ii) Agent’s delivery to Borrower or any Loan Party of notice of occurrence of such Event of Default, and (iii) the election of Agent or the Required Lenders under Section 3.01 that the outstanding Term Loans and all other Obligations shall bear interest at the Default Rate. If Agent and/or Lenders have exercised any rights and remedies, the subject Event of Default shall remain in existence and be continuing unless waived in writing by the applicable Lenders and other Persons in accordance with Section 16.02.

ARTICLE III
ARTICLE IVADVANCES, PAYMENTS.
Section .Term Loans
.
(a)Initial Term Loan. Subject to the terms and conditions set forth in this Agreement (including, without limitation, Article VIII), each Lender, severally and not jointly, agrees to make a simultaneous loan to Borrower on the Closing Date in the amount of such Lender’s Term Commitment.

(b)November 2018 Add-On Term Loan. Subject to the terms and conditions of this Agreement and the Other Documents, each Lender with an November 2018 Add-On Term Commitment agrees (severally, not jointly or jointly and severally) to make a term loan (the “November 2018 Add-On Term Loan”) to Borrower on the November 2018 Effective Date in an aggregate principal amount equal to such Lenders Pro Rata Share of the November 2018 Add-On Term Commitment.
(c)November 2018 Bridge Term Loan. Subject to the terms and conditions of this Agreement and the Other Documents, each Lender with an November 2018 Bridge Term Commitment agrees (severally, not jointly or jointly and severally) to make a term loan (the “November 2018 Bridge Term Loan”) to Borrower on the November 2018 Effective Date in an aggregate principal amount equal to such Lenders Pro Rata Share of the November 2018 Bridge Term Commitment.
Term Loans shall be funded by Lenders (as applicable) in Dollars and shall be repaid in Dollars. To the extent required by a Lender, each Term Loan made by such Lender shall be evidenced by a promissory note in substantially the form attached hereto as Exhibit 2.01 (each, a “Term Note”; it being understood that no such promissory note shall include a grant of a Lien in favor of any individual Lender). The Term Loans shall be fully funded on the Closing Date or the November 2018 Effective Date, as applicable, upon Agent’s receipt of funds from Subscription Agent and all proceeds shall be used in accordance in Section 2.08.
Section .Procedure for Borrowing
.
(a)Borrower shall notify Agent of the request by Borrower to incur Term Loans hereunder. Such notice shall be in the form of the Notice of Borrowing Request attached hereto as Exhibit A and shall be required to be delivered by Borrower to Agent on or prior to 12:00 noon (New York time) on the Business Day that is one (1) Business Day prior to the date of such requested borrowing. Such notice shall include (A) the amount of such proposed borrowing, and (B) the date of such proposed borrowing (which must be a Business Day). With respect to the Initial Term Loan, each Lender shall make the amount of its Commitment Percentage available to the Borrower or otherwise as described in the Funds Flow Memorandum.
(b)At the option of the Borrower and upon three (3) Business Days’ prior written notice to Agent, the Borrower may prepay the Term Loans in whole at any time or in part from time to time, without premium or penalty, but with accrued interest on the principal being prepaid to the date of such repayment; provided that the November 2018 Bridge Term Loans may not be prepaid or repaid except pursuant to Section 2.04(e) or Section 2.07(f).
Section .Disbursement of Term Loan Proceeds
.
Term Loans shall be disbursed from whichever office or other place Agent or Lenders, as applicable, may designate prior to the disbursal. During the Term, the Borrower may request (solely on the Closing Date) and repay, but may not reborrow, Term Loans, all in accordance with the terms and conditions of this Agreement. The proceeds of Term Loans requested by the Borrower or deemed to have been requested by the Borrower under Section 2.02(a) shall, subject to the terms and conditions of this Agreement with respect to requested Term Loans, be made available to the Borrower on the Business Day so requested by way of wire transfer to the bank account(s) designated by Borrower, in immediately available federal funds or other immediately available funds.
Section .Repayment of Term Loans
.
(a)Term Loans shall be due and payable in full on the applicable Termination Date subject to earlier prepayment as herein provided.
(b)Except as otherwise expressly provided herein (including as provided in Section 2.04(e)), all payments (including prepayments) of principal, interest and other amounts payable hereunder and under each Other Document shall be made to Agent at the Payment Account set forth on Schedule 2.04(b) not later than 2:00 p.m. (New York time) on the due date therefor (or, if such due date is not a Business Day, on the next Business Day) in lawful money of the United States of America in funds immediately available to Agent. Any payment received by Agent subsequent to 2:00 p.m. (New York time) on any Business Day (regardless of whether such payment is due on such

Business Day) shall be deemed received by Agent, and shall be applied to the applicable Obligations intended to be paid thereby, on the next Business Day.
(c)The Borrower shall pay principal, interest, and all other amounts payable hereunder and under each Other Document without any deduction whatsoever, including, but not limited to, any deduction for any setoff or counterclaim.
(d)If, notwithstanding the terms of this Agreement or any Other Document, Agent or any Lender receives any payment from or on behalf of Borrower or any other Loan Party in a currency other than Dollars, Agent or such Lender may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into Dollars at exchange rate selected by Agent or such Lender. Borrower shall reimburse Agent and Lenders on demand for all costs they incur with respect thereto. To the extent permitted by law, the obligation shall be satisfied only to the extent of the amount actually received by Agent upon such conversion.
(e)Notwithstanding anything to the contrary in this Agreement but subject to Section 2.07(f), and provided that no insolvency proceeding has been commenced by or against Borrower or any of its Affiliates, any portion of any payment attributable to principal on the November 2018 Bridge Term Loan may be made by delivering directly to the applicable Lenders unsecured convertible subordinated notes of the Parent having an aggregate principal amount equal to the amount of such principal payment and otherwise on terms satisfactory to such Lenders (each a “November 2018 Bridge Term Loan Repayment Note” and collectively, the “November 2018 Bridge Term Loan Repayment Notes”); provided, however, that such repayment shall only become effective upon Agent’s receipt from Borrower of the officer’s certificate set forth in Section 2.04(e)(i), and Agent’s receipt from such Lenders of the certification set forth in Section 2.04(e)(ii) below.
(i)Concurrently with the delivery to the applicable Lenders of a November 2018 Bridge Term Loan Repayment Note, Borrower shall deliver to Agent an officer’s certificate, substantially in the form of Exhibit E, setting forth the date of delivery of the November 2018 Bridge Term Loan Repayment Note, the applicable amount of November 2018 Bridge Term Loan principal repaid by the November 2018 Bridge Term Loan Repayment Note, and the Lenders to whom the November 2018 Bridge Term Loan Repayment Note was delivered.
(ii)Upon receipt by any Lender of a November 2018 Bridge Term Loan Repayment Note, such Lender shall promptly deliver to Agent a certification, substantially in the form of Exhibit F, acknowledging the repayment of principal of the November 2018 Bridge Term Loan, and setting forth the amount of principal repaid by Borrower.
Upon the commencement of an insolvency proceeding against Parent, Borrower or any of their Subsidiaries, the November 2018 Bridge Term Loan may be paid only in cash.
Section .Statement of Account.
Agent shall maintain, in accordance with its customary procedures, a loan account record (the “Borrower’s Account”) in the name of the Borrower in which shall be recorded the date and amount of Term Loans made by Lenders and the date and amount of each payment in respect thereof; provided, however, that, the failure by Agent to record the date or amount of the Term Loans or any other item shall not adversely affect Agent or any Lender under this Agreement or any Other Document or diminish any obligation of any Loan Party under this Agreement or any Other Document. Upon request, Agent shall send to Borrower a statement showing the accounting for the Term Loans made, payments made or credited in respect thereof, and certain other transactions between Lenders and the Borrower. The statements shall be deemed correct and binding upon the Borrower in the absence of manifest error and shall constitute an account stated between Lenders and the Borrower unless Agent receives a written statement of the Borrower’s specific exceptions thereto within thirty (30) days after such statement is received by Borrower. Subject to the preceding sentence, the records of Agent with respect to the Borrower’s Account shall be conclusive evidence absent manifest error of the amounts of Term Loans and other charges thereto and of payments applicable thereto.
Section .Manner of Borrowing and Payment
.
(a)The Term Loans shall be advanced according to the applicable Commitment Percentages of Lenders.
(b)All proceeds of Collateral, together with each payment (including each prepayment) by the Borrower on account of the principal of the Term Loans, shall be applied to the Term Loans pro rata according to the applicable Commitment Percentages of Lenders. Except as expressly provided herein (including as provided in Section 2.04(e)), all payments (including prepayments) to be made by the Borrower on account of principal, interest and fees shall be made in Dollars without setoff or counterclaim and shall be made to Agent on behalf of the Agent and the Lenders to the Payment Account, in each case on or prior to the time specified in Section 2.04(b) in immediately available funds.
(c)If any Lender or Participant (a “Benefited Lender”) shall at any time receive any payment of all or part of its Term Loan, or interest thereon, or receive any Collateral in respect thereof (whether voluntarily or involuntarily or by set-off) in a greater proportion than any such payment to and Collateral received by any other Lender, if any, in respect of such other Lender’s Term Loan, or interest thereon, and such greater proportionate payment or receipt of Collateral is not expressly permitted hereunder, such Benefited Lender shall purchase for cash from the other Lenders a participation in such portion of each such other Lender’s Term Loan, or shall provide such other Lender with the benefits of any such Collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such Collateral or proceeds ratably with each of the other Lenders according to their Commitment Percentages thereof; provided, however, that, if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. Each Lender so purchasing a portion of another Lender’s Term Loan may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.
(d)Unless Agent shall have been notified in writing, prior to the making of the Term Loans, by any Lender that such Lender will not make the amount which would constitute its applicable Commitment Percentage of the Term Loans available to Agent, Agent may (but shall not be obligated to) assume that such Lender shall make (and such Lender unconditionally shall be obligated to make) such amount available to Agent on demand and, in reliance upon such assumption, make available to the Borrower a corresponding amount. Agent will promptly notify Borrower of its receipt of any such notice from a Lender. If such amount is made available to Agent, such Lender shall pay to Agent on demand an amount equal to the product of (i) the daily average Federal Funds Rate (computed on the basis of a year of three hundred sixty (360) days) during such period as quoted by Agent, times (ii) such amount, times (iii) the number of days to the date on which such amount becomes immediately available to Agent. A certificate of Agent submitted to any Lender with respect to any amounts owing under this paragraph (d) shall be conclusive, in the absence of manifest error. If such amount is not in fact made available to Agent by such Lender within three (3) Business Days after request, Agent shall be entitled to recover such an amount, with interest thereon at the rate per annum then applicable to Term Loans hereunder, on demand from the Borrower; provided, however, that, Agent’s right to such recovery shall not prejudice or otherwise adversely affect the Borrower’s rights (if any) against such Lender.
Section .Mandatory Prepayments
.
Notwithstanding the following, (i) during a Waterfall Event, the order of application to the Obligations shall be made pursuant to Section 11.02(b) rather than as is provided in this Section 2.07, and (ii) in the event of a prepayment pursuant to Section 2.07(f), the net cash proceeds received from such Rights Offering shall be applied solely to the outstanding principal amount of the November 2018 Bridge Term Loan.
(a)When any Loan Party or any of their Subsidiaries Disposes of any Collateral or other assets or receives proceeds of property or casualty insurance, within three (3) Business Days thereof, Loan Parties shall repay Term Loans in an amount equal to one hundred (100%) percent of the net cash proceeds of such sale (i.e., gross cash proceeds less the reasonable out-of-pocket costs and expenses in respect of such Dispositions (including any taxes and similar amounts)) or all of the cash proceeds of such insurance, as applicable, such repayments to be made promptly but in no event more than three (3) Business Days following receipt of such proceeds, and until the date of payment, such proceeds shall be held in trust for Agent. Such repayments shall be applied to the outstanding principal amount of the Term Loans until paid in full. Notwithstanding the foregoing, unless and until an Event of Default has occurred and is continuing or would result therefrom, such proceeds from Dispositions and insurance payments that do not exceed $5,000,000 in the aggregate in any fiscal year may be retained by Loan Parties solely to acquire replacement assets without making a mandatory prepayment hereunder so long as (1) the fair market value of the acquired assets is equal to or greater than the fair market value of the assets which were Disposed or subject to the insurance payment, as applicable, and (2) the acquired assets are purchased by the applicable Loan Party within one year of the Disposition of the assets or receipt of the insurance payment, as applicable. If a Loan Party fails to meet the conditions set forth above, Loan Parties shall pay the proceeds to Agent to the extent not utilized in such acquisitions as a repayment of any outstanding Term Loans. The provisions of this Section 2.07(a) shall not be deemed to be implied consent to any such Disposition otherwise prohibited by the terms and conditions of this Agreement or any Other Document.
(b)Within one (1) Business Day of the date of receipt by any Loan Party or any of its Subsidiaries of any Extraordinary Receipts that exceed $100,000 in the aggregate after the Closing Date, Borrower shall prepay the outstanding amount of the Term Loans in an amount equal to one hundred (100%) percent of such Extraordinary Receipts, net of any reasonable out of pocket fees and expenses incurred in collecting such Extraordinary Receipts. Such repayments shall be applied to the outstanding principal amount of the Term Loans until paid in full. The provisions of this Section 2.07(b) shall not be deemed to be implied consent to any event giving rise to such Extraordinary Receipts otherwise prohibited by the terms and conditions of this Agreement.
(c)Within one (1) Business Day of the receipt by any Loan Party or any of its Subsidiaries of the proceeds of any Indebtedness (other than Indebtedness permitted pursuant to Section 7.07), Borrower shall prepay the outstanding amount of the Term Loans in an amount equal to one hundred (100%) percent of such proceeds, net of any reasonable out of pocket fees and expenses related to the incurrence of such Indebtedness. Such repayments shall be applied to the outstanding principal amount of the Term Loans until paid in full. The provisions of this Section 2.07(c) shall not be deemed to be implied consent to the incurrence of Indebtedness otherwise prohibited by the terms and conditions of this Agreement.
(d)Within five (5) Business Days after the delivery of quarterly financial statements pursuant to Section 9.07, but in any event not later than sixty (60) days after the end of each fiscal quarter of the Loan Parties, Borrower shall prepay the outstanding amount of the Term Loans in an amount equal to the Excess Cash. Such repayments shall be applied to the outstanding principal amount of the Term Loans until paid in full.
(e)Except as otherwise provided herein, Borrower shall deliver to Agent, at the time of each prepayment required under this Section 2.07, (i) a certificate signed by a financial officer of Borrower setting forth in reasonable detail the calculation of the amount of such prepayment and (ii) to the extent reasonably practicable, at least three days’ prior written notice of such prepayment. Each notice of prepayment shall specify the prepayment date and the principal amount of the Term Loans to be prepaid.
(f)Concurrently with the completion of the Rights Offering, Borrower shall prepay the outstanding principal amount of the November 2018 Bridge Term Loan in cash in accordance with the first sentence of this Section 2.07 in an amount equal to 100% of the net cash proceeds received from such Rights Offering.
Section .Use of Proceeds
.
(a)(i)    The Borrower shall use proceeds of the Initial Term Loans hereunder only for: (i) the payment on account of the Senior Unsecured Notes in an amount equal to $20,000,000, (ii) the payment of costs, expenses and fees incurred on or prior to the Closing Date in connection with the preparation, negotiation, execution and delivery of this Agreement and the Other Documents and (iii) for general operating, working capital and other general corporate purposes of the Borrower not otherwise prohibited by the terms hereof.
(i)The Borrower shall use proceeds of the November 2018 Add-On Term Loans and the November 2018 Bridge Term Loans hereunder only for: (i) financing the Cretic Acquisition, (ii) the payment of costs, expenses and fees incurred on or prior to the November 2018 Effective Date in connection with the Cretic Acquisition and the preparation, negotiation, execution and delivery of this Agreement and the Other Documents and (iii) for general operating, working capital and other general corporate purposes of the Borrower not otherwise prohibited by the terms hereof.
(ii)The Borrower shall use proceeds of any Incremental Term Loans hereunder for any purpose (including general operating, working capital and other general corporate purposes of the Borrower) not prohibited by the terms hereof.
(b)[Reserved.]
(c)None of the proceeds of the Term Loans will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security or for the purposes of reducing or retiring any Indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Term Loans to be considered a “purpose credit” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended.
Section .Defaulting Lender/Impacted Lender
.
(a)Notwithstanding anything to the contrary contained herein, in the event any Lender (i) has become subject to a Bail-In Action, (ii) has refused (if the refusal constitutes a breach by such Lender of its obligations under this Agreement) to make available its portion of any Term Loans, (iii) notifies either Agent or Borrower that it does not intend to make available its portion of any Term Loans (if the actual refusal would constitute a breach by such Lender of its obligations under this Agreement), or (iv) failed to fund any payments required to be made by it under this Agreement or any Other Document (each, a “Lender Default”), all rights and obligations hereunder of such Lender (a “Defaulting Lender”) as to which a Lender Default is in effect and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.09 while such Lender Default remains in effect. Notwithstanding the foregoing, no Lender Default shall be deemed to occur with respect to a Lender, and such Lender shall not constitute a Defaulting Lender hereunder, if such Lender notifies Agent and Borrower in writing that such Lender’s refusal or failure to fund any Term Loan or any such payments required to be made by it hereunder is the result of such Lender’s determination that one or more conditions precedent to funding as set forth in this Agreement (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in writing) has not been satisfied.
(b)The obligations of each Lender to make Term Loans shall continue to be based on their respective Commitment Percentages, and no Commitment Percentage of any Lender or any pro rata share of any Term Loans required to be advanced by any Lender shall be increased as a result of a Lender Default. Amounts received in respect of the Obligations owing to the Lenders shall be applied to reduce the applicable Obligations owing to each Lender that is not a Defaulting Lender prior to any such amounts being applied to reduce the Obligations owing to such Defaulting Lender to the extent that the aggregate amount of outstanding Obligations owing to such Defaulting Lender is less than what it would have been if such Lender Default did not occur.
(c)Notwithstanding anything set forth herein to the contrary, a Defaulting Lender shall not have any voting or consent rights, or be permitted to direct the Agent, under or with respect to this Agreement or any Other Document or constitute a “Lender” (or be included in the calculation of “Required Lenders” hereunder) for any voting or consent rights, or in directing the Agent, under or with respect to this Agreement or any Other Document; provided, that, the foregoing shall not permit (i) an increase in the principal amount of such Defaulting Lender’s Term Commitment, (ii) the reduction of the principal of, rate of interest on (other than the waiver of any default rate) or fees payable with respect to any Term Loan of such Defaulting Lender or (iii) unless all other Lenders affected thereby are treated similarly, the extension of any scheduled (as opposed to mandatory prepayment) payment date or final maturity date of the principal among of any Term Loan of such Defaulting Lender.
(d)Other than as expressly set forth in this Section 2.09, the rights and obligations of a Defaulting Lender (including the obligation to indemnify Agent pursuant to Section 14.07) and the other parties hereto shall remain unchanged. Nothing in this Section 2.09 shall be deemed to release any Defaulting Lender from its obligations under this Agreement and the Other Documents, shall alter such obligations, shall operate as a waiver of any default by such Defaulting Lender hereunder, or shall prejudice any rights which the Borrower, Agent or any Lender may have against any Defaulting Lender as a result of any default by such Defaulting Lender hereunder. At the option of Agent, any amount payable to a Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by Agent as cash collateral for funding obligations of the Defaulting Lender in respect of any Term Loan (including the obligation to indemnify Agent pursuant to Section 14.07). The Defaulting Lender’s decision-making and participation rights and rights to payments hereunder shall be restored only upon the payment by the Defaulting Lender of its Commitment Percentage of any Obligations, any participation obligation, or expenses as to which it is delinquent, together with interest thereon at the rate set forth in Section 2.06(g) hereof from the date when originally due until the date upon which any such amounts are actually paid.
(e)In the event a Defaulting Lender retroactively cures to the satisfaction of Agent the breach which caused a Lender to become a Defaulting Lender, then, from and after the date on which such cure has been so effected, such Defaulting Lender shall no longer be a Defaulting Lender and shall be treated as a Lender that is not a Defaulting Lender under this Agreement.
(f)Agent may replace a Defaulting Lender or an Impacted Lender in accordance with Section 16.02(c).
Section .Interrelated Businesses
.
Loan Parties hereby represent and warrant to Agent and Lenders that (a) Loan Parties and their respective Subsidiaries make up a related organization of various entities constituting a single economic and business enterprise so that Loan Parties and their respective Subsidiaries share an identity of interests such that any benefit received by any Loan Party or any Subsidiary of any Loan Party benefits each other Loan Party and each other Subsidiary of Loan Parties; (b) certain of Loan Parties and their respective Subsidiaries render services to or for the benefit of other Loan Parties and Subsidiaries, as the case may be, purchase or sell and supply goods to or from or for the benefit of the others, make loans, advances and provide other financial accommodations to or for the benefit of the other Loan Parties and Subsidiaries (including, inter alia, the payment by Loan Parties and Subsidiaries of creditors of the other Loan Parties and Subsidiaries and guarantees by Loan Parties and Subsidiaries of indebtedness of the other Loan Parties and Subsidiaries and provide administrative, marketing, payroll and management services to or for the benefit of the other Loan Parties and Subsidiaries), and (c) Loan Parties and their Subsidiaries have centralized accounting and legal service, common officers and directors and are identified to creditors as a single economic and business enterprise.
Section .Increase in Term Loans
.
(a)Subject to Section 2.11(e) below, the Borrower may request additional Term Commitments or an increase in the Term Commitments at any time after the November 2018 Effective Date; provided, that: (i) any such increase shall be subject to the consent of each of Agent, Ascribe and Solace and satisfaction of each of the conditions set forth in Section 2.11(c) below, (ii) any such written request shall specify the amount of the additional Term Commitments or increase in the Term Commitments that the Borrower is requesting; (iii) the amount of all such additional Term Commitments or increases in the Term Commitments shall not exceed $10,000,000 in the aggregate; (iv) such request may not be made on more than two (2) occasions during the Term (or such additional number of requests that is agreed by Ascribe and Solace); (v) any such additional Term Commitments or increases in the Term Commitments shall be for an aggregate amount not less than $5,000,000 (or such lesser amount that is agreed by Ascribe and Solace); (vi) the terms of any approved class of additional Term Commitments shall be determined by the Lenders that provide such additional Term Commitments; and (vii) any such request shall be irrevocable.
(b)Upon the receipt by Agent of any such written request, Agent shall promptly notify each of the Lenders of such request; provided, that no Lender shall have the right or be obligated to provide additional Term Commitments or increase its Term Commitments hereunder. The Borrower may seek additional Term Commitments or increases in the Term Commitments from existing Lenders or Qualified Assignees as it may determine.
(c)The additional Term Commitments or Increase in the Term Commitments, as applicable, shall become effective on the date that Agent notifies the Borrower that each of the following conditions have been satisfied (such date being the “Incremental Effective Date”):
(i)Agent shall have received from each Lender or Qualified Assignee that is providing an additional Term Commitment or increasing its Term Commitment, a written confirmation duly executed by such Lender or Qualified Assignee, Agent and the Borrower;
(ii)Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any Other Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Document shall be true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein; or in all respects with respect to representations and warranties made on the Closing Date) on and as of such date as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein) on and as of such earlier date);

(iii)No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Term Loans requested to be made, on such date;
(iv)upon the request of Agent, Agent shall have received an opinion of counsel to Loan Parties in form and substance and from counsel reasonably satisfactory to Agent addressing such matters as Agent may reasonably request and any other documents and agreements required by Agent with respect thereto;
(v)such additional Term Commitment or increase in the Term Commitments on the date of the effectiveness thereof shall not violate any term or provisions of any applicable law, regulation or order or decree of any court or other Governmental Body and shall not be enjoined, temporarily, preliminarily or permanently;
(vi)there shall have been paid to each applicable Lender and Qualified Assignee all fees and expenses due and payable to such Person on or before the effectiveness of such increase; and
(vii)there shall have been paid to Agent, for the account of the Agent and Lenders (in accordance with any agreement among them) all fees and expenses (including reasonable fees and expenses of counsel) due and payable pursuant to any of the Other Documents on or before the effectiveness of such increase to the extent relating to such increase.
(a)As of an Incremental Effective Date, each reference to the term “Term Loans” herein, and in any of the Other Documents shall be deemed amended to mean the Term Loans as increased on the Incremental Effective Date.
(b)As of the November 2018 Effective Date, each Loan Party acknowledges, confirms and agrees that Agent and Lenders do not have credit approval to increase the Term Loans as in effect on the November 2018 Effective Date and the terms and provisions of this Section 2.11 shall not constitute or be deemed to constitute a commitment by Agent or any Lender to increase the Term Loans as in effect on the November 2018 Effective Date.
ARTICLE V
ARTICLE VIINTEREST AND FEES.
Section .Interest
.
Interest on the Term Loans shall be (i) payable in cash to Agent for the benefit of Lenders in arrears on each January 1, April 1, July 1 and October 1 occurring prior to the Termination Date (commencing April 1, 2017) at a rate per annum equal to the Cash Interest Rate on the actual principal amount of Term Loans outstanding and (ii) capitalized and added to the principal amount of the Term Loans on the first (1st) day of each calendar quarter (commencing April 1, 2017) at a rate per annum equal to the PIK Interest Rate on the actual principal amount of Term Loans outstanding; provided that such interest may, at the Borrower’s election, be paid in cash, but only if the Borrower shall have notified the Agent in writing of the Borrower’s intent to pay such interest in cash no later than three (3) Business Days prior to the applicable interest payment date (in which case, to the extent paid in cash, such interest shall not be capitalized or added to the principal amount of the Term Loans in respect of such calendar quarter). At the election of Agent or the Required Lenders, upon and after the occurrence of an Event of Default (other than an Event of Default arising under Section 10.06), and automatically upon and after the occurrence of an Event of Default arising under Section 10.06, and in each case during the continuation of any such Event of Default, the Cash Interest Rate shall be increased by two (2) percentage points per annum (as applicable, the “Default Rate”). At the election of Agent or the Required Lenders, such Default Rate shall be applied retroactively to commence on the date of the first (1st) occurrence of the event giving rise to such Event of Default.
Section .Loan Fees
.
(a)Funding Fee. The Borrower shall pay to the Agent on the Closing Date a Funding Fee in the amount of $3,000,000 (the “Funding Fee”) for the benefit of the Lenders on the Closing Date according to their respective Commitment Percentages.
(b)Other Fees. The Borrower shall pay to Agent and the Lenders the other fees and amounts set forth in the Backstop Agreement (in accordance with the Funds Flow Memorandum and the Fee Letter (which fees in the case of the Fee Letter shall be for Agent’s own account (and not for the account of any Lender)) in the amounts and at the times specified therein.

Section .Computation of Interest and Fees
.
Interest and fees hereunder shall be computed on the basis of a year of three hundred sixty (360) days and for the actual number of days elapsed. If any payment to be made hereunder becomes due and payable on a day other than a Business Day, the due date thereof shall be extended to the next succeeding Business Day and interest thereon shall be payable at the Cash Interest Rate and the PIK Interest Rate, as applicable, during such extension. Interest shall accrue on each Term Loan for the day on which the Term Loan is made, and shall not accrue on a Term Loan, or any portion thereof, for the day on which the Term Loan or such portion is paid. Each determination by Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
Section .Maximum Charges
.
In no event whatsoever shall interest and other charges charged hereunder exceed the highest rate permissible under law. In the event interest and other charges as computed hereunder would otherwise exceed the highest rate permitted under law, such excess amount shall be first applied to any unpaid principal balance owed by the Borrower, and if the then remaining excess amount is greater than the previously unpaid principal balance, Lenders shall promptly refund such excess amount to the Borrower and the provisions hereof shall be deemed amended to provide for such permissible rate.
Section .Increased Costs
.
In the event that any applicable law, treaty or governmental regulation, or any change therein or in the interpretation or application thereof is effected after the Closing Date (provided, however, that, notwithstanding anything herein to the contrary, this Section 3.05 shall be deemed to apply to the Dodd-Frank Wall Street Reform and Consumer Protection Act and to The Basel III Accord published by The Basel Committee on Banking Supervision, and to all requests, rules, regulations, guidelines or directives under either of the foregoing or issued in connection therewith, regardless of the date enacted, adopted or issued, even if enacted, adopted or issued before the Closing Date), or compliance by any Lender (for purposes of this Section 3.05, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender or any Subsidiary of Agent or any Lender) and the office or branch where any Lender makes or maintains any Term Loans with any request or directive (whether or not having the force of law) from any central bank or other financial, monetary or other authority, in each case adopted after the Closing Date, shall:
(a)subject any Lender to any tax (other than any Excluded Tax) of any kind whatsoever, as a result of a Change in Tax Law, with respect to this Agreement or any Other Document or change the basis of taxation of payments to any Lender of principal, fees, interest or any other amount payable in respect thereof (except for changes in any Excluded Tax);
(b)impose, modify or hold applicable any reserve, special deposit, assessment or similar requirement against assets held by, or deposits in or for the account of, advances or loans by, or other credit extended by, any office of any Lender, including (without limitation) pursuant to Regulation D of the Board of Governors of the Federal Reserve System; or
(c)impose on any Lender any other condition with respect to this Agreement or any Other Document;
and the result of any of the foregoing is to increase the cost to any Lender of making, renewing or maintaining its Term Loans hereunder or to reduce the amount of any payment (whether of principal, interest or otherwise) in respect of any of the Term Loans or the Lender’s overall capital, then, in any case the Borrower shall promptly pay such Lender, upon its demand, such additional amount as will compensate such Lender for such additional cost or such reduction, as the case may be. Such Lender shall certify the amount of such additional cost or reduced amount to Borrower and Agent, and such certification shall be conclusive absent manifest error. Notwithstanding anything to the contrary in this Section 3.05, Loan Parties shall not be required to compensate a Lender pursuant to this Section 3.05 for any amounts incurred more than one hundred eighty (180) days prior to the date that such Lender notifies Borrower of such Lender’s intention to claim compensation therefor; provided, that, if the circumstances giving rise to such claim have a retroactive effect, then such one hundred eighty (180) day period shall be extended to include the period of such retroactive effect.
If any Lender requests compensation under this Section 3.05, then such Lender shall use reasonable best efforts to designate a different lending office for funding or booking such Lender’s Term Loans or to assign its rights and obligations hereunder to another of its offices, branches or affiliates if, in the judgment of Agent, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to this Section 3.05 in the future, and (ii) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. Borrower hereby agrees to pay all reasonable costs and expenses incurred by Agent or such Lender in connection with any such designation or assignment.
Section .Capital Adequacy
.
(a)In the event that any Lender (for purposes of this Section 3.06, the term “Lender” shall include Agent or any Lender and any corporation or bank controlling Agent or any Lender) shall have determined that any applicable law, rule, regulation or guideline regarding capital adequacy in effect on the Closing Date, or any change therein effected after the Closing Date, or any change in the interpretation or administration thereof by any Governmental Body, central bank or other financial, monetary or other authority, in each case adopted after the Closing Date, charged with the interpretation or administration thereof, or compliance by any Lender and the office or branch where any Lender (as so defined) makes or maintains any Term Loans with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on any Lender’s capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration each Lender’s policies with respect to capital adequacy), then, from time to time, the Borrower shall pay upon demand to such Lender such additional amount or amounts as will compensate such Lender for such reduction; provided, however, that, notwithstanding anything herein to the contrary, this Section 3.06 shall be deemed to apply to the Dodd-Frank Wall Street Reform and Consumer Protection Act and to The Basel III Accord published by The Basel Committee on Banking Supervision, and to all requests, rules, regulations, guidelines or directives under either of the foregoing or issued in connection therewith, regardless of the date enacted, adopted or issued, even if enacted, adopted or issued before the Closing Date. In determining such amount or amounts, such Lender may use any reasonable averaging or attribution methods. Such Lender shall certify the amount of such reduction and provide a reasonably detailed calculation thereof to Borrower and Agent. Notwithstanding anything to the contrary in this Section 3.06, Loan Parties shall not be required to compensate a Lender pursuant to this Section 3.06 for any amounts incurred more than one hundred eighty (180) days prior to the date that such Lender notifies Borrower of such Lender’s intention to claim compensation therefor; provided, that, if the circumstances giving rise to such claim have a retroactive effect, then such one hundred eighty (180) day period shall be extended to include the period of such retroactive effect. The protection of this Section 3.06 shall be available to each Lender regardless of any possible contention of invalidity or inapplicability with respect to the applicable law, regulation or condition.
(b)A certificate of such Lender setting forth such amount or amounts as shall be necessary to compensate such Lender with respect to Section 3.06(a) when delivered to Borrower and Agent shall be conclusive absent manifest error.
Section .Withholding Taxes
.
Except as otherwise required by law and subject to Section 16.03, each payment by the Borrower or the Guarantors under this Agreement or the Other Documents shall be made without withholding or deduction for or on account of any present or future Taxes or Charges. If any such withholding or deduction for Taxes or Charges is so required, the Borrower or the Guarantors, as applicable, shall promptly upon becoming aware that such withholding or deduction is necessary, notify the Agent and shall make the withholding or deduction, pay the amount withheld to the appropriate Governmental Body before penalties attach thereto or interest accrues thereon and except with respect to Excluded Taxes forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by Agent and each Lender free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Agent or such Lender (as the case may be) would have received had such withholding or deduction not been made. Within thirty (30) days of paying any amount withheld or deducted on account of tax, the Borrower shall deliver to the Agent evidence (reasonably satisfactory to the Agent) that the appropriate payment has been paid to the relevant tax authority. If the Agent or any Lender pays any amount in respect of any such Taxes (other than Excluded Taxes), the Borrower and the Guarantors shall reimburse the Agent or such Lender for that payment on demand in the currency in which such payment was made. If the Borrower or the Guarantors pay any such Taxes, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Agent or Lender on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth (30th) day after payment.

ARTICLE VII
ARTICLE VIIIGRANT OF SECURITY INTEREST; COLLATERAL COVENANTS.
Section .Security Interest in the Collateral
.
To secure the prompt payment and performance of all of the Obligations to each Secured Party, each Loan Party hereby collaterally assigns, pledges and grants to Agent, for the ratable benefit of each Secured Party, a continuing Lien in and to all of its Collateral, whether now owned or existing or hereafter acquired or arising and wheresoever located.
Section .Perfection of Security Interest
.
(a)Except as set forth herein, each Loan Party shall take all action that may be necessary or desirable, or that Agent may request, so as at all times to maintain the validity, perfection, enforceability and priority of Agent’s Lien in the Collateral to the extent required by this Agreement or any Other Documents. Without limiting the generality of the foregoing, in the case of each item of Well Services Equipment consisting of titled motor vehicles, each Loan Party shall (i) promptly after acquiring such title, arrange for the notation of Agent’s first priority Lien thereon and, if requested by Agent, shall provide Agent with evidence reasonably satisfactory to Agent that such title has been submitted to the applicable state motor vehicle department (or equivalent state Governmental Body), and (ii) after such Loan Party shall have received such title noting Agent’s first priority Lien thereon, shall promptly deliver such title to Agent or, at Agent’s direction, to the Title Agent. Notwithstanding the foregoing, (A) Loan Parties shall not be required to deliver titles to Agent or Title Agent, or arrange for the notation of Agent’s first priority Lien on such titles, with respect to (1) light duty pickup trucks, passenger cars and smaller trailers except upon Agent’s request, which request may be made by Agent, in its sole discretion, at any time following the Closing Date, or (2) titled motor vehicles which are financed or subject to a Capital Lease or Permitted Fixed Asset Financing and are secured by Permitted Encumbrances set forth in subsection (f) of the definition of Permitted Encumbrances, and so long as the applicable agreements governing any Permitted Fixed Asset Financing permit the notation of Agent’s second priority Lien on the titled motor vehicles which are subject to such Permitted Fixed Asset Financing, then the Loan Parties shall arrange for the notation of Agent’s second priority Lien (and not a first priority Lien) on the titles to such motor vehicles, provided, that, Loan Parties shall be required to deliver titles to Agent or Title Agent and arrange for the notation of Agent’s first priority Lien thereon with respect to titled motor vehicles described in this clause (A)(2) promptly after the financing or Capital Lease with respect thereto has been paid and satisfied in full, other than as a result of a refinancing thereof permitted by Section 7.07(b), and (B) Agent’s Lien on any titled motor vehicles which are subject to a Permitted Fixed Asset Financing shall be subject to the senior and prior Lien thereon held by the Person who has provided the Permitted Fixed Asset Financing with respect to such titled motor vehicles. All titles for such Well Services Equipment consisting of titled motor vehicles (except as provided above) will be held in the possession of Agent or its bailee, for the benefit of Agent.
(b)Agent may, and each Loan Party hereby irrevocably authorizes Agent to, at any time and from time to time file in any relevant jurisdiction in accordance with Section 9-509 of the UCC, financing statements and amendments thereto that describe the Collateral as “all assets” or similar language of the applicable Loan Party and which contain any other information required by the UCC for the sufficiency or filing office acceptance of any financing statements, continuation statements or amendments. Each Loan Party agrees to furnish any such information to Agent promptly upon request. Each Loan Party further irrevocably authorized Agent to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Agent’s Lien granted by each Loan Party without the signature of any Loan Party, and naming any Loan Party or the Loan Parties as debtors and Agent as secured party. Agent’s Lien is granted as security only and shall not subject Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Loan Party with respect to or arising out of the Collateral. Notwithstanding anything to the contrary contained herein or in any Other Document, Agent shall have no responsibility for the preparing, recording, filing, re-recording or re-filing of any financing statements (amendments or continuations) or other instruments in any public office, or for otherwise maintaining the perfection of the Agent’s Lien granted hereunder.
(c)Each Loan Party shall, at any time and from time to time, take such steps as Agent may request to (i) obtain an acknowledgment, in form and substance reasonably satisfactory to Agent, of any bailee having possession of any of the Collateral, stating that the bailee holds such Collateral for Agent, (ii) obtain “control” of any letter-of-credit rights, deposit accounts (other than Restricted Accounts) or electronic chattel paper (as such terms are defined in the UCC with corresponding provisions thereof defining what constitutes “control” for such items of Collateral), with any agreements establishing control to be in form and substance reasonably satisfactory to Agent, and (iii) otherwise ensure the continued perfection and priority of Agent’s Liens in any of the Collateral for the benefit of the Secured Parties and of its rights therein. If any Loan Party shall at any time, acquire a “commercial tort claim” (as such term is defined in the UCC) in excess of Five Hundred Thousand ($500,000) Dollars, such Loan Party shall promptly notify Agent thereof in writing (which notice shall be deemed to be an update of Schedule 5.08(b)), therein providing a reasonable description and summary thereof, and upon delivery thereof to Agent, such Loan Party shall be deemed to thereby have granted to Agent, for the ratable benefit of each Secured Party (and each Loan Party hereby grants to Agent, for the ratable benefit of each Secured Party) a Lien in and to each such commercial tort claim and all proceeds thereof, all upon the terms of and governed by this Agreement to secure the prompt payment and performance of all of the Obligations.
(d)Each Loan Party hereby confirms and ratifies all UCC financing statements filed in favor of Agent with respect to such Loan Party on or prior to the date of the Agreement.
(e)All charges, expenses and fees Agent may incur in doing any of the foregoing shall be paid by Loan Parties to Agent promptly upon demand.
Section .Preservation of Collateral
.
Following the occurrence and during the continuance of an Event of Default, in addition to the rights and remedies set forth in Section 11.01, Agent: (a) may at any time take such steps as Agent deems necessary or appropriate to protect Agent’s Lien in and to preserve the Collateral, including, without limitation, the hiring of such security guards or the placing of other security protection measures as Agent may deem appropriate; (b) may employ and maintain at any Loan Party’s premises a custodian who shall have full authority to do all acts necessary to protect Agent’s interests in the Collateral; (c) may lease warehouse facilities to which Agent may move all or part of the Collateral; (d) may use any Loan Party’s owned or leased lifts, hoists, trucks and other facilities or equipment for handling or removing the Collateral; (e) shall have, and is hereby granted, a right of ingress and egress to the places where the Collateral is located, and may proceed over and through any Loan Party’s owned or leased property; and (f) shall have a non-exclusive, royalty-free, license to use each Loan Party’s Intellectual Property for the purposes of the completion, processing and sale of such Loan Party’s Inventory and other assets. At such time, each Loan Party shall cooperate fully with all of Agent’s commercially reasonable efforts to preserve the Collateral and will take such actions to preserve the Collateral as Agent may direct in connection therewith. All of Agent’s expenses (including fees, disbursements and expenses of counsel) of preserving the Collateral, including, without limitation, any expenses relating to any actions by Agent described in this Section 4.03, may, at the election of the Agent, be charged to the Borrower’s Account and added to the Obligations.

Section .Ownership and Location of Collateral
.
(a)At the time the Collateral becomes subject to Agent’s Lien, each Loan Party shall be the sole owner of and fully authorized and able to sell, transfer, pledge and/or grant a first priority Lien (subject to Permitted Encumbrances) in each and every item of its respective Collateral to Agent; and the Collateral shall be free and clear of all Liens and encumbrances whatsoever, except for (i) Permitted Encumbrances, and (ii) in the case of Collateral acquired by a Loan Party pursuant to a Capital Lease or Permitted Fixed Asset Financing, so long as such Capital Lease or Permitted Fixed Asset Financing remains in effect, any restrictions with respect to the sale, transfer, pledge of and/or grant of a Lien in such Collateral as may be set forth in such Capital Lease or Permitted Fixed Asset Financing.
(b)Each Loan Party’s books and records shall be located at one of the locations set forth on Schedule 4.04 (as such Schedule may from time to time be updated in accordance with Section 7.17) and shall not be removed from such location(s) without the prior written consent of Agent. Loan Parties shall provide prompt written notice to Agent following removal of any Well Services Equipment to any location outside of the United States.
Section .Defense of Agent’s and Lenders’ Interests
.
Until all of the Obligations have been Paid in Full, Agent’s Liens in the Collateral shall continue in full force and effect. For so long as Agent’s Liens in the Collateral continue in full force and effect, no Loan Party shall, without Agent’s prior written consent, pledge, assign, transfer, create, charge or suffer to exist a Lien upon any part of the Collateral, except for Permitted Encumbrances. Each Loan Party shall defend Agent’s Liens in the Collateral against any and all Persons whatsoever. At any time following demand by Agent for payment of all Obligations in accordance with Section 11.01, in addition to and not in limitation of Agent’s rights and remedies set forth in Section 11.01: (a) Agent shall have the right to take possession of the indicia of the Collateral and the Collateral, (b) Loan Parties shall, upon Agent’s demand, assemble the Collateral in the best manner possible and make it available to Agent at a place reasonably convenient to Agent, and (c) upon demand by Agent each Loan Party shall, and Agent may, at its option, instruct all suppliers, carriers, forwarders, warehouses or others receiving or holding cash, checks, Inventory, documents or instruments of such Loan Party to deliver same to Agent (or any Person designated by Agent) and/or subject to Agent’s order and if they shall come into any Loan Party’s possession, all such Collateral shall be held by such Loan Party in trust as Agent’s trustee, and such Loan Party will immediately deliver such Collateral to Agent (or any Person designated by Agent) in their original form, together with any necessary endorsement.
Section .Books and Records
.
Each Loan Party shall, and shall cause each of its Subsidiaries to, (a) keep proper books of record and account in which complete and accurate entries will be made of all dealings or transactions of or in relation to its business and affairs; (b) set up on its books accruals with respect to all taxes, assessments, charges, levies and claims; and (c) on a reasonably current basis set up on its books, from its earnings, allowances against doubtful Receivables, advances and investments and all other proper accruals (including without limitation by reason of enumeration, accruals for premiums, if any, due on required payments and accruals for depreciation, obsolescence, or amortization of properties), which should be set aside from such earnings in connection with its business. All determinations pursuant to this subsection shall be made in accordance with, or as required for reporting by, GAAP consistently applied.
Section .Financial Disclosure
.
Each Loan Party hereby irrevocably authorizes and directs all Accountants and auditors employed by such Loan Party at any time during the Term to exhibit and deliver to Agent copies of any of such Loan Party’s and each of its Subsidiaries’ financial statements, trial balances or other accounting records of any sort in the Accountant’s or auditor’s possession, and to disclose to Agent any information such Accountants may have concerning such Loan Party’s and each of its Subsidiaries’ financial status and business operations. Each Loan Party hereby authorizes all federal, state and municipal authorities to furnish to Agent copies of reports or examinations relating to such Loan

Party or to any of its Subsidiaries, whether made by such Loan Party or otherwise. Notwithstanding the foregoing authorization, so long as no Default or Event of Default is in existence, Agent will attempt to obtain such information or materials directly from such Loan Party prior to obtaining such information or materials from such Accountants, auditors or such authorities.
Section .Compliance with Laws
.
Each Loan Party shall, and shall cause each of its Subsidiaries to, comply in all respects with all acts, rules, regulations and orders of any Governmental Body applicable to its respective Collateral or any part thereof or to the operation of such Person’s business the non-compliance with which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Loan Party may, however, contest or dispute any acts, rules, regulations, orders and directions of those bodies or officials in any reasonable manner. The Collateral at all times shall be maintained in accordance in all material respects with the requirements of all insurance carriers which provide insurance with respect to the Collateral so that such insurance shall remain in full force and effect.
Section .Inspection of Premises/Appraisals
.
At any time during the existence of an Event of Default, and otherwise at all reasonable times during normal business hours, Agent (and in the discretion of the Required Lenders, each Lender, at its sole cost and expense) shall have the right, at Borrower’s expense, (a) to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business and (b) to enter, or to have their agents enter, upon any Loan Party’s premises at any time during business hours and at any other reasonable time, and from time to time, for the purpose of inspecting the Collateral (and/or with respect to Agent (and Persons designated by Agent) appraising the Collateral) and any and all records pertaining thereto and the operation of such Loan Party’s business. Notwithstanding anything to the contrary contained herein, such field examinations shall be conducted (A) at Borrower’s expense, on two (2) occasions in any twelve (12) month period following the Closing Date, and (B) so long as no Event of Default shall have occurred and be continuing, at Lenders’ expense to the extent in excess of such two (2) occasions in any twelve (12) month period following the Closing Date; except, that, after the occurrence and during the continuance of an Event of Default, Agent shall have the right to conduct field examinations at any time and from time to time, in each case at Borrower’s expense.
Section .Insurance
.
Each Loan Party shall bear the full risk of any loss of any nature whatsoever with respect to the Collateral. At each Loan Party’s own cost and expense, each Loan Party shall, and shall cause each of its Subsidiaries to, maintain insurance in amounts, types and with carriers in each case acceptable to Agent; provided, that, the Loan Parties’ present insurance coverage and coverage reasonably consistent with that coverage existing on the date hereof shall be considered acceptable by Agent. Without limiting the foregoing, each Loan Party shall, and shall cause each of its Subsidiaries to, (a) keep all its insurable properties insured against the hazards of fire, flood, those hazards covered by extended coverage insurance and such other hazards, and for such amounts, not less than as is customary in the case of companies engaged in businesses similar to such Loan Party’s business; (b) maintain normal and customary liability insurance against claims for personal injury, death or property damage suffered by others, consistent with past practice; and (c) maintain normal and customary consistent with past practice all such worker’s compensation or similar insurance as may be required under the laws of any state or jurisdiction in which Loan Party is engaged in business. Each Loan Party shall (i) furnish Agent with copies of all policies and evidence of the maintenance of such policies required hereby upon the request of Agent and (ii) cause all such policies to include appropriate loss payable endorsements, and/or additional insured endorsements, in form and substance reasonably satisfactory to Agent, providing with respect to loss payable endorsements that (A) except as set forth below, all proceeds thereunder shall be payable to Agent, (B) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (C) that such policy and loss payable clauses may not be cancelled, amended or terminated unless at least thirty (30) days’ prior written notice is given to Agent (or such shorter period as Agent may agree). If any insurance losses are paid by check, draft or other instrument payable to any Loan Party and Agent jointly, Agent may endorse such Loan Party’s name thereon and do such other things as Agent may deem advisable to reduce the same to cash and apply the same in accordance with this Agreement. Notwithstanding the foregoing, any Person who has provided Permitted Fixed Asset Financing with respect to any Equipment or any Person who is a lessor under any Capital Lease or operating lease permitted hereunder may be listed, together with Agent, as loss payee and additional insured under such insurance policies and proceeds thereunder shall be payable to such Person and Agent as their respective interests shall appear (it being understood that the interests of such Person in such insurance proceeds shall be senior to Agent’s interest therein so long as the Permitted Fixed Asset Financing provided by such Person remains outstanding or such Capital Lease or operating lease remains in effect).
Section .Failure to Pay Insurance
.
If any Loan Party fails to obtain insurance as hereinabove provided, or to keep the same in force, Agent, at its option, may, but shall not be obligated to, obtain such insurance and pay the premium therefor from the Borrower’s Account and such expenses so paid shall be part of the Obligations.
Section .Payment of Taxes
.
Each Loan Party shall, and shall cause each of its Subsidiaries to, pay, when due, all federal, state and other material Taxes and all Charges lawfully levied or assessed upon such Person or any of the Collateral or otherwise in connection with this Agreement and any Other Document, except for those Taxes and Charges that are being contested in good faith by appropriate proceedings diligently pursued and available to such Loan Party, which proceedings (or orders entered in connection with such proceedings) stay the forfeiture or sale of, or other enforcement against, the property subject to any such Taxes or Charges and with respect to which adequate accruals have been set aside on the books of such Loan Party in accordance with GAAP consistently applied. If any Taxes or Charges remain unpaid after the date fixed for their payment, or if any claim shall be made which, in Agent’s opinion, may possibly create a valid Lien on the Collateral (which is not otherwise a Permitted Encumbrance), Agent may, but shall not be obligated to, without notice to Loan Parties pay such Taxes or Charges and each Loan Party hereby indemnifies and holds Agent and each Lender harmless in respect thereof. The amount of any payment by Agent under this Section 4.12 may, at the election of Agent, be charged to the Borrower’s Account and added to the Obligations and, until Loan Parties shall furnish Agent with an indemnity therefor (or supply Agent with evidence satisfactory to Agent that due provision for the payment thereof has been made), Agent may hold without interest any balance standing to Loan Parties’ credit and Agent shall retain its Lien in any and all Collateral held by Agent.
Section .Payment of Leasehold Obligations
.
Each Loan Party shall, and shall cause each of its Subsidiaries to, at all times pay, when and as due, its rental obligations under all leases under which it is a tenant, and shall otherwise comply, in all material respects, with all other terms of such leases and keep them in full force and effect and, at Agent’s request will provide evidence of having done so, except, in each case, where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section .Accounts and other Receivables
.
(a)Locations of Chief Executive Office. Each Loan Party’s chief executive office is located at the addresses set forth on Schedule 4.14(a) (as such schedule may from time to time be updated in accordance with Section 7.17). Until written notice is given to Agent by the Borrower of any other office at which any Loan Party keeps its records pertaining to Accounts and the other Receivables, all such records shall be kept at such executive office or otherwise as set forth on Schedule 4.14(c).

(b)Power of Agent to Act on Loan Parties’ Behalf. After the occurrence and during the continuance of an Event of Default, Agent shall have the right to receive, endorse, assign and/or deliver in the name of Agent or any Loan Party any and all checks, drafts and other instruments for the payment of money relating to the Accounts and other Receivables of each Loan Party, and each Loan Party hereby waives notice of presentment, protest and non-payment of any instrument so endorsed. Each Loan Party hereby constitutes Agent or Agent’s designee as such Loan Party’s attorney with power (i) at any time, to send verifications of Accounts and other Receivables of each such Loan Party to any Customer or Person; (ii) at any time, to sign such Loan Party’s name on all documents or instruments deemed necessary or appropriate by Agent to preserve, protect, or perfect Agent’s interest in the Collateral and to file same, if such Loan Party shall have failed to promptly execute and deliver any such documents or instruments following Agent’s request therefor pursuant to Section 4.02(c); (iii) after the occurrence and during the continuance of an Event of Default, to demand payment of the Accounts and other Receivables of each such Loan Party; (iv) after the occurrence and during the continuance of an Event of Default, to enforce payment of the Accounts and other Receivables of each such Loan Party by legal proceedings or otherwise; (v) after the occurrence and during the continuance of an Event of Default, to exercise all of Loan Parties’ rights and remedies with respect to the collection of the Accounts, Receivables and any other Collateral; (vi) after the occurrence and during the continuance of an Event of Default, to settle, adjust, compromise, extend or renew the Accounts and other Receivables of each such Loan Party; (vii) after the occurrence and during the continuance of an Event of Default, to settle, adjust or compromise any legal proceedings brought to collect Accounts and other Receivables of each such Loan Party; (viii) after the occurrence and during the continuance of an Event of Default, to prepare, file and sign such Loan Party’s name on a proof of claim in bankruptcy or similar document against any Customer or any other Person obligated with respect to an Account or other Receivable of each such Loan Party; (ix) to prepare, file and sign such Loan Party’s name on any notice of Lien, assignment or satisfaction of Lien or similar document in connection with the Accounts and other Receivables of each such Loan Party; and (x) after the occurrence and during the continuance of an Event of Default, to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission nor for any error of judgment or mistake of fact or of law, unless done maliciously or with gross (not mere) negligence, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction; this power being coupled with an interest is irrevocable at all times until all of the Obligations have been Paid in Full. Agent shall have the right at any time following the occurrence and during the continuance of an Event of Default, to change the address for delivery of mail addressed to any Loan Party to such address as Agent may designate and to receive, open and dispose of all mail addressed to any Loan Party.
(c)No Liability. Neither Agent nor any Lender shall, except in the event of its gross negligence or willful misconduct, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts, other Receivables or any instrument received in payment thereof, or for any damage resulting therefrom. Following the occurrence and at any time during the continuance of an Event of Default, Agent may, without notice or consent from any Loan Party, sue upon or otherwise collect, extend the time of payment of, compromise or settle for cash, credit or upon any terms any of the Accounts, other Receivables or any other securities, instruments or insurance applicable thereto and/or release any obligor thereof. Agent is authorized and empowered to accept following the occurrence and during the continuance of an Event of Default the return of the goods represented by any of the Accounts and other Receivables, without notice to or consent by any Loan Party, all without discharging or in any way affecting any Loan Party’s liability hereunder.
(d)Adjustments. After the occurrence and during the continuance of an Event of Default, no Loan Party will, without Agent’s consent, compromise or adjust any Accounts or other Receivables (or extend the time for payment thereof) of any such Loan Party or accept any returns of merchandise or grant any additional discounts, allowances or credits thereon except for those compromises, adjustments, returns, discounts, credits and allowances in the ordinary course of business.
Section .Maintenance of Equipment
.
Subject to the reduced levels of maintenance applicable to stacked equipment as existing during the industry downturn, all Well Services Equipment and other Equipment used or useful in the conduct of any Loan Party’s business shall be maintained in good operating condition and repair (reasonable wear and tear excepted) and all necessary replacements of and repairs thereto shall be made so that the value and operating efficiency of such Well Services Equipment and other Equipment shall be maintained and preserved (reasonable wear and tear excepted). Each

Loan Party shall use or operate Well Services Equipment and other Equipment in compliance with Section 4.08. No Loan Party shall sell or otherwise Dispose of any of its Well Services Equipment or other Equipment, except to the extent set forth in Section 7.01.
Section .Exculpation of Liability
.
Nothing herein contained shall be construed to constitute Agent or any Lender as any Loan Party’s agent for any purpose whatsoever, nor shall Agent or any Lender be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof. Neither Agent nor any Lender, whether by anything herein or in any assignment or otherwise, assumes any of Loan Party’s obligations under any contract or agreement to which it is a party, and neither Agent nor any Lender shall be responsible in any way for the performance by Loan Party of any of the terms and conditions thereof.
Section .Environmental Matters
.
(a)Loan Parties shall ensure that any parcel of Real Property having a fair market value in excess of Two Million Five Hundred Thousand ($2,500,000) Dollars (“Specified Real Property”) remains in compliance with all Environmental Laws and they shall not place or permit to be placed any Hazardous Substances on any such Real Property, except as not prohibited by applicable law or appropriate Governmental Body and except where any such noncompliance or placement could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(b)Loan Parties shall assure and monitor continued compliance with all applicable Environmental Laws, except where any failure to comply could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(c)Loan Parties shall (i) employ in connection with the use of any Specified Real Property appropriate technology necessary to maintain compliance with any applicable Environmental Laws, except where any such noncompliance could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect and (ii) dispose of any and all Hazardous Waste generated at such Specified Real Property only at facilities and with carriers that maintain valid permits under RCRA and any other applicable Environmental Laws, except where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Loan Parties shall use their best efforts to obtain certificates of disposal, such as hazardous waste manifest receipts, from all treatment, transport, storage or disposal facilities or operators employed by Loan Parties in connection with the transport or disposal of any Hazardous Waste generated at such Specified Real Property, except where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(d)In the event any Loan Party obtains, gives or receives notice of any Release or threat of Release of a reportable quantity of any Hazardous Substances at any Specified Real Property (any such event being hereinafter referred to as a “Hazardous Discharge”) or receives any notice of violation, request for information or notification that it is potentially responsible for investigation or cleanup of environmental conditions at such Specified Real Property, demand letter or complaint, order, citation, or other written notice with regard to any Hazardous Discharge or violation of Environmental Laws affecting such Specified Real Property or any Loan Party’s interest therein (any of the foregoing is referred to herein as an “Environmental Complaint”) from any Person, including any state agency responsible in whole or in part for environmental matters in the state in which such Specified Real Property is located or the United States Environmental Protection Agency (any such Person hereinafter the “Authority”), then the Borrower shall promptly (but in any case within five (5) Business Days) give written notice of same to Agent detailing facts and circumstances of which any Loan Party is aware giving rise to the Hazardous Discharge or Environmental Complaint. Such information is to be provided to allow Agent to protect its Lien in any Collateral located at such Specified Real Property and is not intended to create nor shall it create any obligation upon Agent or any Lender with respect thereto.
(e)Loan Parties shall respond promptly to any Hazardous Discharge or Environmental Complaint and take all necessary action in order to safeguard the health of any Person and to avoid subjecting the Collateral or any Specified Real Property to any Lien, except where the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(f)During the continuation of an Event of Default, promptly upon the written request of Agent, Loan Parties shall provide Agent, at Loan Parties’ expense, with an environmental site assessment or environmental audit report prepared by an environmental engineering firm acceptable in the reasonable opinion of Agent, to assess with a reasonable degree of certainty the existence of a Hazardous Discharge and the potential costs in connection with abatement, cleanup and removal of any Hazardous Substances found on, under, at or within any Specified Real Property.
(g)Loan Parties shall defend and indemnify Agent and Lenders and hold Agent, Lenders and their respective employees, agents, directors and officers harmless from and against all loss, liability, damage and expense, claims, costs, fines and penalties, including attorney’s fees, disbursements and costs, suffered or incurred by Agent or Lenders under or on account of any Environmental Laws, including, without limitation, the assertion of any Lien thereunder, with respect to any Hazardous Discharge, the presence of any Hazardous Substances affecting any Specified Real Property, whether or not the same originates or emerges from such Real Property or any contiguous real estate, except to the extent such loss, liability, damage and expense is attributable to any Hazardous Discharge resulting from actions on the part of Agent or any Lender caused by (as applicable) Agent’s or such Lender’s gross (not mere) negligence or willful misconduct, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. Loan Parties’ obligations under this Section 4.17 shall arise upon the discovery of the presence of any Hazardous Substances at such Specified Real Property, whether or not any federal, state, or local environmental agency has taken or threatened any action in connection with the presence of any Hazardous Substances. Loan Parties’ obligation and the indemnifications hereunder shall survive the termination of this Agreement.
(h)For purposes of Sections 4.17 and 5.07, all references to any Specified Real Property shall be deemed to include all of Loan Parties’ and their respective Subsidiaries’ right, title and interest in and to their respective owned and leased premises.
Section .Financing Statements
.
As of the Closing Date, except for financing statements being released on or prior to the Closing Date and the financing statements filed in favor of Agent, no financing statement covering any of the Collateral or any proceeds thereof is on file in any public office.
Section .Real Property
.
With respect to each parcel of owned Real Property that is not an Excluded Asset, within 20 days after the later of the Closing Date and the acquisition of such Real Property, the Loan Parties shall deliver the following:
(a)a mortgage or deed of trust with respect to such owned Real Property, together with evidence each such mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date and is in form suitable for filing and recording in all filing or recording offices that Agent may deem necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid or otherwise provided for in a manner reasonably satisfactory to Agent;
(b)fully paid American Land Title Association Lender’s Extended Coverage customary title insurance policies (the “Mortgage Policies”) in form and substance, with endorsements (including zoning endorsements) and in amounts reasonably acceptable to Agent, issued, coinsured and reinsured by title insurers reasonably acceptable to Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Encumbrances and providing for such other affirmative insurance and such customary coinsurance and direct access reinsurance as Agent may reasonably deem necessary or desirable; provided, with respect to any property located in a state in which a zoning endorsement is either not available or is available but only at a premium that is excessive or requires a legal opinion, a customary zoning compliance letter from the applicable municipality or a zoning report from Planning and Zoning Resources Corporation, in each case reasonably satisfactory to Agent, may be delivered in lieu of a zoning endorsement;

(c)American Land Title Association/American Congress on Surveying and Mapping form surveys for each of the Real Properties, for which all necessary fees (where applicable) have been paid, and dated no more than thirty (30) days before the day of the initial credit extension hereunder, certified to the Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Agent by a land surveyor duly registered and licensed in the states in which the applicable Real Property is located and acceptable to the Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects that could not reasonably be expected to result in a Material Adverse Effect; provided, however, notwithstanding the foregoing, new or updated surveys with respect to any of the Real Properties will not be required if an existing survey is available for any such Real Properties and the issuer of the Mortgage Policies is willing to provide survey coverage for the Agent’s Mortgage Policies on the basis of such existing survey and without the need for a new or updated survey with respect to such Real Properties;
(d)environmental assessment report with respect to each Real Property in form and substance satisfactory to Agent;
(e)favorable opinions of local counsel to the Loan Parties in states in which the owned Real Property is located, with respect to the enforceability and perfection of the mortgages or deeds of trust that and any related fixture filings, in form and substance reasonably satisfactory to Agent;
(f)favorable opinions of counsel to the Loan Parties in the states in which the Loan Parties party to the mortgages and deeds of trust are organized or formed, with respect to the valid existence, corporate power and authority of such Loan Parties in the granting of the mortgages or deeds of trust, in form and substance satisfactory to Agent;
(g)no later than five (5) days prior to the date on which a mortgage with respect to each Real Property is executed and delivered pursuant to this Agreement: (A) a completed standard “life of loan” flood hazard determination form, (B) if it the improvements to the applicable improved property are located in an area designated by the Federal Emergency Management Agency as having special flood or mud slide hazards (a “Flood Hazard Property”), a written notification to the Borrower (a “Borrower Notice”), (C) the Borrower’s written acknowledgment of receipt of the Borrower Notice from Agent as to the fact that such Real Property is a Flood Hazard Property and as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (D) if the Borrower Notice is required to be given and flood insurance is available in the community in which the applicable Real Property is located, a copy of the flood insurance policy, copies of the applicable Loan Party’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Agent and naming the Agent as loss payee on behalf of the Lenders;
(h)evidence that all other actions reasonably requested by the Agent, that are necessary in order to create valid and subsisting Liens on the property described in the mortgage or deed of trust, have been taken; and
(i)evidence that all fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including, without limitation, reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgages and the other matters described in this Section 4.19 and as otherwise required to be paid in connection therewith.
Section .Questionnaire
.
Borrower represents that each completed Questionnaire delivered to Agent on the Closing Date is true, complete and correct in all material respects and the facts contained in each such Questionnaire are accurate in all material respects. Borrower shall promptly supplement each Questionnaire to reflect any information hereafter obtained by Borrower that would require a correction or addition to such Questionnaire.
Section .Post-Closing Covenant.
(a)As promptly as practicable, and in any event within thirty (30) days after the Closing Date, Agent shall have received duly executed control agreements relating to the Loan Parties’ depository accounts (other than the Master Account) with financial institutions granting a security interest therein, which control agreements shall be in form and substance satisfactory to the Required Lenders and Agent.
(b)As promptly as practicable, and in any event within ninety (90) days after the Closing Date, Agent or the Title Agent shall have received all titles for Well Services Equipment consisting of titled motor vehicles in existence as of the Closing Date, to the extent required by Section 4.02(a).
(c)The Loan Parties shall have completed the various actions described in Section 4.19 with respect to Real Property owned as of the Closing Date within the time periods set forth therein.

ARTICLE IX
ARTICLE XREPRESENTATIONS AND WARRANTIES.
Each Loan Party represents and warrants as follows:
Section .Authority, Etc
.
Each Loan Party has the requisite limited liability company or corporate power and authority to enter into this Agreement and the Other Documents and to perform all its respective Obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and of the Other Documents (a) are within such Loan Party’s limited liability company or corporate powers, as applicable, have been duly authorized, are not in contravention of law or the terms of such Loan Party’s certificate of formation, limited liability company agreement, certificate of incorporation, by-laws or other applicable constituent documents or of any material agreement or undertaking to which such Loan Party is a party or by which such Loan Party is bound, and (b) will not materially conflict with nor result in any material breach in any of the provisions of or constitute a default under or result in the creation of any Lien except Permitted Encumbrances upon any asset of such Loan Party under the provisions of any agreement or instrument to which such Loan Party or its property is a party or by which it may be bound. The execution, delivery, and performance by each Loan Party of this Agreement and the Other Documents to which such Loan Party is a party and the consummation of the transactions contemplated by this Agreement and the Other Documents do not and will not require any registration with, Consent, or approval of, or notice to, or other action with or by, any Governmental Body, other than Consents or approvals that have been obtained or waived and that are still in force and effect or complied with, except for (i) filings and recordings with respect to the Collateral to be made, or otherwise delivered to the Agent for filing or recordation, as of the Closing Date, and (ii) filings required under the securities laws of the United States or subdivisions thereof, and any applicable securities exchanges and except where the failure to file same would not have a Material Adverse Effect. This Agreement and each Other Document has been duly executed and delivered by each Loan Party that is a party thereto and is a legally valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally.
Section .Formation and Qualification
.
(a)Each Loan Party is duly formed or incorporated and in good standing under the laws of its respective state or other jurisdiction of organization or incorporation listed on Schedule 5.02(a) (as such schedule may from time to time be updated in accordance with Section 7.17) and each Loan Party is qualified to do business and is in good standing in the states and other jurisdictions listed with respect to that Loan Party on Schedule 5.02(a) (as such schedule may from time to time be updated in accordance with Section 7.17), which constitute all states and other jurisdictions in which qualification and good standing are necessary for such Loan Party to conduct its business and own its property and where the failure to so qualify could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The state organizational number of each Loan Party is set forth on Schedule 5.02(a) (as such schedule may from time to time be updated in accordance with Section 7.17). Each Loan Party has delivered to Agent true and complete copies of its certificate of formation, limited liability company agreement, certificate of incorporation, by-laws or other applicable constituent documents and will promptly notify Agent of any amendment or changes thereto.
(b)All of the Subsidiaries of each Loan Party are listed on Schedule 5.02(b) (as such schedule may from time to time be updated in accordance with Section 7.11(a).

Section .Survival of Representations and Warranties
.
All representations and warranties of such Loan Party contained in this Agreement and the Other Documents shall be true at the time of such Loan Party’s execution of this Agreement and the Other Documents, and shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto.
Section .Tax Returns
.
Each Loan Party’s federal tax identification number is set forth on Schedule 5.04. Except as otherwise expressly permitted by this Agreement, each Loan Party and each of its Subsidiaries has (a) filed all federal, state, local and other tax returns, reports and statements, including information returns, it is required by law to file, except for those returns which are subject to valid extensions and (b) paid all Taxes that are due and payable with respect thereto or otherwise owing, except for taxes that may remain due on such extended returns. No federal, state, local or other income tax return of any Loan Party or Subsidiary that has been filed is known by any Loan Party to be under examination as of the Closing Date. All income tax returns have been timely filed as of the Closing Date, except for such extension. The provisions for Taxes on the books of each Loan Party and each of its Subsidiaries are adequate in all material respects for all years not closed by applicable statutes, and for its current fiscal year, and no Loan Party nor any of its Subsidiaries has any knowledge of any material deficiency or additional assessment in connection therewith not provided for on its books.
Section .Financial Statements
.
(a)The pro forma balance sheet of Loan Parties and their Subsidiaries on a consolidated basis (the “Pro Forma Balance Sheet”) furnished to Agent on the Closing Date reflects the consummation of the transactions contemplated under this Agreement and presents fairly in all material respects the pro forma financial condition of Loan Parties and their Subsidiaries on a consolidated basis as of the Closing Date after giving effect to the transactions under this Agreement, and has been prepared in accordance with GAAP, consistently applied.
(b)The twelve (12) month cash flow projections of Loan Parties and their Subsidiaries on a consolidated basis and their projected balance sheets as of the Closing Date, in each case through the end of Loan Parties’ fiscal year ended December 31, 2019, copies of which (along with the Pro Forma Balance Sheet) are annexed hereto as Exhibit 5.05 were prepared by a Responsible Officer of Borrower, are based on underlying assumptions which Loan Parties believe provide a reasonable basis for the projections contained therein in light of conditions and facts known to Loan Parties at the time such projections were made and reflect Loan Parties’ good faith judgment.
(c)The consolidated and consolidating balance sheets of Loan Parties, their Subsidiaries and such other Persons described therein as of December 31, 2015, and the related statements of income, changes in stockholders’ equity, which will not be consolidating, and changes in cash flow, which will not be consolidating, for the period ended on such date, all accompanied by reports thereon containing opinions without qualification by independent certified public accountants, copies of which have been delivered to Agent, have been prepared in accordance with GAAP consistently applied (except for changes in application in which such accountants concur) and present fairly the consolidated, and consolidating where applicable, financial position of Loan Parties and their Subsidiaries at such date and the consolidated, and consolidating where applicable, results of their operations and changes in stockholders’ equity and cash flow for such period.
(d)The consolidated and consolidating balance sheets of Loan Parties, their Subsidiaries and such other Persons described therein as of the monthly period most recently ended at least thirty (30) days prior to the Closing Date, and the related statements of income for the period ended on such date, copies of which have been delivered to Agent, have been prepared in accordance with GAAP, consistently applied and such balance sheet presents fairly the financial condition of Loan Parties, their Subsidiaries and such other Persons on a consolidated basis as of such date, subject to normal year-end audit adjustments and absence of footnotes, the statement of cash flows and the statement of changes in shareholders’ equity.

(e)Other than the restructuring resulting in the Bankruptcy Case, since September 30, 2016, there has been no change in the condition, financial or otherwise, of the Loan Parties and their Subsidiaries taken as a whole, except changes which could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section .Corporate Name
.
The exact legal name of each Loan Party is set forth in the first paragraph to this Agreement (or, if such Loan Party is not listed in such first paragraph, such exact legal name is set forth on Schedule 5.06 (as such schedule may from time to time be updated in accordance with Section 7.17)). No Loan Party has been known by any other corporate, limited liability company or partnership name in the past five (5) years and no Loan Party sells Inventory or has submitted tax returns under any other name except as set forth on Schedule 5.06 (as such schedule may from time to time be updated in accordance with Section 7.17), nor has any Loan Party been the surviving corporation of a merger or consolidation or acquired all or substantially all of the assets of any Person or has acquired any assets of any Person outside the ordinary course of business during the preceding five (5) years except as set forth on Schedule 5.06 (as such schedule may from time to time be updated in accordance with Section 7.17).
Section .O.S.H.A. and Environmental Compliance
.
(a)Each Loan Party and each of their Subsidiaries has duly complied, and each of their facilities, businesses, assets, properties and leaseholds are in compliance, in all material respects with the provisions of the Federal Occupational Safety and Health Act, RCRA and all other Environmental Laws; there have been no outstanding citations, notices or orders of non-compliance issued to any Loan Party or any of their Subsidiaries or relating to its business, assets, property or leaseholds under any such laws, rules or regulations, except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(b)Each Loan Party and each of their Subsidiaries has been issued all required federal, state and local licenses, certificates or permits relating to all applicable Environmental Laws, except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(c)(i) There are no visible signs of releases, spills, discharges, leaks or disposal (each, a “Release”) of Hazardous Substances at, upon, under or within any owned Real Property or any premises leased by any Loan Party or any of their Subsidiaries; (ii) there are no underground storage tanks or polychlorinated biphenyls on the owned Real Property or any premises leased by any Loan Party or any of their Subsidiaries; (iii) neither the owned Real Property nor any premises leased by any Loan Party or any of their Subsidiaries has ever been used as a treatment, storage or disposal facility of Hazardous Waste; and (iv) no Hazardous Substances are present on the owned Real Property or any premises leased by any Loan Party or any of their Subsidiaries, excepting such quantities as are handled in accordance with all applicable manufacturer’s instructions and governmental regulations and in proper storage containers and as are necessary for the operation of the commercial business of any Loan Party or any of their Subsidiaries or of their respective tenants, in each case except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section .Solvency; No Litigation, Violation of Law; No ERISA Issues
.
(a)After giving effect to the transactions contemplated by this Agreement and the Plan of Reorganization, the Borrower is Solvent and Loan Parties and their Subsidiaries taken as a whole are Solvent.
(b)No Loan Party nor any of their Subsidiaries has (i) except as disclosed in Schedule 5.08(b), any pending (or, to the knowledge of any Loan Party, threatened in writing) litigation, arbitration, actions or proceedings which involve the possibility of having a Material Adverse Effect, (ii) except as disclosed in Schedule 5.08(b), as of the Closing Date, any pending (or, to the knowledge of any Loan Party, threatened in writing) litigation, arbitration, actions or proceedings which involve the possibility of having liability in excess of $200,000, (iii) except as disclosed in Schedule 5.08(b) (as such schedule may from time to time be updated by Borrower providing written notice to Agent of any new commercial tort claims reasonably estimated to exceed Five Hundred Thousand ($500,000) Dollars), any commercial tort claims, and (iv) except as disclosed in Schedule 5.08(b), as of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the Plan of Reorganization, any Money Borrowed other than the Obligations.
(c)No Loan Party nor any of their Subsidiaries is in violation of any applicable statute, regulation or ordinance in any respect which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, nor is any Loan Party or any of their Subsidiaries in violation of any order of any court or Governmental Body which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
(d)Except with respect to Multiemployer Plans, each plan that is intended to qualify under Section 401 of the Code has been determined by the IRS to qualify under Section 401 of the Code, the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the Code, and, to each Loan Party’s knowledge, nothing has occurred that would cause the loss of such qualification or tax exempt status. Each Plan is in compliance with the applicable provisions of ERISA and the Code, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Neither any Loan Party nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the Code or Section 302 of ERISA or the terms of any such Plan. Neither any Loan Party nor ERISA Affiliate has engaged in a “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the Code, in connection with any Plan, that would subject any Loan Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the Code. Except as set forth in Schedule 5.08(d): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Loan Party, threatened claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Title IV Plan or any Person as fiduciary or sponsor of any Title IV Plan; (iv) no Loan Party or ERISA Affiliate has incurred or reasonably expects to incur any liability as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five (5) years no Title IV Plan of any Loan Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041(b)(1) of ERISA, nor has any Title IV Plan of any Loan Party or any ERISA Affiliate (determined at any time within the last five (5) years) with Unfunded Pension Liabilities been transferred outside of the Controlled Group of any Loan Party or ERISA Affiliate (determined at such time); (vi) except in the case of any ESOP, Equity Interests of all Loan Parties and their ERISA Affiliates makes up, in the aggregate, no more than ten (10%) percent of fair market value of the assets of any Title IV Plan measured on the basis of fair market value as of the latest valuation date of any Title IV Plan; and (vii) no liability under any Title IV Plan has been satisfied with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor’s Corporation or an equivalent rating by another nationally recognized rating agency.
Section .Patents, Trademarks, Copyrights and Licenses
.
There are no patents, patent applications or patent licenses owned by the Loan Parties. All trademarks, trademark applications, service marks, service mark applications, copyrights, copyright applications, design rights, trade names and assumed names owned or utilized by any Loan Party or any of their Subsidiaries are set forth on Schedule 5.09 (as such schedule may from time to time be updated by Borrower providing written notice to Agent of any newly acquired Intellectual Property rights, so long as Loan Parties have taken (or caused to be taken) all steps required by Agent to perfect its Lien therein), are valid and have been duly registered or filed with all appropriate Governmental Body and constitute all of the Intellectual Property rights which are necessary for the operation of its business; there is no objection to or pending challenge to the validity of any such material trademark, copyright, design right or trade name and no Loan Party nor any Subsidiary of any Loan Party is aware of any grounds for any challenge. The only trade secrets owned by the Loan Parties relate to its proprietary customer information. Each trademark, trademark application, service mark, service mark application, copyright and copyright application owned or held by any Loan Party or any such Subsidiary and all trade secrets used by any Loan Party or any such Subsidiary consist of original material or property developed by such Loan Party or such Subsidiary or was lawfully acquired by such Loan Party or such Subsidiary from the proper and lawful owner thereof. Each of such items has been maintained so as to preserve the value thereof from the date of creation or acquisition thereof. With respect to all software used by any Loan Party, none of such software is subject to any license agreements, other than in the case of “off the shelf” software utilized by Loan Parties.

Section .Licenses and Permits
.
Each Loan Party and each Subsidiary of each Loan Party (a) is in compliance with and (b) has procured and is now in possession of, all material licenses or permits required by any applicable federal, state, local or other law or regulation for the operation of its business in each jurisdiction wherein it is now conducting or proposes to conduct business and where the failure to procure such licenses or permits could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section .No Contractual Default
.
After giving effect to the Plan of Reorganization, no Loan Party is in default in the payment or performance of any of its contractual obligations with respect to which a default thereunder could be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section .No Burdensome Restrictions/No Liens
.
After giving effect to the Plan of Reorganization, no Loan Party nor any Subsidiary of any Loan Party is party to any contract or agreement the performance of which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. After giving effect to the Plan of Reorganization, no Loan Party nor any Subsidiary of any Loan Party has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien which is not a Permitted Encumbrance.
Section .No Labor Disputes
.
No Loan Party nor any Subsidiary of any Loan Party is involved in any labor dispute; there are no strikes or walkouts or union organization of any Loan Party’s or any of such Subsidiary’s employees in existence or threatened in writing and no labor contract is scheduled to expire during the Term other than as set forth on Schedule 5.13 (as such schedule may from time to time be updated by Borrower providing written notice to Agent of any newly arising item, so long as (i) Loan Parties have taken (or caused to be taken) all steps reasonably required by Agent with respect thereto and (ii) such items could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect).
Section .Margin Regulations
.
No Loan Party nor any Subsidiary of any Loan Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” within the meaning of the quoted term under Regulation U of the Board of Governors of the Federal Reserve System as now and from time to time hereafter in effect. No part of the proceeds of any Term Loan will be used for “purchasing” or “carrying” “margin stock” as defined in Regulation U of such Board of Governors.
Section .Investment Company Act
.
No Loan Party nor any Subsidiary of any Loan Party is an “investment company” registered or required to be registered under the Investment Company Act of 1940, as amended, nor is it controlled by such a company.
Section .Disclosure
.

No representation or warranty made by or on behalf of any Loan Party or any Subsidiary of any Loan Party in this Agreement, any Other Document or in any financial statement, report, certificate or any other document furnished in connection herewith and no information at any time furnished by or on behalf of any Loan Party or any Subsidiary of any Loan Party to Agent or any Lender pursuant hereto or in connection herewith, in each case on the date as of which such information is dated or certified, when considered as a whole, contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading in light of the circumstances under which they were made.
Section .Real Property
.
Each Loan Party and each of its Subsidiaries owns record title in fee simple or the leasehold interest to, or, solely with respect to disposal wells, has rights to operate, the Real Property described on Schedule 5.17 (as such Schedule may from time to time be updated by written notice from Borrower to Agent), free and clear of all Liens, except Permitted Encumbrances. The Real Property described on Schedule 5.17 (as such Schedule may from time to time be updated by written notice from Borrower to Agent) constitutes all of the Real Property of Loan Parties.
Section .Hedging Agreements
.
No Loan Party nor any Subsidiary of any Loan Party is a party to any Hedging Agreement as of the Closing Date.
Section .Conflicting Agreements
.
After giving effect to the Plan of Reorganization, no provision of any mortgage, indenture, contract, agreement, judgment, decree or order binding on any Loan Party or affecting the Collateral conflicts with, or requires any Consent which has not already been obtained, or would in any way prevent the execution, delivery or performance of the terms of this Agreement or the Other Documents.
Section .Business and Property of Loan Parties; Inactive Subsidiaries
.
Upon and after the Closing Date, Loan Parties and their Subsidiaries do not propose to engage in any business other than as currently conducted and businesses reasonably similar, complementary or related thereto. Each Loan Party and each Subsidiary of a Loan Party owns or leases all the property and possesses all of the rights and consents necessary for the conduct of the business of such Loan Party and such Subsidiary as it is presently being conducted, except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Inactive Subsidiary has, or will at any time have any property or assets, liabilities or contractual obligations other than (a) those that are de minimis individually and in the aggregate and (b) liabilities and contractual obligations under this Agreement and the Other Documents, if any.
Section .Material Contracts
.
The only material agreements to which a Loan Party or a Subsidiary is a party are set forth in the exhibit list of Parent’s Annual Report on Form 10-K for the year ended December 31, 2015 and any subsequently filed Quarterly Reports on Form 10-Q and/or Current Reports on Form 8-K (the “Material Contracts”). As of the Closing Date after giving effect to the Plan of Reorganization other than the Material Contracts, there are no (a) employment agreements covering the management of any Loan Party or any Subsidiary, other than the new employment agreements for John E. Crisp, Charles C. Forbes, Jr., L. Melvin Cooper and Steven Macek, (b) collective bargaining agreements or other labor agreements covering any employees of any Loan Party or any Subsidiary, (c) agreements for managerial, consulting or similar services to which any Loan Party or any Subsidiary is a party or by which it is bound, except for engagement agreements with the professionals advising the Borrower and the Guarantors in connection with the restructuring resulting in the Bankruptcy Case, (d) agreements regarding any Loan Party or any Subsidiary, its assets or operations or any investment therein to which any of its Affiliates is a party, except for such agreements as are (i) disclosed in Loan Parties’ public filings with the SEC or (ii) otherwise approved by the independent directors on Parent’s board of directors and not disclosed in Loan Parties’ public filings with the SEC, in an aggregate amount for all such agreements described in this clause (ii) not to exceed (A) $2,000,000 in any fiscal year or (B) $8,000,000 in the aggregate during the term of this Agreement (in each case under this clause (ii), taking into account all consideration paid to and/or payable by Loan Parties pursuant to such agreements, regardless of the nature of the transactions provided for pursuant to such agreements), (e) patent licenses, trademark licenses, copyright licenses or other lease or license agreements to which any Loan Party or any Subsidiary is a party, either as lessor or lessee, or as licensor or licensee, (f) distribution, marketing or supply agreements to which any Loan Party or any Subsidiary is a party, (g) customer agreements to which any Loan Party or any Subsidiary is a party, (h) real estate leases to which any Loan Party or any Subsidiary is a party, (in each case with respect to any agreement of the type described in the preceding clauses (a), (b), (c), (d), (e), (f), (g) and (h), to the extent requiring disclosure as a material contract in Parent’s filings with the SEC), (i) partnership agreements to which any Loan Party or any Subsidiary is a partner, limited liability company agreements to which any Loan Party or any Subsidiary is a member or manager, or joint venture agreements to which any Loan Party or any Subsidiary is a party, or (j) any other agreements or instruments to which any Loan Party or any Loan Party is a party the breach, nonperformance or cancellation of which, would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. The consummation of the transactions contemplated by this Agreement and the Other Documents will not give rise to a right of termination in favor of any party to any Material Contract which would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Each Material Contract is in full force and effect and, after giving effect to the Plan of Reorganization no defaults enforceable against any Loan Party or any Subsidiary exist thereunder, except as could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. No Loan Party nor any Subsidiary of any Loan Party has received notice from any party to any Material Contract stating that it intends to terminate or amend such contract, except to the extent such termination could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.
Section .Capital Structure
.
Schedule 5.22 sets forth the authorized Equity Interests, and owner thereof, of each of Loan Parties and each of their Subsidiaries as of the Closing Date, after giving effect to the Plan of Reorganization. All of the Equity Interests of each of Loan Parties (other than Parent) and each of their Subsidiaries are owned directly or indirectly by the Borrower. All issued and outstanding Equity Interests of each of Loan Parties and each of their Subsidiaries are, and with respect to Parent after giving effect to the Plan of Reorganization the same are, duly authorized and validly issued, fully paid and non-assessable, and such Equity Interests were issued in compliance with all applicable laws. All issued and outstanding Equity Interests of each Loan Party (other than Parent) and each of their Subsidiaries is free and clear of all Liens other than Permitted Encumbrances and the Lien in favor of Agent for the benefit of Agent and Lenders. The identity of the holders of the Equity Interests of each of Loan Parties (other than Parent) and each of their Subsidiaries and the percentage of their fully diluted ownership of the Equity Interests of each of Loan Parties (other than Parent) and each of their Subsidiaries as of the Closing Date is set forth on Schedule 5.22. No shares of the Equity Interests of any Loan Party or any of their Subsidiaries, other than those described above, are issued and outstanding as of the Closing Date. As of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Loan Party (other than Parent) or any of their Subsidiaries of any Equity Interests of any such entity.
Section .Bank Accounts, Security Accounts, Etc
.
No Loan Party has any bank accounts, deposit accounts, investments accounts, securities accounts or any other similar accounts other than the accounts set forth Schedule 5.23 (as such Schedule may from time to time be updated by Borrower delivering a written update thereto to Agent, so long as such updates are approved by Agent (to the extent any such new bank accounts, deposit accounts, investments accounts, securities accounts or any other similar accounts are not otherwise permitted hereunder)). The purpose and type of each such account is specified on Schedule 5.23.
Section .OFAC
.
None of Borrower, any Subsidiary of Borrower or any Affiliate of Borrower: (a) is a Sanctioned Person, (b) has more than ten (10%) percent of its assets in Sanctioned Entities or (c) derives more than ten (10%) percent of its operating income from investments in, or transactions with Sanctioned Persons or Sanctioned Entities. The proceeds of any Term Loan will not be used and have not been used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person or a Sanctioned Entity.

ARTICLE XI
ARTICLE XIIAFFIRMATIVE COVENANTS.
Each Loan Party shall at all times until all of the Obligations have been Paid in Full:
Section .Payment of Fees
.
Promptly following demand, pay to Agent all usual and customary fees and expenses which Agent incurs in connection with the forwarding of Term Loan proceeds.

Section .	Conduct of Business; Compliance with Laws and Maintenance of Existence and Assets
.
Conduct, and cause each Subsidiary of each Loan Party to conduct, continuously and operate actively its business according to business practices and maintain, and, subject to reduced maintenance for stacked assets during the industry downturn, cause each Subsidiary of each Loan Party to maintain, all of its properties useful or necessary in its business in good working order and condition in all material respects (reasonable wear and tear excepted and except as may be Disposed of in accordance with the terms of this Agreement (including, without limitation, Section 7.01)), including, without limitation, all Intellectual Property and take all actions necessary to enforce and protect the validity of its Intellectual Property, except for any of its Intellectual Property which a Loan Party determines is no longer used or useful in the conduct of its business. Each Loan Party shall, and shall cause each Subsidiary of each Loan Party to, (a) keep in full force and effect its existence and its material rights and franchises, except as expressly permitted by this Agreement (including pursuant to Section 7.01), (b) comply in all material respects with the laws and regulations governing the conduct of its business where the failure to do so could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; provided, that, the Inactive Subsidiaries and Insignificant Subsidiaries may dissolve or merge into a Loan Party and Loan Parties shall provide written notice thereof to Agent within ten (10) Business Days of the occurrence thereof, accompanied by the relevant merger agreement and certificates of merger filed with the applicable Governmental Bodies, and (c) except as expressly permitted hereunder, make all such reports and pay all such franchise and other taxes and license fees and do all such other acts and things as may be lawfully required to maintain its rights, licenses, leases, powers and franchises under the laws of the United States or any of its political subdivisions or, based on commercially reasonable efforts, to do so in any applicable foreign jurisdiction or any political subdivision of any of such foreign jurisdictions.
Section .Violations
.
Promptly after becoming aware of the same, notify Agent in writing of any violation of any law, statute, regulation or ordinance of any Governmental Body, or of any agency thereof, applicable to any Loan Party or any of their Subsidiaries which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

Section .Execution of Supplemental Instruments; Further Assurances
.
Promptly upon request by Agent, each Loan Party shall take such additional actions (including, without limitation, execution and delivery of such supplemental agreements or instruments, statements, assignments and transfers, or instructions or documents relating to the Collateral) as Agent may require in its reasonable discretion from time to time in order (a) to carry out more effectively the purposes of this Agreement or any Other Document, (b) to subject all of the existing or hereinafter acquired personal property (other than Excluded Assets and any tangible personal property that is not located in the United States) of each Loan Party to first-priority perfected Liens (subject only to Permitted Encumbrances) in favor of Agent to secure the Obligations, (c) to perfect and maintain the validity, effectiveness and priority of any of the Liens created, or intended to be created thereby, by this Agreement or any Other Document to the extent required herein or therein, and (d) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to Agent and Lenders the rights granted or now or hereafter intended to be granted to Agent and the Lenders under this Agreement or any Other Document. Without limiting the generality of the foregoing, each Loan Party shall (and shall cause each other Loan Party to) guarantee (to the extent not already directly obligated with respect thereto) all of the Obligations and to grant to Agent, for the benefit of Agent and Lenders, a Lien in all of such Loan Party’s existing or hereinafter acquired personal property (other than Excluded Assets) to secure all of the Obligations; provided, that, no such guarantee or grant shall be required by a Non-US Subsidiary that is a CFC.
Section .Payment of Indebtedness
.
Each Loan Party shall, and shall cause each Subsidiary of each Loan Party to, subject at all times to any applicable subordination or intercreditor arrangement in favor of Agent and/or Lenders, pay, discharge or otherwise satisfy at or before maturity all its Indebtedness of whatever nature, except when the failure to do so could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect or when the amount or validity thereof is currently being contested in good faith by appropriate proceedings and each Loan Party and each of their Subsidiaries shall have provided for such reserves as Agent may reasonably deem proper and necessary.
Section .Standards of Financial Statements
.
Each Loan Party shall, and shall cause each Subsidiary of each Loan Party to, cause all financial statements referred to in Sections 9.06, 9.07, 9.08 and 9.11 as to which GAAP is applicable to present fairly in all material respects (subject, in the case of interim financial statements, to normal year-end audit adjustments and absence of footnotes, the statement of cash flows and the statement of changes in shareholders’ equity) and to be prepared in reasonable detail, but only if such statement is to be prepared in accordance with GAAP consistently applied, and in accordance with GAAP consistently applied throughout the periods reflected therein (except as concurred in by such reporting accountants or officer, as the case may be, and disclosed therein) and, in the case of financial statements required by Section 9.06, in a form consistent with what would be required if filed with an applicable Form 10-K with the SEC.
Section .Rights Offering
.
Borrower will use reasonable efforts to effectuate and close the Rights Offering as soon as practicable following the November 2018 Effective Date, including but not limited to the filing of a definitive Registration Statement on Form S-1 following all comments received from the staff of the SEC have been cleared by the SEC. Each Lender agrees to cooperate fully with the other parties hereto and to execute and deliver such further filings, documents, certificates, agreements, amendments and instruments and to take such other actions as may be reasonably requested by Borrower to effectuate the Rights Offering.

ARTICLE XIII
ARTICLE XIVNEGATIVE COVENANTS.
No Loan Party shall, nor shall any Loan Party permit any of its Subsidiaries to, at any time prior to the Payment in Full of all of the Obligations:
Section .Merger, Consolidation, Acquisition and Sale of Assets
.
(a)Consummate any merger, consolidation or other reorganization with or into any other Person or permit any other Person to consolidate with or merge with it; except, that, (i) a Loan Party may merge or consolidate into another Loan Party so long as (A) no Event of Default shall have occurred and be continuing, (B) Borrower shall give Agent at least ten (10) Business Days prior written notice thereof, (C) if the Borrower is a party to such merger or consolidation the Borrower shall be the surviving entity, (D) no Loan Party shall merge or consolidate with a Loan Party that exists under the laws of a country different than the country in which such Loan Party exists and (E) prior to such merger or consolidation Loan Parties have taken (or caused to be taken) all steps required by Agent with respect thereto (including without limitation all steps required by Agent to maintain Agent’s Lien on the Collateral granted by such Loan Parties, as well as the priority and effectiveness of such Lien); and (ii) a Subsidiary of the Borrower that is not a Loan Party may merge or consolidate into another Subsidiary of the Borrower that is not a Loan Party so long as (A) no Event of Default shall have occurred and be continuing, and (B) Borrower shall give Agent at least ten (10) Business Days prior written notice thereof.
(b)Acquire all or a substantial portion of the assets or Equity Interests of any Person except for investments permitted by Section 7.04.
(c)Directly or indirectly, sell, assign, lease, transfer, abandon or otherwise dispose of any of its assets or properties (including, without limitation, the Collateral) to any other Person (each, a “Disposition”), except for:
(i)the sale of Inventory in the ordinary course of business
(ii)(A) the sale, lease, transfer or Disposition of used, worn-out or obsolete Well Services Equipment and Well Services Equipment no longer used or useful in the conduct of business of Loan Parties or any of their Subsidiaries having a fair market value not to exceed $2,500,000 in the aggregate in any fiscal year, and (B) the sale, lease, transfer or Disposition of machinery and equipment other than Well Services Equipment and machinery and equipment other than Well Services Equipment no longer used or useful in the conduct of business of Loan Parties or any of their Subsidiaries having a fair market value not to exceed $2,500,000 in the aggregate in any fiscal year;
(iii)provided no Event of Default shall have occurred and be continuing or result therefrom, the Disposition of assets (other than equity interests of any of its Subsidiaries) having a fair market value not to exceed $15,000,000 in the aggregate in any fiscal year;
(iv)the sale, lease, transfer or other Disposition of property by a Loan Party or a Subsidiary of a Loan Party to any other Loan Party or Subsidiary of a Loan Party; provided, that, (A) if a Loan Party or any of its assets is subject to a Disposition, all parties to such Disposition must be Loan Parties, (B) if a Loan Party organized in the United States or any jurisdiction thereof or any of its assets is subject to a Disposition, all parties to such Disposition must be Loan Parties organized in the United States or any jurisdiction thereof, (C) no such sale, lease, transfer or other Disposition shall be made to Parent, (D) to the extent such transaction constitutes an investment, such transaction must be permitted under Section 7.04 and (E) any Lien in favor of Agent on such property shall continue in all respects and shall not be deemed released or terminated as a result of such sale, lease, transfer or other Disposition and Loan Parties shall execute and deliver such agreements, documents and instruments as Agent may reasonably request with respect thereto;
(v)the grant in the ordinary course of business by any Loan Party or any of their Subsidiaries after the date hereof of a non-exclusive license of any Intellectual Property; provided, that, the rights of the licensee shall be subject to the rights of Agent, and shall not adversely affect, limit or restrict the rights of Agent to use such Intellectual Property or to sell or otherwise dispose of any Inventory or other Collateral in connection with the exercise by Agent of any rights or remedies hereunder or under any of the Other Documents, or otherwise adversely limit or interfere in any material respect with the use of any such

Intellectual Property by Agent in connection with the exercise of its rights or remedies hereunder or under any of the Other Documents or by any Loan Party or Subsidiary;
(vi)the issuance of Equity Interests by Loan Parties; provided, that, (A) no Loan Party or Subsidiary shall be required to pay any cash dividends, distributions or repurchase or redeem such Equity Interests or make any other payments in respect thereof, except as otherwise expressly permitted in Section 7.06 and (B) neither the Borrower nor any of its Subsidiaries shall issue any Equity Interests other than to their then current holder(s) of their Equity Interests, Loan Parties, or, in the case of the Parent, to participants in the Parent’s Management Incentive Plan;
(vii)the issuance of Equity Interests by Parent consisting of common stock (or its equivalent) pursuant to an employee stock option plan or grant or similar equity plan or 401(k) plan of Loan Parties and their Subsidiaries for the benefit of their employees, directors and officers;
(viii)the abandonment or other disposition of Intellectual Property that is not material and is no longer used or useful in any material respect in the business of any Loan Party or any of its Subsidiaries and does not appear on or is otherwise not affixed to or incorporated in any Inventory or Equipment or have any material value;
(ix)involuntary Dispositions occurring by reason of casualty or condemnation;
(x)the leasing, occupancy agreements or sub-leasing of Real Property or Equipment in the ordinary course of business consistent with past practices that would not materially interfere with the required use of such Real Property or Equipment by any Loan Party or any of its Subsidiaries;
(xi)transfers of condemned real property as a result of the exercise of “eminent domain” or other similar policies to the respective governmental authority or agency that has condemned the same (whether by deed in lieu of condemnation or otherwise), and transfers of properties that have been subject to a casualty to the respective insurer of such real property as part of an insurance settlement; and
(xii)any Disposition of property or assets, or issuance of Equity Interests, that is permitted under Sections 7.01(a) and 7.06; and
(d)Without limiting the generality of the provisions of Section 7.01(c) above, Parent shall not cease to own and control, directly or indirectly, one hundred (100%) percent of the Equity Interests of each Loan Party (or the successor-in-interest to any such Loan Party permitted hereunder).
Section .Creation of Liens
.
Create or suffer to exist any Lien or transfer upon or against any of its property or assets now owned or hereafter acquired, except Permitted Encumbrances.
Section .Guarantees
.
Become liable upon the obligations of any Person by assumption, endorsement or guarantee thereof or otherwise (other than with respect to the Obligations) except:
(a)for the endorsement of checks in the ordinary course of business;
(b)that (i) Loan Parties and their Subsidiaries may guarantee Indebtedness or other obligations of Borrower and its US Subsidiaries that are Loan Parties and (ii) a Non-US Subsidiary may guarantee Indebtedness or other obligations of another Non-US Subsidiary (provided if the Non-US Subsidiary that is providing such guarantee is a Loan Party such other Non-US Subsidiary must also be a Loan Party); and
(c)guarantees of other Indebtedness permitted by Section 7.07(k).
Section .Investments.
Purchase or acquire Indebtedness or Equity Interests of, or any other interest in, any Person, except:
(a)cash or Cash Equivalents;
(b)as expressly permitted pursuant to Section 7.01, Section 7.05, Section 7.06 and Section 7.07;
(c)the endorsement of instruments for collection or deposit in the ordinary course of business;
(d)obligations under Hedging Agreements permitted under Section 7.07(e);

(e)Equity Interests or other obligations issued to Loan Parties by any Person (or the representative of such Person) in compromise or settlement of obligations of such Person owing to Loan Parties (whether or not in connection with the insolvency, bankruptcy, receivership or reorganization of such a Person or a composition or readjustment of the debts of such Person) or upon the foreclosure, perfection or enforcement of any Lien in favor of a Loan Party securing any such obligations;
(f)Obligations of account debtors to Loan Parties and their Subsidiaries arising from Accounts which are evidenced by a promissory note made by such account debtor payable to the applicable Loan Party of Subsidiary; provided, that, promptly upon the receipt of the original of any such promissory note issued to any Loan Party from any account debtor in excess of $100,000 in the aggregate (or regardless of the amount after an Event of Default exists or has occurred and is continuing at the request of the Required Lenders), such promissory note(s) shall, upon the request of Agent, be endorsed to the order of Agent by Loan Parties and promptly delivered to the Required Lenders as so endorsed;
(g)investments by Loan Parties and their Subsidiaries in the form of Equity Interests received as part or all of the consideration for the sale of assets pursuant to a Disposition by any such Loan Party of Subsidiary to the extent permitted under Section 7.01(c) or otherwise approved by Agent;
(h)the existing investments of any Loan Party or Subsidiary thereof as of the date hereof in their respective Subsidiaries;
(i)investments made after the date hereof by (i) Parent in another Loan Party, (ii) a Non-US Subsidiary of a Loan Party in a Non-US Subsidiary of a Loan Party and (iii) any Loan Party to Forbes Energy Services de México, S. de R. L. de C.V. or Forbes Energy Services Ltd., Mexican Branch, in an amount not to exceed in the aggregate $750,000 less the aggregate amount of advances, loans or extensions of credit made pursuant to Section 7.05(c)(iv);
(j)the Cretic Acquisition and Permitted Acquisitions;
(k)extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practice or otherwise in the ordinary course of business;
(l)loans or advances to employees, officers and directors to the extent permitted in Section 7.05(c); and
(m)investments in Minority Interest JV’s and other investments in any Person where such investment has a fair market value (measured on the date each such investment was made and without giving effect to subsequent changes in value); provided that, (i) no Default or Event of Default has occurred and is continuing at the time of such investment and after giving effect thereto, (ii) the aggregate amount of all of such investments made pursuant to this clause (m) from and after the Closing Date, based on the investment amount on the date such investments were made, that remain outstanding, shall not exceed $500,000 in the aggregate (A) for that portion of the current fiscal year commencing on January 1, 2017 through and including December 31, 2017, and (B) for each fiscal year thereafter and (iii) Loan Parties shall have satisfied the Investment Conditions at the time of making any such investment and after giving effect thereto.
Section .Loans
.
Make advances, loans or other extensions of credit to any Person, including, without limitation, any Subsidiary or Affiliate, except with respect to:
(a)the extension of commercial trade credit in connection with the sale of Inventory or the provision of services, each in the ordinary course of its business;
(b)deposits of cash for leases, utilities, worker’s compensation and similar matters in the ordinary course of business; and
(c)advances, loans or extensions of credit made by (i) Parent to another Loan Party, (ii) a Loan Party (other than Parent) to another Loan Party, (iii) a Non-US Subsidiary of a Loan Party to a Non-US Subsidiary of a Loan Party and (iv) any Loan Party to Forbes Energy Services de México, S. de R. L. de C.V. or Forbes Energy Services Ltd., Mexican Branch, in an amount not to exceed in the aggregate $750,000 less the aggregate amount of investments made pursuant to Section 7.04(i)(iv).
Section .Dividends and Distributions
.

Declare, pay or make any dividend or distribution or payment with respect to:
(a)any shares of the Equity Interests of any Loan Party or any of their Subsidiaries (other than dividends or distributions payable in its Equity Interests) or apply any of its funds, property or assets to the purchase, redemption or other retirement of any such Equity Interests (other than shares of the Equity Interests of Parent); except, that,
(i)Loan Parties and their Subsidiaries may make payments to their former employees, officers or directors in connection with the redemption or repurchase of Equity Interests issued by the Parent to such former employees, officers or directors upon their termination of employment with Loan Parties and their Subsidiaries or their death or disability, so long as, (A) the aggregate amount of all such payments does not exceed $1,000,000 in any fiscal year, subject to compliance with any applicable Management Incentive Plan or employment agreement, and (B) for the thirty (30) consecutive day period immediately preceding each such payment and as of the date of each such payment and after giving effect thereto, the Loan Parties shall have satisfied the Investment Conditions; and
(ii)Loan Parties and their Subsidiaries may make dividends and distributions to other Loan Parties and their Subsidiaries, so long as Investment Conditions have been satisfied on the date thereof and after giving effect thereto; provided, that, no such dividends and distributions shall be made to a Non-US Subsidiary by a US Loan Party; and
(b)any redemption, prepayment (whether mandatory or optional), defeasance, repurchase or any other payment in respect of any Subordinated Debt, or apply any of its funds, property or assets to the purchase, redemption or other retirement of any Subordinated Debt; except, that, mandatory payments may be made on Subordinated Debt to the extent expressly permitted in any subordination or intercreditor agreement executed by Agent with respect thereto.
Section .Indebtedness
.
Create, incur, assume or suffer to exist any Indebtedness, except in respect of:
(a)(i) the Obligations, (ii) the Revolving Loan Obligations~~,~~ and (iii) Indebtedness outstanding under the Subordinated Notes plus any accrued interest, ~~fees and other obligations relating thereto and (iv) Indebtedness outstanding under the Equipment Loan Agreement in an aggregate principal amount not to exceed at any time $20,000,000, in each case plus any accrued interest,~~ fees and other obligations relating thereto;
(b)the incurrence by the Loan Parties of Indebtedness represented by obligations under Capital Leases, mortgage financings or purchase money obligations, in each case, incurred (x) for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the ordinary course of business of the Loan Parties or any of their Subsidiaries, as the case may be, incurred prior to, at the time of, or within 120 days after completion of the acquisition, design, construction, installation or improvement of such property, plant or equipment, or (y) to otherwise obtain Capital Leases, mortgage financings or similar financing in respect of property, plant or equipment, in an aggregate principal amount, including all permitted refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (b), not to exceed, at any time outstanding, $~~12,000,000 (i) for the current fiscal year commencing on January 1, 2017 through and including December~~ 3~~1,~~ 2~~017~~, ~~and (ii) for each fiscal year thereafter~~000,000;
(c)Indebtedness existing on the Closing Date as set forth on Schedule 7.08 and any refinancings, refundings, renewals or extensions thereof (without shortening the maturity thereof or increasing the principal amount thereof (excluding accrued interest, fees, discounts, premiums and expenses));
(d)Indebtedness expressly permitted by Section 7.03 and Section 7.05;
(e)Indebtedness arising under Hedging Agreements which are not entered into for speculative purposes and are intended to provide protection against fluctuations in interest rates or foreign currency exchange rates;
(f)Indebtedness in respect of netting services, overdraft protections, employee credit card programs and otherwise in connection with deposit accounts and Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts)

drawn against insufficient funds in the ordinary course of business; provided, that, such Indebtedness is extinguished within five (5) Business Days of incurrence;
(g)Indebtedness in respect of bid, performance and surety bonds, including guarantees or obligations of the Loan Parties with respect to letters of credit supporting such bid, performance and surety bonds or other forms of credit enhancement supporting performance obligations under services contracts, workers’ compensation claims, self-insurance obligations, unemployment insurance, health, disability and other employee benefits or property, casualty or liability insurance in each case incurred in the ordinary course of business; provided, that, upon Agent’s request, Agent shall have received true, correct and complete copies of all material agreements, documents or instruments evidencing or otherwise related to such Indebtedness, as duly authorized, executed and delivered by the parties thereto;
(h)unsecured Indebtedness arising from agreements to provide for customary indemnification, adjustment of purchase price or similar obligations, earn-outs or other similar obligations, in each case, incurred in connection with a Permitted Acquisition or Disposition permitted hereunder; provided, that, in the case of any proposed payment of any earn-outs or other similar obligations, Loan Parties shall satisfy the Investment Conditions at the time such obligations were entered into;
(i)Indebtedness arising pursuant to financing of insurance premiums payable on insurance policies maintained by or for the benefit of Loan Parties or any of their Subsidiaries; provided, that, upon Agent’s request, Agent shall have received true, correct and complete copies of all material agreements, documents and instruments evidencing or otherwise related to such Indebtedness;
(j)the incurrence by Loan Parties of refinancing Indebtedness in exchange for, or the net proceeds of which are used to, renew, refund, refinance, replace, defease or discharge any Indebtedness (other than intercompany Indebtedness) that was permitted by this Agreement to be incurred under clauses (b), (c), (d) or (m) of this paragraph;
(k)the incurrence by a Loan Party or any of its Subsidiaries of intercompany Indebtedness between or among the Loan Parties and their Subsidiaries or between or among the Loan Parties’ Subsidiaries to the extent permitted by Section 7.05;
(l)the guarantee by a Loan Party of Indebtedness of any other Loan Party or any of their Subsidiaries, as the case may be, that was permitted to be incurred by this Agreement; provided that, if the Indebtedness being guaranteed is subordinated to or pari passu with the Obligations, then the guarantee of such Indebtedness shall be subordinated to or pari passu with the Obligations, as applicable, to the same extent as the Indebtedness guaranteed;
(m)the incurrence by the Loan Parties or any of their Subsidiaries of Indebtedness in respect of workers’ compensation claims and self-insurance obligations;
(n)Indebtedness incurred in connection with letters of credit, purchasing cards and credit cards and secured pursuant to clause (r) of the definition of Permitted Encumbrances; and
(o)additional unsecured Indebtedness of Loan Parties and their Subsidiaries in an aggregate principal amount not to exceed $5,000,000 at any one time outstanding.
For purposes of determining compliance with this Section 7.07, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of permitted Indebtedness described in clauses (a) through (n) above, the Loan Parties will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this Section 7.07, and such item of Indebtedness will be treated as having been incurred pursuant to such category. The accrual of interest, the accretion or amortization of original issue discount, if applicable, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of preferred stock as Indebtedness due to a change in accounting principles, and the payment of dividends on preferred stock so reclassified in the form of additional shares of the same class of preferred stock so reclassified will not be deemed to be an incurrence of Indebtedness for purposes of this Section 7.07. Notwithstanding any other provision of this Section 7.07, the maximum amount of Indebtedness that Loan Parties may incur pursuant to this Section 7.07 shall not be deemed to be exceeded solely as a result of fluctuations in exchange rates or currency values.
Section .Nature of Business
.
(a)Substantially change the nature of the business in which it is presently engaged and similar, related or complementary businesses subsequently engaged in, nor except as specifically permitted hereby purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or property which are useful in, necessary or appropriate for and are to be used in its business as presently conducted or similar, related or complementary businesses.
(b)Permit any Inactive Subsidiary to engage in any business, operations or activity, or hold any property or incur any obligations, other than (i) holding the issued and outstanding Equity Interests of its Subsidiaries, (ii) paying taxes, (iii) holding directors’ and shareholders’ meetings, preparing corporate and similar records and other activities required to maintain its separate corporate or other legal structure, (iv) preparing reports to, and preparing and making notices to and filings with, Governmental Bodies and to its holders of Equity Interests, and (v) activities required by this Agreement and the Other Documents. Notwithstanding the foregoing, an Inactive Subsidiary may engage in business, operations or activity, or hold property or incur obligation upon at least five (5) Business Days prior written notice to Agent and, if such Inactive Subsidiary is a US Subsidiary and is not already a Loan Party, such Inactive Subsidiary shall expressly join this Agreement as a Loan Party and shall comply with the same requirements that would be applicable to a newly formed Subsidiary pursuant to Section 7.11.
Section .Transactions with Affiliates
.
Directly or indirectly, purchase, acquire or lease any property from, or sell, transfer or lease any property to, or otherwise deal with, any Affiliate, except for:
(a)transactions, arrangements and other business activities entered into in the ordinary course of business, on an arm’s-length basis on terms no less favorable than terms which would have been obtainable from a Person other than an Affiliate;
(b)any employment or compensation arrangement or agreement, employee benefit plan or arrangement, officer or director indemnification agreement or any similar arrangement or other compensation arrangement entered into in good faith, for actual services rendered to any Loan Party or any Subsidiary, by any Loan Party and the Subsidiaries in the ordinary course of business and non-cash payments, issuance of securities or awards pursuant thereto, and including the grant of stock options, restricted stock, stock appreciation rights, phantom stock awards or similar rights to employees and directors in each case approved by the Board of Directors of such Loan Party;
(c)transactions, arrangements and other business activities with Affiliates in existence as of the Closing Date that are described in Loan Parties’ Form 10-K and Form 10-Q filings most recently filed with the SEC or set forth in an attachment to any employment agreement relating to Loan Party officers; and
(d)transactions among Loan Parties and their Subsidiaries expressly permitted by Section 7.01(c), Section 7.03(b), Section 7.04(h), Section 7.05(c), Section 7.05(d) and Section 7.06.
Section .Leases
.
After the Closing Date, enter as lessee into any lease arrangement for Equipment or Real Property (unless capitalized and permitted under Section 7.07) if after giving effect thereto, aggregate annual rental payments for all leased property would exceed, for all Loan Parties and their Subsidiaries, an amount equal to (a) $6,000,000 in the aggregate (i) for the current fiscal year commencing on January 1, 2017 through and including December 31, 2017, and (ii) for each fiscal year thereafter, or (b) such higher amount as Agent may approve in its sole discretion. Any renewal, replacement or extension of any lease or lease arrangement that exists as of the Closing Date shall not be taken into account for the purposes of this Section 7.10.
Section .Subsidiaries
.
(a)Form any Subsidiary (other than an Insignificant Subsidiary) unless (i) such Subsidiary expressly joins in this Agreement as a Loan Party, becomes jointly and severally liable for, or otherwise guaranties, all of the Obligations and grants a Lien on substantially all of its assets to secure all of the Obligations and consents to the pledge of its Equity Interests to secure all of the Obligations in form and substance reasonably satisfactory to Agent (in each case, except (A) to the extent that such assets constitute Excluded Assets and (B) no such guarantee or grant shall be required by a Non-US Subsidiary that is a CFC,

(ii) Agent is provided with a pledge of all of the outstanding Equity Interests of such Subsidiary (65% of the Equity Interests of any Non-US Subsidiary) to secure all of the Obligations in form and substance reasonably satisfactory to Agent (except to the extent that such Equity Interests constitutes Excluded Assets), and (iii) Agent shall have received fifteen (15) days prior written notice thereof (along with an update of Schedule 5.02(b)) and all documents, including collateral documents, guaranties, corporate authority documents and legal opinions, as Agent may require in its reasonable discretion in connection therewith, all in form and substance reasonably satisfactory to Agent; provided, that, investments in any Subsidiary which Loan Parties may form in accordance with this Section 7.11(a) may only be made to the extent permitted by Section 7.04.
(b)Enter into any JV, unless (i) Loan Parties shall have satisfied the Investment Conditions at the time of (A) entering into any such JV and (B) each proposed contribution of capital or other property to such JV and after giving effect thereto, (ii) any Indebtedness incurred, or to be incurred, by Loan Parties in connection with such JV must be permitted pursuant to Section 7.07, (iii) the total cash and non-cash consideration paid and/or invested by Loan Parties and their Subsidiaries in connection with all JV’s (including, without limitation, assumption or incurrence of Indebtedness in connection therewith and all contributions of capital or other property to all JV’s) shall not exceed (A) in the case of Majority Interest JV’s, the Permitted Acquisitions/JV Cap Amount, and (B) in the case of Minority Interest JV’s, the amount that is permitted by Section 7.04(l), and (iv) concurrently with entering into such JV, Loan Parties shall have validly pledged to Agent, and granted to Agent a Lien in and upon, for the ratable benefit of Agent and Secured Parties, all of Loan Parties’ Equity Interests in such JV, subject only to Permitted Encumbrances, to the extent that such Equity Interests do not constitute an Excluded Asset.
Section .Fiscal Year and Accounting Changes
.
Change its fiscal year-end from December 31, or make any change (a) in accounting treatment and reporting practices except as required by GAAP consistently applied or (b) in tax reporting treatment except as required by law.
Section .Pledge of Credit
.
Now or hereafter pledge Agent’s or any Lender’s credit on any purchases or for any purpose.
Section .Amendment of Organizational Documents.
(a)Except as contemplated in connection with the Bankruptcy Case, amend, modify or waive any term or provision of its certificate of formation, limited liability company agreement, certificate of incorporation, by-laws, partnership agreement or other applicable documents relating to such Loan Party’s or Subsidiary’s formation or governance, or any shareholders agreement, each as in effect on the Closing Date and after giving effect to the Plan of Reorganization, unless Agent is provided prior five (5) Business Days’ prior written notice of any such amendment, modification or waiver and such amendment, modification or waiver is not materially adverse in any respect to Agent and the Lenders; or
(b)Amend, modify or waive any term or provision of any Material Contract not specified in another clause of this Section 7.14, unless Agent is provided prior five (5) Business Days’ prior written notice of any such amendment, modification or waiver and such amendment, modification or waiver is not materially adverse in any respect to Agent and the Lenders.
Section .Compliance with ERISA
.
(a)Maintain, or permit any member of the Controlled Group to maintain, or become obligated to contribute, or permit any member of the Controlled Group to become obligated to contribute, to any Title IV Plan, other than those Title IV Plans disclosed on Schedule 5.08(d), (b) engage, or permit any member of the Controlled Group to engage, in any non-exempt “prohibited transaction”, as that term is defined in Section 406 of ERISA and Section 4975 of the Code, (c) fail to satisfy, or permit any member of the Controlled Group to fail to satisfy the applicable “minimum funding standard”, as that term is defined in Section 302 of ERISA or Section 412 of the Code, (d) terminate, or permit any member of the Controlled Group to terminate, any Title IV Plan where such event could result in any liability of any Loan Party or any member of the

Controlled Group or the imposition of a Lien on the property of any Loan Party or any member of the Controlled Group pursuant to Section 4068 of ERISA, (e) assume, or permit any member of the Controlled Group to assume, any obligation to contribute to any Multiemployer Plan not disclosed on Schedule 5.08(d), (f) incur, or permit any member of the Controlled Group to incur, any withdrawal liability to any Multiemployer Plan, except to the extent that the failure to comply, individually or in the aggregate, could not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect, (g) fail promptly to notify Agent of the occurrence of any Termination Event, (h) fail to comply, or permit a member of the Controlled Group to fail to comply, with any material requirements of ERISA or the Code or other applicable laws in respect of any Plan or (i) fail to meet, or permit any member of the Controlled Group to fail to meet, all minimum funding requirements under ERISA or the Code or postpone or delay or allow any member of the Controlled Group to postpone or delay any funding requirement with respect of any Title IV Plan.
Section .Prepayment, Etc. of Money Borrowed
.
At any time, directly or indirectly, voluntarily prepay any Money Borrowed (other than the Obligations), or voluntarily repurchase, redeem, retire or otherwise acquire any Money Borrowed of any Subsidiary of any Loan Party, in each case prior to the due date thereof; except, that, so long as no Event of Default shall have occurred and be continuing, Loan Parties may voluntarily prepay, repurchase, redeem, retire or otherwise acquire (i) subject to the Intercreditor Agreement, Indebtedness outstanding under the Revolving Loan Agreement~~, (ii) Indebtedness outstanding under the Equipment Loan Agreement,~~ and (~~iii~~ii) any other Indebtedness for Money Borrowed in an aggregate amount not to exceed $1,000,000 in any twelve (12) month period following the Closing Date.
Section .State of Organization/Names/Locations
.
Change the jurisdiction in which it is incorporated or otherwise organized as in effect on the Closing Date after giving effect to the Plan of Reorganization, or change its legal name (or use a different name), location of chief executive office or location of any of the Collateral consisting of a Loan Party’s books and records, unless Borrower has given Agent not less than ten (10) Business Days’ prior written notice thereof (along with an update of Schedule 4.04, Schedule 4.14(c), Schedule 5.02(a) and Schedule 5.06, as applicable) and Loan Parties have taken (or caused to be taken) all steps required by Agent with respect thereto (including without limitation all steps required by Agent to maintain Agent’s Lien on such Collateral, as well as the priority and effectiveness of such Lien); provided, that, no Loan Party shall change its jurisdiction of incorporation or organization or location of any of its Collateral to a jurisdiction or location from (a) the continental United States to outside of the continental United States or (b) one country to another country.
Section .Foreign Assets Control Regulations, Etc
.
None of the requesting or borrowing of the Term Loans or the use of the proceeds of any thereof will violate the Trading With the Enemy Act (50 U.S.C. §1 et seq., as amended) (the “Trading With the Enemy Act”) or any of the foreign assets control regulations of the United States Treasury Department (31 C.F.R., Subtitle B, Chapter V, as amended) (the “Foreign Assets Control Regulations”) or any enabling legislation or executive order relating thereto (including, but not limited to (a) Executive order 13224 of September 21, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) (the “Executive Order”) and (b) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56)). Neither Borrower nor any other Loan Party is or will become a Sanctioned Entity or Sanctioned Person as described in the Executive Order, the Trading with the Enemy Act or the Foreign Assets Control Regulations or engages or will engage in any dealings or transactions, or be otherwise associated, with any such Sanctioned Entity or Sanctioned Person.

ARTICLE XV
ARTICLE XVICONDITIONS PRECEDENT.
Section .Conditions to Borrowing
.
The agreement of Lenders to make the Term Loans requested to be made on the Closing Date is subject to the satisfaction, or waiver by Lenders, immediately prior to or concurrently with the making of such Term Loans, of the following conditions precedent, all in form and substance acceptable to the Required Lenders, and to the extent affecting the rights, duties, obligations, protections, privileges, immunities or indemnities of Agent, Agent:
(a)Agreement. Agent shall have received this Agreement duly executed and delivered by an authorized officer of each of the parties hereto;
(b)Term Notes. The applicable Lenders shall have received the Term Notes duly executed and delivered by an authorized officer of the Borrower in favor of such Lenders;
(c)Filings, Registrations, Recordings and Searches. Each document (including, without limitation, any UCC financing statement) required by this Agreement, any Other Document or under law or reasonably requested by the Required Lenders to be filed, registered or recorded in order to create, in favor of Agent, a perfected Lien upon the Collateral shall have been properly filed, registered or recorded in each jurisdiction in which the filing, registration or recordation thereof is so required or requested, and Agent shall have received an acknowledgment copy, or other evidence satisfactory to it, of each such filing, registration or recordation and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto. Agent shall also have received UCC, tax, judgment and other Lien searches with respect to each Loan Party in such jurisdictions as the Required Lenders shall require, and the results of such searches shall be satisfactory to the Required Lenders;
(d)Pre-Petition Credit Agreement. Except with respect to Liens on assets described in clause (e) or the definition of Excluded Assets, statutory and depository Liens arising in connection with depository and cash management arrangements with Pre-Petition Lender, and any other Liens permitted by the Plan of Reorganization, release of Liens by the Pre-Petition Lenders under the Prepetition Credit Agreement, payment in full and termination of the Pre-Petition Commitments and discharge and release of all guarantees in support of, the Pre-Petition Credit Agreement, in each case pursuant to documentation in form and substance satisfactory to the Lenders, and receipt by Agent of satisfactory evidence thereof;
(e)Corporate Proceedings of Loan Parties. Agent shall have received a copy of the resolutions of the board of directors (or equivalent authority) of each Loan Party authorizing (i) the execution, delivery and performance of this Agreement and the Other Documents to which it is a party, and (ii) the granting by each Loan Party of the Liens upon the Collateral in each case certified by the Secretary or an Assistant Secretary of each Loan Party as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate;
(f)Incumbency Certificates of Loan Parties. Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Loan Party, dated as of the Closing Date, as to the incumbency and signature of the officers of each Loan Party executing this Agreement, any certificate or Other Documents to be delivered by it pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary;
(g)Certificates. Agent shall have received a copy of the certificate of formation, limited liability company agreement, certificate of incorporation, by-laws, partnership agreement or other applicable documents relating to each Loan Party’s formation and governance, and all amendments thereto, certified in the case of formation documents filed with a Governmental Body by the Secretary of State or other appropriate official of its jurisdiction of incorporation or formation and certified in the case of other formation and governance documents as accurate and complete by the Secretary or Assistant Secretary of each Loan Party;
(h)Good Standing Certificates. Agent shall have received good standing certificates for each Loan Party dated not more than thirty (30) days prior to the Closing Date, issued by the Secretary of State or other appropriate official of each such Loan Party’s jurisdiction of incorporation or formation and each jurisdiction where the conduct of each Loan Party’s business activities or the ownership of its properties necessitates qualification;
(i)Legal Opinion. Agent shall have received the executed legal opinions of Loan Parties’ U.S. legal counsel which shall cover such matters incident to the transactions contemplated by this Agreement and the Other Documents as the Required Lenders may reasonably require and each Loan Party hereby authorizes and directs such counsel to deliver such opinions to Agent and Lenders;

(j)No Litigation. (i) Except for litigation and claims set forth on Schedule 8.01(j), no litigation, investigation or proceeding before or by any arbitrator or Governmental Body shall be continuing or threatened in writing against any Loan Party or against the officers or directors of any Loan Party in connection with this Agreement and/or the Other Documents or any of the transactions contemplated thereby and which, in the reasonable opinion of Agent, is deemed material; and (ii) no injunction, writ, restraining order or other order of any nature materially adverse to any Loan Party or the conduct of its business or inconsistent with the due consummation of the transactions contemplated by this Agreement shall have been issued by any Governmental Body;
(k)Fees and Expenses. Agent shall have received all fees payable to Agent and Lenders on or prior to the Closing Date pursuant to Section 3.02 and the Fee Letter and all reimbursable expenses of Agent (including fees, disbursements and expenses of its counsel) invoiced to date in accordance with this Agreement;
(l)Financial Statements. Agent shall have received a copy of the financial statements referred to in Section 5.05;
(m)Other Documents. Agent shall have received fully executed copies of the Funds Flow Memorandum, the Pledge Agreement, the Servicing Agreement and all other Other Documents to the extent required to be executed on the Closing Date;
(n)Insurance. Agent shall have received insurance certificates and loss payable endorsements naming Agent as loss payee or additional insured, as applicable, with respect to Loan Parties’ property and liability insurance policies;
(o)Payment Instructions. Agent shall have received written instructions from the Borrower directing the application of proceeds of the Term Loan made pursuant to this Agreement;
(p)Master Account Control Agreement. Agent shall have received the Master Account Control Agreement;
(q)Consents. Agent shall have received any and all Consents necessary to permit the effectuation of the transactions contemplated by this Agreement and the transactions contemplated hereby; and, Agent shall have received such Consents and waivers of such third parties as might assert claims with respect to the Collateral, as Agent and its counsel shall deem necessary;
(r)No Adverse Material Change. Other than the restructuring resulting in the Bankruptcy Case, since September 30, 2016, there shall not have occurred any event, condition or state of facts which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect;
(s)Motor Vehicle Titles Servicing Agreement. Agent and the Title Agent shall have entered into the Servicing Agreement, regarding the processing of titles for Well Services Equipment consisting of titled motor vehicles which are in existence as of the Closing Date, consistent with Section 4.02(a);
(t)Equity Interests Pledge. Agent shall have received the Pledge Agreement, executed by each applicable Loan Party in favor of Agent, pursuant to which such Loan Party shall pledge to Agent and grant to Agent a Lien upon all of the outstanding Equity Interests of each Subsidiary (other than Equity Interests, if any, constituting Excluded Assets) of such Loan Party, together with share powers duly executed in blank and originals of any related share, membership or other similar certificates;
(u)Shares of Parent. Parent shall have issued to the Lenders on a pro rata basis based on the funded Term Loans of such Lenders, shares of New Common Stock constituting an aggregate of 10% of the shares of such New Common Stock issued in exchange for the Senior Notes in the Plan of Reorganization plus such 10%, but not including shares issued or issuable under the Management Incentive Plan;
(v)Contract Review. The Required Lenders shall have reviewed all material contracts of Loan Parties, including, without limitation and to the extent applicable as determined by the Required Lenders, leases, union contracts, labor contracts, vendor supply contracts, license agreements and distributorship agreements and such contracts and agreements shall be satisfactory in all respects to the Required Lenders;
(w)Representations and Warranties. Each of the representations and warranties made by any Loan Party in or pursuant to this Agreement and any Other Document to which it is a party, and each of the representations and warranties contained in any certificate, document or financial or other statement furnished at any time under or in connection with this Agreement or any Other Document shall be true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein; or in all respects with respect to representations and warranties made on the Closing Date) on and as of such date as if made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects (without duplication of any materiality qualifiers already set forth therein) on and as of such earlier date);
(x)No Default. No Event of Default or Default shall have occurred and be continuing on such date, or would exist after giving effect to the Term Loans requested to be made, on such date;
(y)Confirmation Order. The Confirmation Order shall have been entered by the Bankruptcy Court and shall have become final and non-appealable; and
(z)Other. All corporate and other proceedings, and all documents, instruments and other legal matters in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Required Lenders and their counsel, and to the extent affecting the rights, duties, obligations, protections, privileges, immunities or indemnities of Agent, Agent.
ARTICLE XVII
ARTICLE XVIIIINFORMATION AS TO LOAN PARTIES.
Until all of the Obligations are Paid in Full, each Loan Party shall:
Section .Disclosure of Material Matters Pertaining to Collateral
.
Immediately upon learning thereof, report to Agent all matters materially affecting the value, enforceability or collectability of any portion of the Collateral including, without limitation, any Loan Party’s reclamation or repossession of, or the return to any Loan Party of, a material amount of goods or claims or disputes asserted by any Customer or other obligor.
Section .Collateral and Related Reports
.
(a)Promptly, deliver to Agent (i) current certificates of insurance and loss payee endorsements for all insurance policies which Loan Parties and their Subsidiaries are required to maintain pursuant to Section 4.10, immediately following the renewal of each such policy and any amendments thereto; and (ii) such other reports and information as to the Collateral, Loan Parties or their Subsidiaries as Agent shall request from time to time in its reasonable discretion;
(b)Promptly upon the occurrence thereof, deliver to Agent notice of termination or breach of any material contract of a Loan Party or any of their Subsidiaries which could reasonably be expected to result in a Material Adverse Effect;
(c)All Collateral reporting which shall be provided to Agent pursuant to this Sections 9.02 shall be delivered to Agent electronically (or other manner reasonably satisfactory to Agent) and in form and substance satisfactory to Agent.
Section .Environmental Reports
.
Furnish Agent, concurrently with the delivery of the financial statements referred to in Section 9.06, with a certificate signed by the Chief Executive Officer of the Borrower stating, to the best of such officer’s knowledge, that each Loan Party and each of their respective Subsidiaries is in compliance with the covenants of this Agreement that relate to Environmental Laws. To the extent any Loan Party or any Subsidiary of any Loan Party is not in compliance with any Environmental Laws, the certificate shall set forth with specificity all areas of non-compliance and the proposed action such Loan Party or Subsidiary, as applicable, will implement in order to achieve full compliance.
Section .Litigation
.
Promptly (but in any event within five (5) Business Days thereafter) notify Agent in writing of (or of any judgment, settlement or other material development in) any litigation, suit or administrative proceeding affecting any Loan Party or any Subsidiary, whether or not the claim is covered by insurance, and of (or of any material development in) any suit or administrative proceeding, which in any such matter could reasonably be expected to (i) result in liability in excess of $500,000 or (ii) have a Material Adverse Effect.

Section .Material Occurrences
.
Promptly (but in any event within the applicable time period set forth below) notify Agent in writing upon the occurrence of (a) any Event of Default or Default, within two (2) Business Days of the occurrence thereof; (b) any event, development or circumstance whereby any financial statements or other reports furnished to Agent fail in any material respect to present fairly, in accordance with GAAP consistently applied, the financial condition or operating results of any Loan Party or any Subsidiary of any Loan Party as of the date of such statements, within five (5) Business Days of the occurrence thereof; (c) any accumulated retirement plan funding deficiency which, if such deficiency continued for two (2) plan years and was not corrected as provided in Section 4971 of the Code, could subject any Loan Party or any Subsidiary of any Loan Party to a tax imposed by Section 4971 of the Code, within ten (10) Business Days of the occurrence thereof; (d) each and every default by any Loan Party or any Subsidiary of any Loan Party which might result in the acceleration of the maturity of any material Indebtedness, including the names and addresses of the holders of such Indebtedness with respect to which there is a default existing or with respect to which the maturity has been or could be accelerated, and the amount of such Indebtedness, in each case within two (2) Business Days of the occurrence thereof; and (e) any other development in the business or affairs of any Loan Party or any Subsidiary of any Loan Party which could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; in each case describing the nature thereof and the action Loan Parties or such Subsidiaries propose to take with respect thereto, in each case within five (5) Business Days of the occurrence thereof.
Section .Annual Financial Statements
.
Furnish Agent and each Lender within ninety (90) days after the end of each fiscal year of Loan Parties (or, if such due date is not a Business Day, then on the next Business Day), financial statements of Loan Parties and their Subsidiaries on a consolidated basis, including, but not limited to, statements of income and stockholders’ equity and cash flow from the beginning of the current fiscal year to the end of such fiscal year and the balance sheet as at the end of such fiscal year, all prepared in accordance with GAAP applied on a basis consistent with prior practices, and in reasonable detail and reported upon without qualification by an independent certified public accounting firm selected by Loan Parties and satisfactory to Agent (the “Accountants”); provided that BDO USA, LLP is agreed to be satisfactory to Agent as of the Closing Date. The report of the Accountants shall be accompanied by copies of all management letters, exception reports or similar letters or reports received by Loan Parties or their Subsidiaries from the Accountants. In addition, the reports shall be accompanied by a Compliance Certificate of a Responsible Officer of the Borrower which shall state that, based on an examination sufficient to permit such Responsible Officer to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to such event. Loan Parties may elect to satisfy their obligations under the first sentence of this Section 9.06 with respect to any fiscal year in which the Parent is a reporting company under the Exchange Act by the filing of Parent’s Form 10-K with the SEC, and the availability of same on the SEC’s website shall constitute “furnishing” to Agent and Lenders of the annual financial statements as required by the first sentence of this Section 9.06, subject to the time period required by such first sentence of this Section 9.06. Agent shall have no obligation to monitor whether Loan Parties post reports, information and documents on the SEC’s website, or collect any such reports, information and documents from the SEC’s website.
Section .Quarterly Financial Statements.
Furnish Agent and each Lender with respect to each of Loan Parties’ fiscal quarters, on or before the earlier to occur of (a) forty-five (45) days after the end of such fiscal quarter (or, if such due date is not a Business Day, then on the next Business Day), and (b) at any time when Parent is a reporting company under the Exchange Act, the date on which the Loan Parties filed their SEC Form 10-Q for such fiscal quarter, an unaudited balance sheet of Loan Parties and their Subsidiaries on a consolidated and consolidating basis and unaudited statements of income of Loan Parties and their Subsidiaries on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such fiscal quarter and for such fiscal quarter, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the business of Loan Parties or their Subsidiaries.

Each such balance sheet and statement of income shall set forth a comparison of the figures for the current fiscal quarter and the current year-to-date with the figures for the same fiscal quarter and year-to-date period of the immediately preceding fiscal year. The Loan Parties shall also provide to Agent and each Lender within such time periods a comparison of such financial statements to the projections for such fiscal period and year-to-date period delivered pursuant to Section 9.11(b). The financial statements shall be accompanied by a Compliance Certificate signed by a Responsible Officer of the Borrower, which shall state that, based on an examination sufficient to permit such Responsible Officer to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to the events giving rise to such Default or Event of Default. Each Compliance Certificate shall additionally set forth (i) the aggregate amount of Capital Expenditures made by Loan Parties during the fiscal quarter in connection with which such Compliance Certificate is delivered and (ii) the cash and Cash Equivalents of the Parent and its Subsidiaries that are not Restricted as of the end of such fiscal quarter. At any time when Parent is a reporting company under the Exchange Act, Loan Parties may elect to satisfy their obligations under the first sentence of this Section 9.07 with respect to any fiscal quarter by the filing of Parent’s Form 10-Q with the SEC, and the availability of same on the SEC’s website shall constitute “furnishing” to Agent and Lenders of the quarterly financial statements as required by the first sentence of this Section 9.07, subject to the time period required by such first sentence of this Section 9.07. Agent shall have no obligation to monitor whether Loan Parties post reports, information and documents on the SEC’s website, or collect any such reports, information and documents from the SEC’s website.
Section .Monthly Financial Statements
.
Furnish Agent and each Lender within thirty (30) days after the end of each month (or, if such due date is not a Business Day, then on the next Business Day), an unaudited balance sheet of Loan Parties and their Subsidiaries on a consolidated and consolidating basis and unaudited statements of income of Loan Parties and their Subsidiaries on a consolidated and consolidating basis reflecting results of operations from the beginning of the fiscal year to the end of such month and for such month, prepared on a basis consistent with prior practices and complete and correct in all material respects, subject to normal and recurring year-end adjustments that individually and in the aggregate are not material to the business of Loan Parties or their Subsidiaries, and subject to the absence of footnotes. Each such balance sheet shall set forth a comparison to the prior year end audited financial statements and each statement of income shall set forth a comparison of the figures for (a) the current fiscal period and the current year-to-date with the figures for the same fiscal period and year-to-date period of the immediately preceding fiscal year. The Loan Parties shall also provide to Agent and each Lender within such time periods a comparison of such financial statements to the projections for such fiscal period and year-to-date period delivered pursuant to Section 9.11(b). The financial statements shall be accompanied by a Compliance Certificate signed by a Responsible Officer of the Borrower, which shall state that, based on an examination sufficient to permit such Responsible Officer to make an informed statement, no Default or Event of Default exists, or, if such is not the case, specifying such Default or Event of Default, its nature, when it occurred, whether it is continuing and the steps being taken by Loan Parties with respect to the events giving rise to such Default or Event of Default. Each Compliance Certificate shall additionally set forth the aggregate amount of Capital Expenditures made by Loan Parties during the month in connection with which such Compliance Certificate is delivered.
Section .Notices re Equityholders
.
At any time when Parent is a reporting company under the Exchange Act, furnish promptly to Agent copies of such financial statements, reports and returns as Parent shall file with the SEC; provided, that, filing with the SEC of Parent’s annual reports on Form 10 K and current reports on Form 8-K shall constitute “furnishing” to Agent for purposes of this Section 9.09.
Section .Additional Information
.

Furnish promptly to Agent or any requesting Lender such additional information as Agent or such Lender shall reasonably request in order to enable Agent or such Lender to determine whether Loan Parties are in compliance with the terms, covenants, provisions and conditions of this Agreement and the Other Documents.
Section .Projections
.
(a)Furnish Agent on a quarterly basis on or before the thirtieth (30th) day after the end of each calendar quarter, a Rolling Budget.
(b)Furnish Agent, no later than fifteen (15) days after the beginning of each Loan Party’s fiscal years, commencing with Loan Party’s fiscal year which commences on January 1, 2017, a month by month projection and cash flow of Loan Parties and their Subsidiaries on a consolidated basis for such fiscal year (including an income statement for each month and a balance sheet as at the end of the last month in each fiscal quarter), such projections to be accompanied by a certificate signed by a Responsible Officer of Borrower to the effect that such projections have been prepared in good faith on a basis consistent with Loan Party’s historical financial statements.
Section .Notice of Governmental Body Items
.
Furnish Agent with prompt (and, in any event, not more than five (5) Business Days) notice of (a) any lapse or other termination of any Consent issued to any Loan Party or any Subsidiary of any Loan Party by any Governmental Body or any other Person that is material to the operation of any Loan Party’s or such Subsidiaries’ business, (b) any refusal by any Governmental Body or any other Person to renew or extend any such Consent; and (c) copies of any periodic or special reports filed by any Loan Party or any Subsidiary of any Loan Party with any Governmental Body or Person, if such reports indicate any material change in the business, operations, affairs or condition of any Loan Party or any such Subsidiary, or if copies thereof are requested by Agent or any Lender, (d) copies of any material notices and other communications from any Governmental Body or Person which specifically relate to any Loan Party or any Subsidiary of any Loan Party and (e) any federal, state, local or other income tax return of any Loan Party or Subsidiary that has been filed becoming the subject of an audit.
Section .ERISA Notices and Requests
.
Furnish Agent with immediate written notice in the event that (a) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group knows or has reason to know that a Termination Event has occurred, together with a written statement describing such Termination Event and the action, if any, which such Loan Party, such Subsidiary of any Loan Party or member of the Controlled Group has taken, is taking, or proposes to take with respect thereto and, when known, any action taken or threatened by the IRS, Department of Labor or PBGC with respect thereto, (b) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group knows or has reason to know that a prohibited transaction (as defined in Sections 406 of ERISA and 4975 of the Code) has occurred, together with a written statement describing such transaction and the action which such Loan Party, such Subsidiary of any Loan Party or any member of the Controlled Group has taken, is taking or proposes to take with respect thereto, (c) a funding waiver request has been filed with respect to any Title IV Plan together with all communications received by any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group with respect to such request, (d) any increase in the benefits of any existing Title IV Plan or the establishment of any new Title IV Plan or the commencement of contributions to any Title IV Plan to which any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group was not previously contributing shall occur, (e) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group shall receive from the PBGC a notice of intention to terminate a Title IV Plan or to have a trustee appointed to administer a Title IV Plan, together with copies of each such notice, (f) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group shall receive any favorable or unfavorable determination letter from the IRS regarding the qualification of a Title IV Plan, together with copies of each such letter; (g) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group shall receive a notice regarding the imposition of withdrawal liability, together with copies of each such notice; (h) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group shall fail to make a required installment or any other required payment under Section 412 of the Code on or before the due date for such installment or payment; (i) any Loan Party, any Subsidiary of any Loan Party or any member of the Controlled Group knows that a (i) Multiemployer Plan has been terminated, (ii) the administrator or plan sponsor of a Multiemployer Plan intends to terminate a Multiemployer Plan, or (iii) the PBGC has instituted or will institute proceedings under Section 4042 of ERISA to terminate a Multiemployer Plan.
Section .Notice of Change in Management, Etc
.
Furnish Agent with prompt (and, in any event, not more than five (5) Business Days subsequent to the event) notice of any person either (a) becoming after the date hereof an executive officer or director of any Loan Party or (b) departing after the date hereof as an executive officer or director of any Loan Party.
Section .Additional Documents
.
Execute and deliver to Agent, upon request, such documents and agreements as Agent may, from time to time, request in its reasonable discretion from any Loan Party to carry out the purposes, terms or conditions of this Agreement and the Other Documents.

ARTICLE XIX
ARTICLE XXEVENTS OF DEFAULT.
The occurrence of any one or more of the following events shall constitute an “Event of Default”:
Section .Payments
.
Failure by any Loan Party to pay (a) any payment of principal or interest on any Term Loans when due and payable, and (b) any other Obligations within five (5) Business Days of when such Obligations are due and payable, whether at maturity or by reason of acceleration pursuant to the terms of this Agreement or any Other Document;
Section .Covenants
.
Failure by Loan Parties to perform, keep or observe:
(a)any provision of Sections 4.02, 4.09, 4.10, 6.02(a), 9.05(a), or 9.06 or Article VII;
(b)any provision of Section 9.04 or 9.05 (other than 9.05(a)), which is not cured within five (5) days after the date thereof; provided, that, such five (5) day period shall not apply in the case of any failure to observe any such provision which is not capable of being cured at all;
(c)any provision of Sections 9.02, 9.08 or 9.11, which is not cured within ten (10) days after the date thereof; provided, that, (i) such ten (10) day period shall not apply in the case of any failure to observe any such provision which is not capable of being cured at all, and (ii) such ten (10) day period shall not apply in the case of any failure to observe Section 9.08 if Loan Parties have failed to observe Section 9.08 on three (3) or more occasions during the twelve (12) months immediately preceding the occurrence of the subject failure; or
(d)any other provision of this Agreement or any provision of any Other Document (to the extent such breach is not otherwise embodied in any other provision of this Article X for which a different grace or cure period is specified or which constitute an immediate Event of Default under this Agreement or the Other Documents), which is not cured within thirty (30) days after the earlier to occur of (i) any Loan Party becoming aware of such failure or (ii) any Lender providing notice to any Loan Party of such failure; provided, that, such thirty (30) day period shall not apply in the case of any failure to observe any such provision which is not capable of being cured at all;
Section .Representations and Warranties
.

Any representation or warranty made or deemed made by any Loan Party in this Agreement or any Other Document or in any certificate, document or financial or other statement furnished at any time in connection herewith or therewith shall prove to have been misleading in any material respect (without duplication of any materiality qualifiers already set forth herein) on the date when made or deemed to have been made;
Section .Liens
.
Except for Permitted Encumbrances, issuance of a notice of Lien, levy, assessment, injunction or attachment against a material portion of any Loan Party’s or any Subsidiary of any Loan Party’s property which is not (a) bonded pending appeal within thirty (30) days, or (b) stayed or lifted pending appeal within sixty (60) days;
Section .Judgments
.
Any (a) judgment or judgments for payment of money are rendered or judgment Liens for payment of money filed against one or more Loan Parties or Subsidiaries of Loan Parties for an amount, individually or in the aggregate, in excess of $500,000, which within sixty (60) days of such rendering or filing is not either appealed, satisfied, stayed or discharged of record; or (b) action is taken to enforce any Lien over the assets of any Loan Party (or any analogous procedure or step is taken in any jurisdiction) for an amount, individually or in the aggregate, in excess of $500,000;
Section .Bankruptcy; Insolvency
.
From and after the Petition Date, except in connection with the Bankruptcy Case, any Loan Party or any Subsidiary of any Loan Party shall (a) apply for, consent to or suffer the appointment of, or the taking of possession by, a receiver, custodian, trustee, liquidator or similar fiduciary of itself or of all or a substantial part of its property, (b) admit in writing its inability, or be generally unable, to pay its debts as they become due or cease operations of its present business, (c) make a general assignment for the benefit of creditors, (d) commence a voluntary case under any state, federal or other bankruptcy laws (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law providing for the relief of debtors, (g) acquiesce to, or fail to have dismissed, within sixty (60) days, any petition filed against it in any involuntary case under such bankruptcy laws, or (h) take any action for the purpose of effecting any of the foregoing;
Section .Collateral
.
Any Lien created hereunder or provided for hereby or under any Other Document in any Collateral having a value in excess of $500,000 in the aggregate for any reason ceases to be or is not a valid and perfected Lien having a first priority interest (except for Permitted Encumbrances);
Section .Other Agreements
.
Any default under any documents, instruments or agreements to which any Loan Party, any Subsidiary or any Loan Party is a party or by which any of its properties is bound, relating to any Indebtedness (other than the Obligations) individually or in aggregate in excess of $500,000, which default continues for more than the applicable cure period, if any, with respect thereto;
Section .Change of Control
.
Any Change of Control shall occur;

Section .Agreement and Other Documents
.
Any material provision hereof or of any of the Other Documents shall for any reason cease to be valid, binding and enforceable with respect to any party hereto or thereto in accordance with its terms, or any such party (other than Agent and Lenders) shall challenge the enforceability hereof or thereof, or shall assert in writing, or take any action or fail to take any action based on the assertion that any material provision hereof or of any of the Other Documents has ceased to be or is otherwise not valid, binding or enforceable in accordance with its terms;
Section .Criminal Proceedings
.
The indictment by any Governmental Body of any Loan Party or any Subsidiary of any Loan Party of which any Loan Party, such Subsidiary or Agent receives notice, in either case, as to which there is a reasonable possibility of an adverse determination, in the good faith determination of Agent, under any criminal statute, or commencement or threatened commencement of criminal proceedings against such Loan Party or such Subsidiary, pursuant to which criminal statute or proceedings the penalties or remedies sought or available include forfeiture of (a) any of the Collateral having a value in excess of $500,000, or (b) any other property of the Loan Parties and their Subsidiaries taken as a whole, which is necessary or material to the conduct of the business of the Loan Parties and their Subsidiaries taken as a whole;
Section .Collateral Matters
.
Any material portion of the Collateral shall be seized or taken by a Governmental Body, or any Loan Party or the title and rights of any Loan Party in and to any material portion of the Collateral shall have become the subject matter of litigation which might, in the opinion of Agent, upon final determination, result in impairment or loss of a material portion of the Collateral provided by this Agreement or the Other Documents;
Section .Orders
.
The operations of any Loan Party’s or any Subsidiary’s facilities is interrupted in any material respect by virtue of any determination, ruling, decision, decree or order of any court or Governmental Body of competent jurisdiction, and such interruption could reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect; or
Section .ERISA
.
An event or condition specified in Section 7.15 or Section 9.13 shall occur or exist with respect to any Plan and, as a result of such event or condition, together with all other such events or conditions, any Loan Party or any member of the Controlled Group shall incur a liability to a Plan or the PBGC (or both) in excess of $500,000.

ARTICLE XXI
ARTICLE XXIILENDERS’ RIGHTS AND REMEDIES AFTER EVENT OF DEFAULT.
Section .Rights and Remedies
.
Upon the occurrence of (a) an Event of Default pursuant to Section 10.06, all Obligations shall be immediately due and payable and this Agreement shall be deemed terminated, and (b) any of the other Events of Default and at any time thereafter, Agent may (and at the direction of Required Lenders, shall) declare that all or any portion of the Obligations shall be immediately due and payable and Agent or Required Lenders shall have the right to terminate this Agreement. Upon the occurrence and during the continuance of any Event of Default, Agent shall have the right to exercise any and all other rights and remedies provided for herein, under the UCC and at law or equity generally, including, without limitation, the right to foreclose the Liens granted herein and in the Other Documents and to realize upon any Collateral by any available judicial procedure and/or to take possession of and sell any or all of the Collateral with or without judicial process. Agent may enter any Loan Party’s premises or other premises without legal process and without incurring liability to any Loan Party therefor, and Agent may thereupon, or at any time thereafter, in its discretion, without notice or demand, take the Collateral and remove the same to such place as Agent may deem advisable and Agent may require Loan Parties to make the Collateral available to Agent at a convenient place. With or without having the Collateral at the time or place of sale, Agent may sell the Collateral, or any part thereof, at public or private sale, at any time or place, in one or more sales, at such price or prices, and upon such terms, either for cash, credit or future delivery, as Agent may elect. Except as to that part of the Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Loan Parties reasonable notification of such sale or sales, it being agreed that in all events written notice mailed to Loan Parties at least ten (10) days prior to such sale or sales is reasonable notification. At any public sale Agent or any Lender may bid for and become the purchaser, and Agent, any Lender or any other purchaser at any such sale thereafter shall hold the Collateral sold absolutely free from any claim or right of whatsoever kind, including any equity of redemption and such right and equity are hereby expressly waived and released by each Loan Party. Agent may specifically disclaim any warranties of title or the like at any sale of Collateral. In connection with the exercise of the foregoing remedies, Agent shall have the right to use all of each Loan Party’s Intellectual Property and other proprietary rights (subject to any licenses and other usage rights therein granted in favor of other Persons) which are used in connection with (i) Inventory for the purpose of disposing of such Inventory and (ii) Equipment for the purpose of completing the manufacture of unfinished goods, in each case without any obligation to compensate any Loan Party therefor.
Section .Waterfall
.
(a)So long as no Waterfall Event has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all principal and interest payments, shall be apportioned ratably among the Lenders (according to their Commitment Percentages thereof) and all payments of fees, costs and expenses (other than fees, costs or expenses that are for Agent’s or any Lender’s separate account) shall be apportioned ratably among the Lenders according to their Commitment Percentages thereof (it being understood that all costs and expenses due and owing to Agent and not reimbursed by Lenders, shall first be paid in full before any such payments are made to any of the Lenders). Payments for the purposes of this clause (a) shall include proceeds of Collateral received by Agent.
(b)At any time that a Waterfall Event has occurred and is continuing and except as otherwise provided with respect to Defaulting Lenders, all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied to the Obligations as follows (it being understood that in the event that any Lender, as opposed to Agent, receives such payment or proceeds from any source other than Agent, such Lender shall remit such payment or proceeds, as applicable, to Agent for application to the Obligations as provided in this Agreement): first, to the Obligations consisting of fees, costs and expenses (including attorneys’ fees and expenses) due to, or incurred, by Agent in connection with this Agreement or any Other Document and to interest thereon not reimbursed by Lenders until paid in full; second, pro rata to interest due to Lenders upon any of the Term Loans (other than the November 2018 Bridge Term Loans) and to the Obligations consisting of costs and expenses (including attorneys’ fees and expenses) incurred by Lenders (other than Lenders in respect of the November 2018 Bridge Term Loans) in connection with (and to the extent payable or reimbursable to Lenders under) this Agreement or any Other Document according to their respective Commitment Percentages thereof until paid in full; third, pro rata to fees due to the Lenders (other than Lenders in respect of the November 2018 Bridge Term Loans) in connection with this Agreement or any Other Document according to their respective Commitment Percentages thereof until paid in full; fourth, pro rata to any other Obligations in respect of the Term Loans (other than the November 2018 Bridge Term Loans); fifth, pro rata to interest due to Lenders upon any of the November 2018 Bridge Term Loans and to the Obligations consisting of costs and expenses (including attorneys’ fees and expenses) incurred by Lenders in respect of the November 2018 Bridge Term Loans in connection with (and to the extent payable or reimbursable to Lenders under) this Agreement or any Other Document according to their respective Commitment Percentages thereof until paid in full; sixth, pro rata to fees due to the Lenders in respect of the November 2018 Bridge Term Loans in connection with this Agreement or any Other

Document according to their respective Commitment Percentages thereof until paid in full; and seventh, pro rata to any other Obligations in respect of the November 2018 Bridge Term Loans.
(c)If any deficiency shall arise, Loan Parties shall remain liable to Agent and Lenders therefor. If it is determined by an authority of competent jurisdiction that a disposition by Agent did not occur in a commercially reasonably manner, Agent may obtain a deficiency judgment for the difference between the amount of the Obligation and the amount that a commercially reasonable sale would have yielded. Agent will not be considered to have offered to retain the Collateral in satisfaction of the Obligations unless Agent has entered into a written agreement with Loan Party to that effect.
Section .Agent’s Discretion
.
Agent shall have the right in its reasonable discretion to determine which rights, Liens or remedies Agent may at any time pursue, relinquish, subordinate, or modify or to take any other action with respect thereto and such determination will not in any way modify or affect any of Agent’s or Lenders’ rights hereunder.
Section .Setoff
.
In addition to any other rights and remedies which Agent or any Lender may have under applicable law, this Agreement or any Other Document, upon the occurrence and during the continuance of an Event of Default hereunder, Agent or such Lender and their Affiliates shall have a right to setoff and apply any Loan Party’s property held by Agent or such Lender, or such Affiliate to reduce the Obligations, all without notice to Loan Parties. No Lender or Affiliate shall setoff or apply such property without the prior written consent of Agent.
Section .Rights and Remedies not Exclusive
.
The enumeration of the foregoing rights and remedies is not intended to be exhaustive and the exercise of any right or remedy shall not preclude the exercise of any other right or remedies provided for herein or otherwise provided by law, all of which shall be cumulative and not alternative.
Section .Commercial Reasonableness
.
To the extent that applicable law imposes duties on Agent or any Lender to exercise remedies in a commercially reasonable manner (which duties cannot be waived under such law), each Loan Party acknowledges and agrees that it is not commercially unreasonable for Agent or any Lender (a) to fail to incur expenses reasonably deemed necessary or appropriate by Agent or any Lender to prepare Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition, (b) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law, to fail to obtain consents of any Governmental Body or other third party for the collection or disposition of Collateral to be collected or disposed of, (c) to fail to exercise collection remedies against account debtors, secondary obligors or other Persons obligated on Collateral or to remove Liens or encumbrances on or any adverse claims against Collateral, (d) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (e) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (f) to contact other Persons, whether or not in the same business as any Loan Party, for expressions of interest in acquiring all or any portion of the Collateral, (g) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the collateral is of a specialized nature, (h) to dispose of Collateral by utilizing Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capability of doing so, or that match buyers and sellers of assets, (i) to dispose of assets in wholesale rather than retail markets, (j) to disclaim disposition warranties, (k) to purchase insurance or credit enhancements to insure Agent or Lenders against risks of loss, collection or disposition of Collateral or to provide to Agent or Lenders a guaranteed return from the collection or disposition of Collateral, or (l) to the extent deemed appropriate by Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any of the Collateral. Each Loan Party acknowledges that the purpose of this Section is to provide non-exhaustive indications of what actions or omissions by Agent or any Lender would not be commercially unreasonable in the exercise by Agent or any Lender of remedies against the Collateral and that other actions or omissions by Agent or any Lender shall not be deemed commercially unreasonable solely on account of not being indicated in this Section. Without limitation of the foregoing, nothing contained in this Section shall be construed to grant any rights to any Loan Party or to impose any duties on Agent or Lenders that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section.

ARTICLE XXIII
ARTICLE XXIVWAIVERS AND JUDICIAL PROCEEDINGS.
Section .Waiver of Notice
.
Each Loan Party hereby waives demand, presentment, protest and notice thereof with respect to any and all instruments, notice of acceptance hereof, notice of loans or advances made, credit extended, Collateral received or delivered, or any other action taken in reliance hereon, and all other demands and notices of any description, except such as are expressly provided for herein or as otherwise by law.
Section .Delay
.
No delay or omission on Agent’s or any Lender’s part in exercising any right, remedy or option shall operate as a waiver of such or any other right, remedy or option or of any Default or Event of Default.
Section .Jury Waiver
.
EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER DOCUMENT, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR ANY OTHER DOCUMENT, OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE AND EACH PARTY HEREBY CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENTS OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.
Section .Waiver of Counterclaims
.
Each Loan Party waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other than compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

ARTICLE XXV
ARTICLE XXVIEFFECTIVE DATE AND TERMINATION.
Section .Term.
This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until the earliest of (a) (i) with respect to the Initial Term Loan and the November 2018 Add-On Term Loan, April 13, 2021, (ii) with respect to the November 2018 Bridge Term Loan, November 16,

2019, and (iii) with respect to any Incremental Term Loan the final maturity date set forth in the applicable documentation with respect thereto, (b) the acceleration of all Obligations pursuant to the terms of this Agreement or (c) the date on which this Agreement shall be terminated in accordance with the provisions hereof or by operation of law (the “Termination Date”). Loan Parties may terminate this Agreement at any time upon thirty (30) days’ prior written notice upon Payment in Full of all of the Obligations.
Section .Termination.
The termination of the Agreement shall not affect any Loan Party’s, Agent’s or any Lender’s rights, or any of the Obligations arising or incurred prior to the effective date of such termination, and each of the provisions of this Agreement and of the Other Documents shall continue to be fully operative until all of the Obligations have been Paid in Full. The Liens and rights granted to Agent and Lenders hereunder and the financing statements filed hereunder shall continue in full force and effect, notwithstanding the termination of this Agreement or the fact that the Borrower’s Account may from time to time be temporarily in a zero or credit position, until all of the Obligations have been Paid in Full. Accordingly, each Loan Party waives any rights which it may have under Section 9-513 of the UCC to demand the filing of termination statements with respect to the Collateral, and Agent shall not be required to send such termination statements to each Loan Party, or to file them with any filing office, until all of the Obligations have been Paid in Full. All representations, warranties, covenants, waivers and agreements contained herein and in the Other Documents shall survive termination hereof until all of the Obligations have been Paid in Full.

ARTICLE XXVII
ARTICLE XXVIIIREGARDING AGENT.
Section .Appointment
.
Each Lender hereby designates Wilmington Trust, National Association to act as Agent for such Lender under this Agreement and the Other Documents. Each Lender hereby irrevocably appoints, designates and authorizes Agent to enter into a services agreement with Title Agent in substantially the form attached hereto as Exhibit D. Each Lender hereby irrevocably authorizes Agent to take such action on its behalf under the provisions of this Agreement and the Other Documents and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of Agent by the terms hereof and thereof and such other powers as are reasonably incidental thereto. Agent may perform any of its duties hereunder by or through its agents or employees. As to any matters not expressly provided for by this Agreement (including without limitation, collection of the Term Notes) Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding; provided, however, that, Agent shall not be required to take any action which exposes Agent to liability or which is contrary to this Agreement or the Other Documents or applicable law unless Agent is furnished with an indemnification satisfactory to Agent with respect thereto.
Section .Nature of Duties
.
Agent shall have no duties or responsibilities except those expressly set forth in this Agreement and the Other Documents. None of Agent or any Lender, nor any of their respective officers, directors, employees or agents shall be (a) liable for any action taken or omitted by them as such under this Agreement or any Other Document or in connection herewith or therewith, unless caused by their gross (not mere) negligence or willful misconduct, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction, or (b) responsible in any manner for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement, or in any of the Other Documents or in any certificate, report, statement or other document referred to or provided for in, or received by Agent under or in connection with, this Agreement or any of the Other Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement, or any of the Other Documents or for any failure of Loan Party to perform its obligations hereunder. Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any of the Other Documents, or to inspect or appraise the properties, books or records of any Loan Party or any other Person. The duties of Agent in respect of the Term Loans shall be mechanical and administrative in nature; Agent shall not have by reason of this Agreement or any Other Document a fiduciary relationship in respect of any Secured Party, nor shall the Agent constitute a trustee in respect of any Secured Party; and nothing in this Agreement or any Other Document, expressed or implied, is intended to or shall be so construed as to impose upon Agent any obligations in respect of this Agreement or any Other Document except as expressly set forth herein or therein.
Section .Lack of Reliance on Agent and Resignation
.
(a)Independently and without reliance upon Agent or any other Lender, each Lender has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of each Loan Party and each other Person in connection with the making and the continuance of the Term Loans hereunder and the taking or not taking of any action in connection with this Agreement or any Other Document, and (ii) its own appraisal of the creditworthiness of each Loan Party and each other Person. Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide any Lender with any credit or other information with respect thereto, whether coming into its possession before making of the Term Loans or at any time or times thereafter except to the extent, if any, expressly required in this Agreement. Agent shall not be responsible to any Lender for any recitals, statements, information, representations or warranties herein or in any agreement, document, certificate or a statement delivered in connection with or for the execution, effectiveness, genuineness, validity, enforceability, perfection, priority, collectability or sufficiency of this Agreement or any Other Document, the Collateral, or of the financial condition of any Loan Party or any other Person, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement, the Term Notes, the Other Documents, the Collateral, or the financial condition of any Loan Party or any other Person, or the existence of any Event of Default or any Default.
(b)Agent may resign on thirty (30) days’ written notice to each of Lenders and Borrower and upon such resignation, the Required Lenders will promptly designate a successor Agent with the consent to Borrower, which consent of Borrower shall not be unreasonably withheld, conditioned or delayed (provided, that, if an Event of Default has occurred and is continuing, no such consent of Borrower shall be required). If no such successor Agent is appointed at the end of such thirty (30) day period, Agent may designate one of the Lenders as a successor Agent, and shall give the Borrower immediate notice of such appointment. If no Lender accepts such designation, Required Lenders shall serve as the successor Agent, and Agent shall remain entitled to so resign.
(c)Any such successor Agent shall succeed to the rights, powers and duties of Agent, and the term “Agent” shall mean such successor agent effective upon its appointment, and the former Agent’s powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent. After any Agent’s resignation as Agent, the provisions of this Section 14, Section 16.05 and Section 16.10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.
Section .Certain Rights of Agent
.
If Agent shall request instructions from Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any Other Document, Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from the Required Lenders; and Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, Lenders shall not have any right of action whatsoever against Agent as a result of its acting or refraining from acting hereunder in accordance with the instructions of the Required Lenders.
Section .Reliance
.
Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or facsimile message, cablegram, email, order or other document or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper Person, and, with respect to all legal matters pertaining to this Agreement and the Other Documents and its duties hereunder, upon advice of counsel selected by it. Agent may employ agents and attorneys-in-fact and shall not be liable for the default or misconduct of any such agents or attorneys-in-fact selected by Agent with reasonable care.
Section .Notice of Default
.
Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder or under the Other Documents, unless Agent has received notice from a Lender or the Borrower referring to this Agreement or the Other Documents, describing such Default or Event of Default and stating that such notice is a “notice of default”. In the event that Agent receives such a notice, Agent shall give notice thereof to Lenders. Subject to Section 14.01, Agent shall take such action with respect to such Default or Event of Default (including, without limitation, the institution of the Default Rate pursuant to Section 3.01) as shall be reasonably directed by the Required Lenders; provided, that, unless and until Agent shall have received such directions, Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default (including, without limitation, the institution of the Default Rate pursuant to Section 3.01) as it shall deem advisable in the best interests of Lenders.
Section .Indemnification
.
To the extent Agent is not timely reimbursed and indemnified by Loan Parties, each Lender promptly will reimburse and indemnify Agent and its officers, directors, Affiliates, employees, representatives and agents in proportion to its respective Commitment Percentage from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees, expenses and disbursements of counsel) arising from any action, litigation, proceeding, dispute or investigation which may be imposed on, incurred by, or asserted against Agent in any litigation, proceeding, dispute or investigation instituted or conducted by any Governmental Body or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, on in connection with performing any of its duties, functions or activities under this Agreement or under any Other Document, or in any way relating to or arising out of this Agreement or any Other Document whether or not Agent is a party thereto, except to the extent that any of the foregoing arises out of the gross (not mere) negligence or willful misconduct of Agent, as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. Nothing contained in this Section 14.07 shall in any manner limit, impair, waive or otherwise affect Loan Parties reimbursement and indemnification Obligations at any time owing to Agent.
Section .Agent in its Individual Capacity
.
Agent may engage in business with any Loan Party as if it were not performing the duties specified herein, and may accept fees and other consideration from any Loan Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.
Section .Actions in Concert
.
Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender and Agent that (a) Agent shall have the exclusive right to enforce and exercise all rights and remedies of Agent and Lenders hereunder and under the Other Documents at all times following the occurrence and during the continuance of an Event of Default, on behalf of Agent and all Lenders, subject to the direction of Required Lenders as provided for herein, and (b) no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Other Documents (including exercising any rights of setoff or compensation) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Term Notes shall be taken in concert and at the direction or with the consent of Agent or Required Lenders.

Section .Intercreditor Agreements/Subordination Agreements
.
Each Lender hereby irrevocably appoints, designates and authorizes Agent to enter into any subordination or intercreditor agreement pertaining to any Subordinated Debt, on its behalf and to take such action on its behalf under the provisions of any such agreement. Each Lender further agrees to be bound by the terms and conditions of any subordination or intercreditor agreement pertaining to any Subordinated Debt.
Section .Agent Determinations
.
Each reference in this Agreement to any action, determination, exercise of discretion or other conduct of similar import by or with respect to “Agent” shall be deemed to refer to such action, determination, exercise of discretion or other conduct taken, made or exercised, as the case may be, by the Agent acting, where applicable, upon written instructions of the Required Lenders, except with respect to administrative and ministerial matters of Agent, matters relating to rights, duties, protections, privileges, indemnities and immunities of Agent, and assignments and transfers in accordance with Section 16.03.

ARTICLE XXIX
ARTICLE XXXGUARANTEE.
Section .Guarantee; Contribution Rights
.
Each Guarantor hereby unconditionally guarantees, as a primary obligor and not merely as a surety, jointly and severally with each other Guarantor when and as due, whether at maturity, by acceleration, by notice of prepayment or otherwise, the due (whether at the stated maturity, by acceleration or otherwise) and punctual performance of all Obligations. Each payment made by any Guarantor pursuant to this Guarantee shall be made in lawful money of the United States in immediately available funds without offset, counterclaim or deduction of any kind.
Anything in this Article XV to the contrary notwithstanding, the maximum liability of each Guarantor under this Article XV shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to the insolvency of debtors (after giving effect to the right of contribution established in the following paragraph). It being understood that no amendments or other modifications to this Agreement or any of the Other Documents need to be made to implement the provisions of this paragraph and instead the implementation of the provisions of this paragraph shall occur automatically.
Each Guarantor hereby agrees that to the extent that a Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Guarantor shall be entitled to seek and receive contribution from and against any other Guarantor hereunder which has not paid its proportionate share of such payment. Each Guarantor’s right of contribution shall be subject to the terms and conditions of Section 15.09(d). The provisions of this paragraph shall in no respect limit the obligations and liabilities of any Guarantor to Agent and Lenders, and each Guarantor shall remain liable to Agent and Lenders for the full amount guaranteed by such Guarantor hereunder.
Section .Waivers
.
Each Guarantor hereby absolutely, unconditionally and irrevocably waives (a) promptness, diligence, notice of acceptance, notice of presentment of payment and any other notice hereunder, (b) demand of payment, protest, notice of dishonor or nonpayment, notice of the present and future amount of the Obligations and any other notice with respect to the Obligations, (c) any requirement that Agent or any Lender protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any other Loan Party, or any Person or any Collateral, (d) any other action, event or precondition to the enforcement hereof or the performance by each such Guarantor of the Obligations, (e) any defense arising by any lack of capacity or authority or any other defense of any Loan Party or any notice, demand or defense by reason of cessation from any cause of Obligations other than Payment in Full of all of the Obligations, and (f) any defense that any other guarantee or security was or was to be obtained by Agent or any Lender.
Section .No Defense
.
No invalidity, irregularity, voidableness, voidness or unenforceability of this Agreement or any Other Document or any other agreement or instrument relating thereto, or of all or any part of the Obligations or of any collateral security therefor shall affect, impair or be a defense hereunder.
Section .Guarantee of Payment
.
The Guarantee hereunder is one of payment and performance, not collection, and the obligations of each Guarantor hereunder are independent of the Obligations of the other Loan Parties, and a separate action or actions may be brought and prosecuted against any Guarantor to enforce the terms and conditions of this Article XV, irrespective of whether any action is brought against any other Loan Party or other Persons or whether any other Loan Party or other Persons are joined in any such action or actions. Each Guarantor waives any right to require that any resort be had by Agent or any Lender to any security held for payment of the Obligations or to any balance of any deposit account or credit on the books of Agent or any Lender in favor of any Loan Party or any other Person. No election to proceed in one form of action or proceedings, or against any Person, or on any Obligations, shall constitute a waiver of Agent’s right to proceed in any other form of action or proceeding or against any other Person unless Agent has expressed any such right in writing. Without limiting the generality of the foregoing, no action or proceeding by Agent against any Loan Party under any document evidencing or securing Indebtedness of any Loan Party to Agent shall diminish the liability of any Guarantor hereunder, except to the extent Agent receives actual payment on account of Obligations by such action or proceeding, notwithstanding the effect of any such election, action or proceeding upon the right of subrogation of any Guarantor in respect of any Loan Party and/or otherwise.
Section .Liabilities Absolute
.
The liability of each Guarantor hereunder shall be absolute, unlimited and unconditional and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason, including, without limitation, any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any claim, defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of any Obligation or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor shall not be discharged or impaired, released, limited or otherwise affected by:
(a)any change in the manner, place or terms of payment or performance, and/or any change or extension of the time of payment or performance of, release, renewal or alteration of, or any new agreements relating to any Obligation, any security therefor, or any liability incurred directly or indirectly in respect thereof, or any rescission of, or amendment, waiver or other modification of, or any consent to departure from, this Agreement or any Other Document, including any increase in the Obligations resulting from the extension of additional credit to the Borrower or otherwise;
(b)any sale, exchange, release, surrender, loss, abandonment, realization upon any property by whomsoever at any time pledged or mortgaged to secure, or howsoever securing, all or any of the Obligations, and/or any offset there against, or failure to perfect, or continue the perfection of, any Lien in any such property, or delay in the perfection of any such Lien, or any amendment or waiver of or consent to departure from any other guarantee for all or any of the Obligations;
(c)the failure of Agent or any Lender to assert any claim or demand or to enforce any right or remedy against the Borrower or any other Loan Party or any other Person under the provisions of this Agreement or any Other Document or any other document or instrument executed and delivered in connection herewith or therewith;

(d)any settlement or compromise of any Obligation, any security therefor or any liability (including any of those hereunder) incurred directly or indirectly in respect thereof or hereof, and any subordination of the payment of all or any part thereof to the payment of any obligation (whether due or not) of any Loan Party to creditors of any Loan Party other than any other Loan Party;
(e)any manner of application of Collateral, or proceeds thereof, to all or any of the Obligations, or any manner of sale or other disposition of any Collateral for all or any of the Obligations or any other assets of any Loan Party; and
(f)any other agreements or circumstance of any nature whatsoever that may or might in any manner or to any extent vary the risk of any Guarantor, or that might otherwise at law or in equity constitute a defense available to, or a discharge of, the Guarantee hereunder and/or the obligations of any Guarantor, or a defense to, or discharge of, any Loan Party or any other Person or party hereto or the Obligations or otherwise with respect to the Term Loans or other financial accommodations to the Borrower pursuant to this Agreement and/or the Other Documents or otherwise.
Section .Waiver of Notice
.
Except as otherwise contemplated hereunder, Agent shall have the right to do any of the above without notice to or the consent of any Guarantor and each Guarantor expressly waives any right to notice of, consent to, knowledge of and participation in any agreements relating to any of the above or any other present or future event relating to Obligations whether under this Agreement or otherwise or any right to challenge or question any of the above and waives any defenses of such Guarantor which might arise as a result of such actions.
Section .Agent’s Discretion
.
Agent may at any time and from time to time (whether prior to or after the revocation or termination of this Agreement) without the consent of, or notice to, any Guarantor, and without incurring responsibility to any Guarantor or impairing or releasing the Obligations, apply any sums by whomsoever paid or howsoever realized to any Obligations regardless of what Obligations remain unpaid.

Section .Reinstatement
.
The Guarantee provisions herein contained shall continue to be effective or be reinstated, as the case may be, if claim is ever made upon Agent or any Lender for repayment or recovery of any amount or amounts received by Agent or such Lender in payment or on account of any of the Obligations and Agent or such Lender repays all or part of said amount for any reason whatsoever, including, without limitation, by reason of any judgment, decree or order of any court or administrative body having jurisdiction over Agent or such Lender or the respective property of each, or any settlement or compromise of any claim effected by Agent or such Lender with any such claimant (including any Loan Party); and in such event each Guarantor hereby agrees that any such judgment, decree, order, settlement or compromise or other circumstances shall be binding upon such Guarantor, notwithstanding any revocation hereof or the cancellation of any note or other instrument evidencing any Obligation, and each Guarantor shall be and remain liable to Agent and/or Lenders for the amount so repaid or recovered to the same extent as if such amount had never originally been received by Agent or such Lenders.
Section .No Marshalling, Etc
.
(a)Agent shall not be required to marshal any assets in favor of any Guarantor, or against or in payment of Obligations.
(b)No Guarantor shall be entitled to claim against any present or future security held by Agent or any Lender from any Person for Obligations in priority to or equally with any claim of Agent or any Lender, or assert any claim for any liability of any Loan Party to any Guarantor in priority to or equally with claims of Agent or any Lender for Obligations, and no Guarantor shall be entitled to compete with Agent or any Lender with respect to, or to advance any equal or prior claim to any security held by Agent or any Lender for Obligations.
(c)If any Loan Party makes any payment to Agent or any Lender, which payment is wholly or partly subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to any Person under any federal or provincial or other statute or at common law or under equitable principles, then to the extent of such payment, the Obligation intended to be paid shall be revived and continued in full force and effect as if the payment had not been made, and the resulting revived Obligation shall continue to be guaranteed, uninterrupted, by each Guarantor hereunder. Each Lender, upon execution and delivery hereof or upon succeeding to an interest in the Term Loans and Term Commitments, as the case may be, represents and warrants as of the Closing Date or as of the effective date of assignment that it is a Qualified Assignee. Agent and each Lender may conclusively rely (without any duty of inquiry or further diligence) on a representation made by another Person that such Person is a Qualified Assignee for the purpose of establishing that such Person is a Qualified Assignee for all purposes of this Agreement.
(d)All present and future monies payable by any Loan Party or any other Guarantor to any Guarantor, whether arising out of a right of subrogation, contribution or otherwise, are assigned to Agent for its benefit and for the ratable benefit of Lenders as security for such Guarantor’s liability to Agent and Lenders hereunder and, except as set forth in the final sentence of this Section 15.09(d), are postponed and subordinated to Agent’s and Lenders’ prior right to Payment in Full of all of the Obligations. Except to the extent prohibited or contemplated otherwise by this Agreement, all monies received by any Guarantor from any Loan Party shall be held by such Guarantor as agent and trustee for Agent and Lenders. This assignment, postponement and subordination shall only terminate when all of the Obligations are Paid in Full. Notwithstanding anything contained in this Section 15.09(d), absent the occurrence and continuation of an Event of Default, the Loan Parties shall not be prohibited from paying any amounts due and owing to any other Loan Party or any of their Subsidiaries, provided such payment is not otherwise expressly prohibited by this Agreement. Purchasing Lender, if it is not a Lender, shall deliver to Agent an administrative questionnaire in a form satisfactory to Agent.
(e)Each Loan Party acknowledges this assignment, postponement and subordination and, except as otherwise set forth herein, in the event that an Event of Default has occurred and is continuing, agrees to make no payments to any Guarantor without the prior written consent of Agent. Each Loan Party agrees to give full effect to the provisions hereof.
Section .Action Upon Event of Default
.
Upon the occurrence and during the continuance of any Event of Default, Agent may and upon written request of the Required Lenders shall, without notice to or demand upon any Loan Party, any Guarantor or any other Person, declare all or any portion of the Obligations of such Guarantor hereunder immediately due and payable, and shall be entitled to enforce the Obligations of each Guarantor. Upon such declaration by Agent, Agent, Lenders and any of their Affiliates are hereby authorized at any time and from time to time to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by Agent or Lenders to or for the credit or the account of any Guarantor against any and all of the Obligations of each Guarantor now or hereafter existing hereunder in accordance with the terms of this Agreement, whether or not Agent or Lenders shall have made any demand hereunder against any other Loan Party and although such Obligations may be contingent and unmatured. The rights of Agent and Lenders hereunder are in addition to other rights and remedies (including other rights of set-off) which Agent and Lenders may have. Upon such declaration by Agent, with respect to any claims (other than those claims referred to in the immediately preceding paragraph) of any Guarantor against any Loan Party (the “Claims”), Agent shall have the full right on the part of Agent in its own name or in the name of such Guarantor to collect and enforce such Claims by legal action, proof of debt in bankruptcy or other liquidation proceedings, vote in any proceeding for the arrangement of debts at any time proposed, or otherwise, Agent and each of its officers being hereby irrevocably constituted attorneys-in-fact for each Guarantor for the purpose of such enforcement and for the purpose of endorsing in the name of each Guarantor any instrument for the payment of money. Each Guarantor will receive as trustee for Agent and will pay to Agent forthwith upon receipt thereof any amounts which such Guarantor may receive from any Loan Party on account of the Claims. Each Guarantor agrees that at no time hereafter will any of the Claims be represented by any notes or other negotiable instruments or writings, except and in such event they shall either be made payable to Agent, or if payable to any Guarantor, shall forthwith be endorsed by such Guarantor to Agent. Each Guarantor agrees that no payment on account of the Claims or any Lien therein shall be created, received, accepted or retained during the continuance of any Event of Default nor shall any financing statement be filed with respect thereto by any Guarantor.
Section .Statute of Limitations
.
Any acknowledgment or new promise, whether by payment of principal or interest or otherwise and whether by any Loan Party or others (including any Lenders) with respect to any of the Obligations shall, if the statute of limitations in favor of any Guarantor against Agent or Lenders shall have commenced to run, toll the running of such statute of limitations and, if the period of such statute of limitations shall have expired, prevent the operation of such statute of limitations.
Section .Interest
.
All amounts due, owing and unpaid from time to time by any Guarantor hereunder shall bear interest at the Cash Interest Rate and the PIK Interest Rate per annum, as applicable, then chargeable with respect to Term Loans.
Section .Guarantor’s Investigation
.
Each Guarantor acknowledges receipt of a copy of each of this Agreement and the Other Documents. Each Guarantor has made an independent investigation of Loan Parties and of the financial condition of Loan Parties. Neither Agent nor any Lender has made, and Agent and Lenders do not hereby make, any representations or warranties as to the income, expense, operation, finances or any other matter or thing affecting any Loan Party nor has Agent or any Lender made any representations or warranties as to the amount or nature of the Obligations of any Loan Party to which this Section 15 applies as specifically herein set forth, nor has Agent or any Lender or any officer, agent or employee of Agent or any Lender or any representative thereof, made any other oral representations, agreements or commitments of any kind or nature, and each Guarantor hereby expressly acknowledges that no such representations or warranties have been made and such Guarantor expressly disclaims reliance on any such representations or warranties.
Section .Termination
.
Subject to reinstatement as provided in Section 15.08, the provisions of this Article XV shall remain in effect until all of Obligations have been Paid in Full.
Section .Extension of Guarantee
.
Without prejudice to the generality of this Article XV, each Guarantor expressly confirms that it intends that the guarantee provided in this Article XV shall extend from time to time to any (however fundamental) variation, increase, extension or addition of or to any of the provisions of this Agreement or any Other Document and/or any facility or amount made available hereunder or thereunder.
Section .Applicability to Borrower
.
Without limiting any of the Borrower’s obligations under this Agreement or any Other Document, the Borrower shall also be considered a Guarantor for purposes of this Article XV to the extent the Borrower is not directly and primarily obligated with respect to the Obligations.

Section .Limitations Regarding ECP Guarantors.
Each Guarantor that qualifies as an “eligible contract participant” under Section 723(a)(2) of the Dodd-Frank Wall Street Reform and Consumer Protection Act (each an “ECP Guarantor”) hereby jointly and severally, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to fulfill its obligations under this Agreement in respect of all Obligations at any time arising under Hedging Agreements (herein collectively referred to as “Hedge Obligations”); provided, that, each ECP Guarantor that, at the time the Hedge Obligations are incurred, has total assets in excess of $10,000,000 shall only be liable for the maximum amount of such liability that can be incurred without resulting in the obligations of such ECP Guarantor under this Section 15.17, as it relates to such Loan Party, being determined to be voidable under applicable law relating to fraudulent conveyance or fraudulent transfer by a final, non-appealable order of a court of competent jurisdiction, and not for any greater amount. The obligations of each ECP Guarantor under this Section 15.17 shall remain in full force and effect until the Obligations have been paid in full in accordance with the terms of this Agreement. Each ECP Guarantor intends that this Section 15.17 constitute, and this Section 15.17 shall be deemed to constitute, a “keepwell, support, other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v) (II) of the Commodity Exchange Act, provided, however, that notwithstanding anything to the contrary herein or in any Other Document, no amount received from any Guarantor shall be applied to any Excluded Hedging Obligations of such Guarantor.

ARTICLE XXXI
ARTICLE XXXIIMISCELLANEOUS.
Section .Governing Law; Consent to Jurisdiction; Etc
.
This Agreement shall be governed by and construed in accordance with the laws of the State of New York applied to contracts to be performed wholly within the State of New York, without regard to conflicts of laws principles. Any judicial proceeding brought by or against any Loan Party with respect to any of the Obligations, this Agreement or any Other Document may be brought in any court of competent jurisdiction located in the County and State of New York, United States of America, and, by execution and delivery of this Agreement, each Loan Party accepts for itself and in connection with its properties, generally and unconditionally, the non-exclusive jurisdiction of the aforesaid courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Each Loan Party hereby waives personal service of any and all process upon it and consents that all such service of process may be made by registered mail (return receipt requested) directed to Borrower at its address set forth in Section 16.06 and service so made shall be deemed completed five (5) days after the same shall have been so deposited in the mails of the United States of America, or, at Agent’s and/or any Lender’s option, by service upon Borrower which each Loan Party irrevocably appoints as such Loan Party’s agent for the purpose of accepting service within the State of New York. Nothing herein shall affect the right to serve process in any manner permitted by law or shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in the courts of any other jurisdiction. Each Loan Party waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Any judicial proceeding by any Loan Party against Agent or any Lender involving, directly or indirectly, any matter or claim in any way arising out of, related to or connected with this Agreement or any Other Document (except to the extent, if any, expressly provided otherwise in any Other Document), shall be brought only in a federal or state court located in the City of New York, State of New York.
Section .Entire Understanding; Amendments; Lender Replacements; Overadvances
.
(a)This Agreement and the Other Documents executed concurrently herewith or on or after the Closing Date contain the entire understanding between each Loan Party, Agent and each Lender and supersedes all prior agreements and understandings, if any, relating to the subject matter hereof or thereof. Any promises, representations, warranties or guarantees of Agent or any Lender to any Loan Party not herein contained or not contained in any Other Document executed on or after the Closing Date shall have no force and effect. Neither this Agreement nor any portion or provisions hereof may be changed, modified, amended, waived, supplemented, discharged, cancelled or terminated orally or by any course of dealing, or in any manner other than by an agreement in writing pursuant to clause (b) below. Any Default or Event of Default that occurs hereunder shall continue unless and until expressly waived in writing pursuant to clause (b) below. Each Loan Party acknowledges that it has been advised by counsel in connection with the execution of this Agreement and Other Documents and is not relying upon oral representations or statements inconsistent with the terms and provisions of this Agreement.
(b)Agent and the Required Lenders (or Agent with the consent in writing of the Required Lenders), and the Borrower may, subject to the provisions of this Section 16.02(b), from time to time enter into written amendments and supplemental agreements to this Agreement or the Other Documents executed by the Borrower, for the purpose of adding or deleting any provisions or otherwise changing, varying or waiving in any manner the rights of Lenders, Agent or Loan Parties hereunder or thereunder or the conditions, provisions or terms hereof or thereof or waiving any Default or Event of Default hereunder or thereunder, but only to the extent specified in such written agreements; provided, however, that, no such amendment or supplemental agreement shall:
(i)Except pursuant to Section 2.11, increase the Term Commitment of any Lender without the consent of Agent and the affected Lender;
(ii)extend the Term or the final scheduled maturity of any Term Loans or the due date for any amount payable hereunder, or decrease the rate of interest (other than the waiver of any default rate), reduce the principal amount of any outstanding Term Loans, or reduce any scheduled (as opposed to mandatory prepayment) principal payment or fee payable by the Borrower to Agent or a Lender pursuant to this Agreement or any Other Document, without the consent of Agent and each such Lender directly affected thereby;
(iii)alter the definition of the term Required Lenders or alter, amend or modify this Section 16.02(b) without the consent of Agent and all Lenders;
(iv)release all or a substantial portion of the Collateral without the consent of Agent and all Lenders;
(v)change the rights, duties, obligations, privileges, protections, immunities or indemnities of Agent without the consent of Agent;
(vi)release of any Loan Party from its Obligations hereunder, except in accordance with the terms of this Agreement;
(vii)subordinate the priority of the Liens in the Collateral in favor of Agent, for the benefit of Secured Parties, to any Liens therein held by any other Person; or
(viii)alter the priority of allocation of payments and proceeds of Collateral provided for in Section 11.02(b) without the consent of all Lenders adversely affected thereby (it being understood that any alteration of Section 11.02(b) to elevate the priority of the Obligations in respect of the November 2018 Bridge Term Loans shall require the consent of each Lender in respect of the Initial Term Loans and the November 2018 Add-On Term Loans).
Any such amendment or supplemental agreement shall apply equally to each Lender and shall be binding upon Loan Parties, Lenders and Agent and all future holders of the Obligations. In the case of any waiver of a Default or Event of Default pursuant to a waiver provided in accordance with the above provisions of this Section 16.02(b), Loan Parties, Agent and Lenders shall be restored to their former positions and rights, and any Default or Event of Default waived shall be deemed to be cured and not continuing, but no waiver of a specific Default or Event of Default shall extend to any other Default or Event of Default or any subsequent Default or Event of Default (whether or not the subsequent Default or Event of Default is the same as the Default or Event of Default which was waived), or impair any right consequent thereon.
Notwithstanding anything to the contrary in this Section 16.02, Borrower may amend this Agreement to add Incremental Term Loans and Incremental Term Commitments pursuant to Section 2.11 and to permit extensions of credit thereunder and accrued interest and fees in respect thereof.
(c)In the event that (i) Agent requests the consent of a Lender pursuant to this Section 16.02 and such consent is denied, (ii) a Lender is a Defaulting Lender, (iii) a Lender is an Impacted Lender or (iv) a Lender is a Prior Defaulting/Impacted Lender, then, in each case, Agent may, at its option, require such Lender to assign its Term Loans and Term Commitments to Agent or to another Lender or to any other Person designated by Agent (a “Designated Lender”), for a price equal to the then outstanding principal amount of all Term Loans held by such Lender plus accrued and unpaid interest and fees owing to such Lender, which interest and fees shall be paid when, and if, collected from the Borrower. In the event Agent elects to require any Lender to assign such Lender’s Term Loans and Term Commitments to Agent or to a Designated Lender, Agent will so notify such Lender in writing within one hundred and eighty (180) days following such Lender’s denial (or with respect to clauses (ii), (iii) or (iv)) above, during the time that such Lender is a Defaulting Lender, an Impacted Lender or a Prior Defaulting/Impacted Lender, as applicable, or within one hundred and eighty (180) days thereafter, and such Lender will assign its interest to Agent or the Designated Lender no later than five (5) days following receipt of such notice pursuant to a Commitment Transfer Supplement executed by such Lender (or Agent on behalf of such Lender if such Lender refuses to execute such Commitment Transfer Supplement within such time period; and each Lender hereby irrevocable authorizes Agent to so execute such a Commitment Transfer Supplement on its behalf), Agent or the Designated Lender, as appropriate, and Agent (if Agent is not the Designated Lender).
Section .Successors and Assigns; Participations; New Lenders; Taxes; Syndication
.
(a)This Agreement and the Other Documents shall be binding upon and inure to the benefit of each Loan Party, Agent, each Lender, all future holders of the Obligations and their respective successors and assigns; except, that, no Loan Party may assign or transfer any of its rights or obligations under this Agreement or any Other Document (other than pursuant to a merger or consolidation of Loan Parties permitted hereunder) without the prior written consent of Agent and each Lender.
(b)Each Loan Party acknowledges that one or more Lenders may at any time and from time to time sell participating interests in the Term Loans to other Persons (each such transferee or purchaser of a participating interest, a “Transferee”). Borrower agrees that each Transferee shall be entitled to the benefits of Sections 3.05, 3.06 and 3.07 (subject to the requirements and limitations therein, and under Section 16.03(f) (it being understood that the documentation required under Section 16.03(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (c) of this Section; provided that such Transferee (A) agrees to be subject to the provisions of Section 3.05 as if it were an assignee under paragraph (c) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 3.05 or 3.07, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Tax Law that occurs after the Transferee acquired the applicable participation. Each Transferee may exercise all rights of payment (including without limitation rights of set-off) with respect to the portion of such Term Loans held by it or other Obligations payable hereunder as fully as if such Transferee were the direct holder thereof; provided, that, Loan Parties shall not be required to pay to any Transferee more than the amount which it would have been required to pay to the Lender which granted an interest in its Term Loans or other Obligations payable hereunder to such Transferee, had such Lender retained such interest in the Term Loans hereunder or other Obligations payable hereunder, and in no event shall Loan Parties be required to pay any such amount arising from the same circumstances and with respect to the same Term Loans or other Obligations payable hereunder to both such Lender and such Transferee. Transferee’s rights under Section 16.02 shall be limited to those items in Section 16.02(b) which require consent of each Lender or each directly affected Lender, as applicable. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Transferee and the principal amounts (and stated interest) of each Transferee’s interest in the Term Loans hereunder or other Obligations payable hereunder (the “Transferee Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Transferee Register (including the identity of any Transferee or any information relating to a Transferee’s interest in any commitments, loans, letters of credit or its other obligations under any of the Obligations) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Transferee Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Transferee Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Agent (in its capacity as Agent) shall have no responsibility for maintaining a Transferee Register. Each Loan Party hereby grants to Agent, for the ratable benefit of each Secured Party, a continuing Lien in any deposits, moneys or other property actually or constructively held by such Transferee as security for the Transferee’s interest in the Term Loans. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any Transferee and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.
(c)Any Lender may sell, assign or transfer all or any part of its Term Loans and Term Commitments (and related rights and obligations under this Agreement and the Other Documents) to Qualified Assignees (each a “Purchasing Lender”), in minimum amounts (unless otherwise consented to by the Required Lenders and the Borrower) of not less than $1,000,000 (except such minimum amount shall not apply to (i) a sale, assignment or transfer by any Lender to an Affiliate or Approved Fund of such Lender, to any other Lender, or to an Affiliate or Approved Fund of any other Lender, (ii) a sale, assignment, or transfer by a group of Lenders to a group of new Lenders, each of which is an Affiliate or Approved Fund of each other to the extent that the aggregate amount to be assigned by all such Lenders or to all such new Lenders is at least $1,000,000 or (ii) a sale, assignment or transfer by any Lender of all of its Term Commitments and all of its Term Loans of such transferor Lender), pursuant to a Commitment Transfer Supplement, executed by a Purchasing Lender, the transferor Lender, and Agent and delivered to Agent for recording. Upon such execution, delivery, acceptance and recording, from and after the transfer effective date determined pursuant to such Commitment Transfer Supplement, (A) Purchasing Lender thereunder shall be a party to this Agreement and the Other Documents as a Lender and, to the extent transferred pursuant to such Commitment Transfer Supplement, have Term Commitments and outstanding Term Loans, and (B) the transferor Lender thereunder shall, to the extent its Term Loans and Term Commitments have been transferred pursuant to such Commitment Transfer Supplement, be released from its obligations under this Agreement and the Other Documents. Such Commitment Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Purchasing Lender as a Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the Term Loans and Term Commitments of such transferor Lender under this Agreement and the Other Documents. Loan Parties hereby consent to the addition of such Purchasing Lender as a Lender and the resulting adjustment of the Commitment Percentages arising from the purchase by such Purchasing Lender of all or a portion of the Term Loans and Term Commitments of such transferor Lender. Loan Parties shall execute and deliver such further documents and do such further acts and things in order to effectuate the foregoing. Notwithstanding the foregoing, any Lender may assign all or any portion of the Term Loans or Term Notes held by it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank; provided, that, any payment in respect of such assigned Term Loans or Term Notes made by the Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrower’s obligations hereunder in respect to such assigned Term Loans or Term Notes to the extent of such payment. No such assignment described in the immediately preceding sentence shall release the assigning Lender from its obligations hereunder.
(d)Agent, acting solely in this situation as a non-fiduciary agent of the Borrower, shall maintain at its address a copy of each Commitment Transfer Supplement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Term Loans owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and Loan Parties, Agent and Lenders may treat each Person whose name is recorded in the Register as the owner of the Term Loan recorded therein for the purposes of this Agreement. The Register shall be available for inspection by Loan Parties or any Lender at any reasonable time and from time to time upon reasonable prior notice. Agent shall receive a fee in the amount of $3,500 payable by the applicable Purchasing Lender upon the effective date of each transfer or assignment to such Purchasing Lender.
(e)Loan Parties authorize each Lender to disclose to any Transferee or Purchasing Lender and any prospective Transferee or Purchasing Lender (who agrees in writing or through electronic media to treat the information as confidential and use it solely in connection with a proposed transfer under this Section 16.03) any and all financial and other information in such Lender’s possession concerning Loan Parties which has been delivered to Agent or such Lender by or on behalf of Loan Parties pursuant to this Agreement or in connection with Agent’s or such Lender’s credit evaluation of Loan Parties.
(f)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Obligation shall deliver to the Borrower and the Agent, at the time or times reasonably requested by the Borrower or the Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Agent as will enable the

Borrower or the Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 16.03(f)(i)(A), (i)(B) and (i)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(i)Without limiting the generality of the foregoing,

(A)any Lender that is a US Person shall deliver to the Borrower and the Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), whichever of the following is applicable:

(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Obligation, executed copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Obligation, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “US Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a US Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a US Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;

(C) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Obligation would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Agent as may be necessary for the Borrower and the Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Agent in writing of its legal inability to do so.
Section .Application of Payments
.
Agent shall have the continuing and exclusive right to apply or reverse and re-apply any payment and any and all proceeds of Collateral to any portion of the Obligations. To the extent that any Loan Party makes a payment or Agent or any Lender receives any payment or proceeds of the Collateral for any Loan Party’s benefit, which are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other party under any bankruptcy law, common law or equitable cause, then, to such extent, the Obligations or part thereof intended to be satisfied shall be revived and continue as if such payment or proceeds had not been received by Agent or such Lender.
Section .Indemnity/Currency Indemnity
.
(a)Each Loan Party shall indemnify Agent, each Lender and each of their respective officers, directors, Affiliates, employees, representatives and agents (each, an “Indemnitee”) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including, without limitation, fees and disbursements of counsel) arising from any action, litigation, proceeding, dispute or investigation which may be imposed on, incurred by, or asserted against Agent or any Lender in any litigation, proceeding, dispute or investigation instituted or conducted by any Governmental Body or any other Person with respect to any aspect of, or any transaction contemplated by, or referred to in, or any matter related to, this Agreement or the Other Documents, whether or not Agent or any Lender is a party thereto, except that no Indemnitee shall be entitled to indemnification hereunder to the extent that any of the foregoing arises out of the gross (not mere) negligence or willful misconduct of such Indemnitee as determined pursuant to a final, non-appealable order of a court of competent jurisdiction. Upon learning of any matter described above for which any Indemnitee may want to seek indemnity from any Loan Party, such Indemnitee shall promptly notify each Loan Party of such matter; provided, that, the failure to do so shall not in any manner limit, impair or affect the Loan Parties’ indemnification obligations hereunder. Nothing contained herein or in any Other Document shall prohibit any Loan Party from seeking contribution or indemnity from any Person other than Agent or a Lender.
(b)If for the purposes of obtaining or enforcing judgment in any court in any jurisdiction with respect to this Agreement or any Other Document, it becomes necessary to convert into the currency of such jurisdiction (the “Judgment Currency”) any amount due under this Agreement or under any Other Document in any currency other than the Judgment Currency (the “Currency Due”) (including any Currency Due for the purposes of Section 2.04) then, to the extent permitted by law, conversion shall be made at the exchange rate selected by Agent on the Business Day before the day on which judgment is given (or for the purposes of Section 2.04 on the Business Day on which the payment was received by the Agent). In the event that there is a change in such exchange rate between the Business Day before the day on which the judgment is given and the date of receipt by the Agent of the amount due, Borrower shall to the extent permitted by law, on the date of receipt by Agent, pay such additional amounts, if any, or be entitled to receive reimbursement of such amount, if any, as may be necessary to ensure that the amount received by Agent on such date is the amount in the Judgment Currency which (when converted at such exchange rate on the date of receipt by Agent in accordance with normal banking procedures in the relevant jurisdiction) is the amount then due under this Agreement or such Other Document in the Currency Due. If the amount of the Currency Due (including any Currency Due for purposes of Section 2.04) which the Agent is so able to purchase is less than the amount of the Currency Due (including any Currency Due for purposes of Section 2.04) originally due to it, Borrower shall to the extent permitted by law jointly and severally indemnify and save Agent and Lenders harmless from and against loss or damage arising as a result of such deficiency.
Section .Notice
.
Any notice or request required to be given hereunder to any Loan Party or to Agent or any Lender shall be in writing (except as expressly provided herein) at their respective addresses set forth below or at such other address as may hereafter be specified in a notice designated as a notice of change of address under this Section 16.06. Any notice or request required to be given hereunder shall be given by (a) email, (b) hand delivery, (c) overnight courier, (d) registered or certified mail, return receipt requested, or (e) facsimile to the number set out below (or such other number as may hereafter be specified in a notice designated as a notice of change of address) with electronic confirmation of its receipt. Any notice or request required to be given hereunder shall be deemed given on the earlier of (i) actual receipt thereof, and (ii) (A) one Business Day following posting thereof by a recognized overnight courier, (B) three (3) days following posting thereof by registered or certified mail, return receipt requested, or (C) upon the sending thereof when sent by email or facsimile with electronic confirmation of its receipt, in each case addressed to each party at its address set forth below or at such other address as has been furnished in writing by a party to the other by like notice:

If to Agent at:
Wilmington Trust, National Association
50 South Sixth Street, Suite 1290
Minneapolis, MN 55402
Attention: Forbes Energy Loan Administrator
Telephone: (302) 636-6505
Facsimile: (302) 636-4117
email: aclendaniel@wilmingtontrust.com

With a copy to: Covington & Burling LLP The New York Times Building 620 Eighth Avenue New York, NY 10018 Telephone: (212) 841-1220 Facsimile: (646) 441-9220 email: rhewitt@cov.com
If to a Lender, as specified on the signature pages hereof or in the applicable Commitment Transfer Supplement.
If to the Borrower or any Loan Party:	c/o Forbes Energy Services LLC 3000 South Business Hwy 281 South Alice, Texas 78332 Attention: L. Melvin Cooper Telephone: 361-664-0549 Facsimile: 361-664-0599 email: mcooper@forbesenergyservices.com
With a copy to:	c/o Forbes Energy Services LLC 3000 South Business Hwy 281 South Alice, Texas 78332 Attention: John E. Crisp Telephone: 361-664-0549 Facsimile: 361-664-0599 email: jecrisp@txen.com

Section .Survival
.
The obligations of Loan Parties under Sections 14.07, 16.05 and 16.10 shall survive termination of this Agreement and the Other Documents and Payment in Full of the Obligations.
Section .Postponement of Subrogation, Etc. Rights
.
Except as otherwise provided herein, each Loan Party expressly agrees not to exercise, until Payment in Full of all of the Obligations, any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution of any other claim which such Loan Party may now or hereafter have against the other Loan Parties or other Person directly or contingently liable for the Obligations hereunder, or against or with respect to the other Loan Parties’ property (including, without limitation, any property which is Collateral for the Obligations), arising from the existence or performance of this Agreement.

Section .Severability
.
If any part of this Agreement is contrary to, prohibited by, or deemed invalid under applicable laws or regulations, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder hereof shall not be invalidated thereby and shall be given effect so far as possible.
Section .Expenses
.
The Borrower shall reimburse Agent and Lenders for all costs and expenses (including without limitation, travel expenses) paid or incurred by Agent and Lenders in connection with this Agreement and the Other Documents, including, without limitation:
(a)reasonable attorneys’ fees and disbursements incurred by one principal outside counsel and one local counsel in each relevant jurisdiction retained by Agent and one principal outside counsel and one local counsel in each relevant jurisdiction retained by Lenders in connection with (i) the administration of this Agreement and the Other Documents, including, without limitation, the preparation, negotiation, execution and delivery of any amendment or waiver with respect thereto, and (ii) during the continuance of a Default or Event of Default, (A) in all efforts made to enforce payment of any Obligations or collection of or other realization upon any Collateral, (B) in defending or prosecuting any actions or proceedings arising out of or relating to this Agreement and the Other Documents, (C) in connection with the enforcement of this Agreement or any Other Document, and (D) in enforcing Agent’s security interest in or Lien on any of the Collateral, whether through judicial proceedings or otherwise;
(b)attorneys’ fees and expenses, fees and expenses of financial accountants, advisors, consultants, appraisers and other professionals incurred by Agent and Lenders and other costs and expenses incurred by Agent and Lenders (i) in connection with the preparing, negotiating, entering into, performing or syndicating this Agreement and/or the Other Documents, any amendment, waiver, consent or other modification with respect thereto and the administration, work-out or enforcement of this Agreement and the Other Documents (which expenses incurred or paid pursuant to this clause (i) shall be reasonable), (ii) in instituting, maintaining, preserving and foreclosing on Liens on any of the Collateral, whether through judicial proceedings or otherwise, (iii) in connection with any advice given to Agent or Lenders with respect to its rights and obligations under this Agreement and all Other Documents or (iv) that Agent or Lenders reasonably deem necessary or appropriate for the performance and fulfillment of its functions, powers, and obligations pursuant to this Agreement and the Other Documents; and
(c)reasonable fees and disbursements incurred by Agent and Lenders in connection with (i) or any appraisals of Collateral, field examinations, collateral analysis or monitoring or other business analysis conducted by outside Persons in connection with this Agreement and the Other Documents (it being understood that Borrower shall be responsible for the costs and expenses thereof to the extent provided in Section 4.09 above), and (ii) the Person at any time retained by Agent to perfect Agent’s Lien upon any Well Services Equipment consisting of titled motor vehicles.
Section .Injunctive Relief
.
Each Loan Party recognizes that, in the event any Loan Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy at law may prove to be inadequate relief to Agent and the Lenders; therefore, Agent, if Agent so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving that actual damages are not an adequate remedy.
Section .Consequential Damages
.
None of Agent, any Lender, nor any agent or attorney for any of them, shall be liable to any Loan Party for special, punitive, exemplary, indirect or consequential damages arising from any breach of contract, tort or other wrong relating to the establishment, administration or collection of the Obligations.

Section .Captions
.
The captions at various places in this Agreement are intended for convenience only and do not constitute and shall not be interpreted as part of this Agreement.
Section .Counterparts; Facsimile or Emailed Signatures
.
This Agreement may be executed in any number of and by different parties hereto on separate counterparts, all of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or email transmission shall be deemed to be an original signature hereto.
Section .Construction
.
The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.
Section .Confidentiality; Sharing Information
.
(a)Agent, each Lender and each Transferee shall hold all non-public information designated as confidential and obtained by Agent, such Lender or such Transferee pursuant to the requirements of this Agreement in accordance with Agent’s, such Lender’s and such Transferee’s customary procedures for handling confidential information of this nature; provided, however, that, Agent, each Lender and each Transferee may disclose such confidential information (i) to its examiners, affiliates, outside auditors, counsel and other professional advisors, (ii) to Agent, any Lender or to any prospective Transferees and Purchasing Lenders (who agrees in writing or through electronic media to treat the information as confidential and use it solely in connection with a proposed transfer under Section 16.03), (iii) that ceases to be non-public information through no fault of Agent or any Lender, (iv) as required or requested by any Governmental Body or representative thereof or pursuant to legal process, and (v) in response to any trade credit inquiry with respect to Loan Parties if the Person making such inquiry is so doing at a Loan Party’s request; provided further, that, (A) unless specifically prohibited by applicable law or court order, Agent, each Lender and each Transferee shall use reasonable efforts prior to disclosure thereof, to notify Borrower of the applicable request for disclosure of such non-public information (1) by a Governmental Body or representative thereof (other than any such request in connection with an examination of the financial condition of Agent, a Lender or a Transferee by such Governmental Body) or (2) pursuant to legal process, and (B) in no event shall Agent, any Lender or any Transferee be obligated to return any materials furnished by any Loan Party other than those documents and instruments in possession of Agent or any Lender constituting possessory Collateral once all of the Obligations have been Paid in Full.
(b)Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to such Loan Party or one or more of its Affiliates (in connection with this Agreement or otherwise) by Agent, any Lender or by one or more Subsidiaries or Affiliates of Agent or such Lender and each Loan Party hereby authorizes Agent and each Lender to share any information delivered to Agent or such Lender by such Loan Party and its Subsidiaries pursuant to this Agreement, or in connection with the decision of Agent or such Lender to enter into this Agreement, to any such Subsidiary or Affiliate of Agent or such Lender, it being understood that any such Subsidiary or Affiliate of Agent or any Lender receiving such information shall be bound by the provision of this Section 16.16 as if it were a Lender hereunder. Such authorization shall survive the repayment of the Obligations and the termination of this Agreement.
Section .Publicity
.

Each Loan Party hereby authorizes Agent to make appropriate announcements of the financial arrangement entered into among Loan Parties, Agent and Lenders, including, without limitation, announcements which are commonly known as tombstones, in such publications and to such selected parties as Agent shall in its sole and absolute discretion deem appropriate. In addition, each Loan Party authorizes Agent to include each Loan Party’s name and logo in select transaction profiles and client testimonials prepared by Agent for use in publications, company brochures and other marketing materials of Agent. Subject to Agent’s prior written approval (which shall not be unreasonably withheld or delayed), Loan Parties shall have the right to make appropriate announcements of the financial arrangement entered into among Loan Parties, Agent and Lenders in such publications and to such selected parties as Loan Parties deem appropriate; except, that, the Loan Parties shall have the right to make any disclosure required by law or by applicable SEC regulations without any requirement to obtain prior written approval.
Section .Patriot Act Notice
.
Each Lender and Agent subject to the USA Patriot Act of 2001 (31 U.S.C. 5318 et seq.) hereby notifies Loan Parties that, pursuant to Section 326 thereof, it is required to obtain, verify and record information that identifies Loan Parties, including the name and address of each Loan Party and other information allowing such Lender and Agent to identify Loan Parties in accordance with such act..
Section .Acknowledgement and Consent to Bail-In of EEA Financial Institutions
.
Notwithstanding anything to the contrary herein or in any Other Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising hereunder or under any Other Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by: (a) the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and (b) the effects of any Bail-In Action on any such liability, including, if applicable: (i) a reduction in full or in part or cancellation of any such liability; (ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Other Document; or (iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any EEA Resolution Authority.

Section .	Borrower Materials
.
Borrower hereby acknowledges that (a) Agent may make available to the Lenders materials and/or information provided by or on behalf of Borrower and the Guarantors hereunder (collectively, the “Borrower Materials”) by posting the Borrower Materials on Intralinks or another similar electronic system (the “Platform”) and (b) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower, the Guarantors, or their securities or subsidiaries) (each, a “Public Lender”). Borrower hereby agrees that (w) all Borrower Materials that are to be made available to Public Lenders shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” Borrower shall be deemed to have authorized Agent and the Lenders to treat such Borrower Materials as not containing any material non-public information with respect to the Borrower, the Guarantors, or their securities or subsidiaries for purposes of United States federal and state securities laws (provided, however, that to the extent such Borrower Materials constitute confidential information, they shall be treated as set forth in Section 16.16); (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated as “Public Investor;” and (z) Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor.” Notwithstanding the foregoing, the following Borrower Materials shall be deemed to be marked “PUBLIC”, unless Borrower notifies Agent promptly prior to their intended distribution that any such document contains material non-public information: (1) this Agreement and the Other Documents and (2) notification of changes in the terms of the Term Loans.

Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States Federal and state securities laws, to make reference to all Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower, the Guarantors, any Parent or their securities and subsidiaries for purposes of United States Federal or state securities laws.
The Platform is provided “as is” and “as available.” Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD ARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM. The Lenders acknowledge that Borrower Materials may include material non-public information of the Loan Parties and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Loan Party’s securities. None of Agent or any related Person thereof shall have any liability to the Loan Parties, the Lenders or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform.

Section .	Intercreditor Agreement
.
Agent and each Lender hereunder, by its acceptance of the benefits of the security provided hereby, (a) consents (or is deemed to consent), to the subordination of Liens provided for in the Intercreditor Agreement, (b) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) acknowledges (or is deemed to acknowledge) that a copy of the Intercreditor Agreement was delivered, or made available, to it and (iv) authorizes and instructs Agent to enter into the Intercreditor Agreement as Agent on behalf of each Lender. Notwithstanding anything to the contrary herein, Agent and each Lender hereby agrees that the terms, conditions and provisions contained in this Agreement are subject to the Intercreditor Agreement and, in the event of a conflict between the terms of the Intercreditor Agreement and this Agreement, the terms of the Intercreditor Agreement shall govern and control.
[Signature pages follow]

Each of the parties has signed this Agreement as of the day and year first above written.

BORROWER:
FORBES ENERGY SERVICES LLC By: Name: Title:

GUARANTORS:
FORBES ENERGY SERVICES LTD. By: Name: Title:
FORBES ENERGY INTERNATIONAL, LLC By: Name: Title:
TX ENERGY SERVICES, LLC By: Name: Title:
C.C. FORBES, LLC By: Name: Title:

AGENT:
WILMINGTON TRUST, NATIONAL ASSOCIATION By: Name: Title:

LENDERS:
[Lender] By: Name: Title:

Exhibit B

Execution Version

LIMITED CONSENT
This LIMITED CONSENT (this “Consent”), dated as of May 28, 2019 but effective as of May 1, 2019 (the “Effective Date”), is made and entered into by and among REGIONS BANK, in its capacity as ABL Agent (together with its successors and assigns, the “ABL Agent”), WILMINGTON TRUST, NATIONAL ASSOCIATION, in its capacity as Term Loan Agent (together with its successors and assigns, the “Term Loan Agent”), and the Obligors (as defined below).
RECITALS:
WHEREAS, the ABL Agent, Term Loan Agent and FORBES ENERGY SERVICES LTD., a Delaware corporation, FORBES ENERGY SERVICES LLC, a Delaware limited liability company, FORBES ENERGY INTERNATIONAL, LLC, a Delaware limited liability company, TX ENERGY SERVICES, LLC, a Delaware limited liability company, C.C. FORBES, LLC, a Delaware limited liability company and CRETIC ENERGY SERVICES, LLC, a Delaware limited liability company (collectively, the “Obligors”), entered into that certain Intercreditor Agreement, dated as of November 16, 2018;
WHEREAS, on May 13, 2019, Borrowers made a prepayment of the Term Loan Debt in an aggregate amount of Five Million Thirty One Thousand Two Hundred Fifty and 00/100 Dollars ($5,031,250.00) which amount consisted of Five Million and 00/100 Dollars ($5,000,000) of principal and Thirty One Thousand Two Hundred Fifty and 00/100 Dollars ($31,250.00) of interest (the “2019 Initial Term Loan Debt Prepayment”);
WHEREAS, at the time the 2019 Initial Term Loan Debt Prepayment was made, there was principal outstanding with respect to the Revolving Loans (as defined in the ABL Loan Agreement);
NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein and for other good and valuable consideration, the mutuality, receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby consent and agree as follows:
Section 1.Definitions. All capitalized terms not defined herein shall have the meanings given to such terms in the Intercreditor Agreement.
Section 2.Limited Consent. Effective as of the Effective Date, the parties hereto (a) consent to the 2019 Initial Term Loan Debt Prepayment and (b) agree that the 2019 Initial Term Loan Debt Prepayment shall be deemed a Permitted Term Loan Debt Payment in connection with the Intercreditor Agreement as though originally part of the definition of Permitted Term Loan Debt Payment. Nothing in this Consent shall be deemed to consent to any deviation from the terms of the Intercreditor Agreement, except for the 2019 Initial Term Loan Debt Prepayment. The parties hereto understand and agree that (i) the 2019 Initial Term Loan Debt Prepayment is not a usage of clause (iv) of the definition of Permitted Term Loan Debt Payment and (ii) as of the date hereof, the Obligors have not made a Permitted Term Loan Debt Payment pursuant to clause (iv) thereof during the Fiscal Year (as defined in the ABL Loan Agreement) ending December 31, 2019.
Section 3.Reaffirmation. Except as expressly provided in this Consent, (a) the Intercreditor Agreement shall continue in full force and effect, and (b) the terms and conditions of the Intercreditor Agreement are expressly incorporated herein and ratified and confirmed in all respects.
Section 4.Miscellaneous.
1.This Consent constitutes the entire agreement among the parties hereto with respect to the subject matter hereof. Neither this Consent nor any provision hereof may be changed, waived, discharged, modified or terminated orally, but only by an instrument in writing signed by the parties required to be a party thereto pursuant to the Intercreditor Agreement.

2.This Consent, may be executed by a handwritten signature, by use of an electronic signature or by a signatory’s adoption of any marking (including, without limitation, by inserting the electronic text of the name of a signatory that has been inserted or appended to a document by or on behalf of such signatory) as the signature of such signatory (which adoption may be confirmed by an email exchange with the signatory, and such confirmation shall be conclusive evidence of such adoption for all purposes) and executed in any number of counterparts (including by facsimile or as a .pdf attachment), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement. The parties agree that each and every electronic signature or other marking adopted as a signature of, by or on behalf of a Person (including any signatory for such Person) are the same, and shall be deemed to be same, as handwritten signatures for all purposes of this Consent, including, without limitation, for purposes of the validity, enforceability and admissibility of this Consent.
3.THIS CONSENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS CONSENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE INTERCREDITOR AGREEMENT AND SHALL BE SUBJECT TO ANY WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE INTERCREDITOR AGREEMENT.
[Signature Pages Follow]

[Signature Page to Limited Consent (Intercreditor Agreement)]

IN WITNESS WHEREOF, the parties hereto have caused this Consent to be duly executed by their respective authorized officers as of the day and year first written above.

ABL AGENT:
REGIONS BANK

By:     _______________________________________
Name:     Kevin Padgett
Its:     Managing Director

TERM LOAN AGENT:
WILMINGTON TRUST, NATIONAL ASSOCIATION

By:     _______________________________________
Name:     Alisha Clendaniel
Its:     Assistant Vice President

OBLIGORS:

FORBES ENERGY SERVICES LTD.

By:     _______________________________________
Name:     L. Melvin Cooper
Title:     Senior Vice President, Chief Financial Officer
and Assistance Secretary
FORBES ENERGY SERVICES LLC

By:     _______________________________________
Name:     L. Melvin Cooper
Title:     Senior Vice President, Chief Financial Officer
and Assistance Secretary
FORBES ENERGY INTERNATIONAL, LLC

By:     _______________________________________
Name:     L. Melvin Cooper
Title:     Senior Vice President, Chief Financial Officer
and Assistance Secretary
TX ENERGY SERVICES, LLC

By:     _______________________________________
Name:     L. Melvin Cooper
Title:     Senior Vice President, Chief Financial Officer
and Assistance Secretary
C.C. FORBES, LLC

By:     _______________________________________
Name:     L. Melvin Cooper
Title:     Senior Vice President, Chief Financial Officer
and Assistance Secretary
CRETIC ENERGY SERVICES, LLC

By:     _______________________________________
Name:     L. Melvin Cooper
Title:     Senior Vice President, Chief Financial Officer
and Assistance Secretary